EXHIBIT 13.3

Combined consolidated financial statements
as of March 31, 2022 and for the three years ended March 31, 2022 and Independent auditor’s report

1

2

Report of Independent Auditors

To

The Board of Directors and Shareholders of

Raízen S.A.

Opinion

We have audited the combined consolidated financial statements of Raízen S.A. (the “Company”), which comprise the consolidated and combined consolidated statements of financial position as of March 31, 2022 and 2021, respectively, and the related combined consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended, and the related notes (collectively referred to as the “combined consolidated financial statements”).

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the consolidated and combined financial position of the Company at March 31, 2022 and 2021, respectively, and the combined results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of preparation and presentation of the combined consolidated financial statements and restriction on distribution or use

We draw attention to Note 2.1 to the combined consolidated financial statements, which describes the basis of preparation and presentation of combined consolidated financial statements. The combined consolidated financial statements have been prepared for the purpose of allowing the shareholders and management of Raízen S.A. to assess the combined consolidated financial position of Raízen S.A. as of March 31, 2021, and its combined consolidated financial performance for the years ended on March 31, 2022 and 2021. Consequently, the combined consolidated financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

3

Responsibilities of Management for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young Auditores Independentes S.S.

São Paulo, Brazil

September 27, 2022

4

KPMG Auditores Independentes Ltda.

Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A

04711-904 - São Paulo/SP - Brasil

Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil

Telefone +55 (11) 3940-1500

kpmg.com.br

Independent auditor’s report on the

combined consolidated financial statements

To

The Board of Directors and Shareholders of
Raízen Energia S.A. and Raízen Combustíveis S.A.:

Report on the Combined Consolidated Financial Statements

We have audited the accompanying combined consolidated financial statements of Raízen Energia S.A. and Raízen Combustíveis S.A. (“Raízen Group”), which comprise the combined consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended March 31, 2020, and the related notes to the combined consolidated financial statements (collectively referred, the combined consolidated financial statements).

Management’s Responsibility for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements.

5

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Raizen Group for the  year ended March 31, 2020 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter

We draw your attention to Notes 1.1 and 2.1 to the combined consolidated financial statements of Raízen Group, which describes the basis of preparation and presentation of these combined consolidated financial statements. These combined consolidated financial statements do not necessarily represent the financial performance or related cash flows that would have been obtained if the Raízen Group had operated as a single legal entity during the period. The combined consolidated financial statements were prepared to present the financial performance and cash flows of the entities under common indirect joint control of Cosan S.A. and Royal Dutch Shell and, therefore, may not be useful for other purposes. Our opinion is not modified with respect to this matter.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, SP
June 22, 2020

6

Raízen S.A.

Combined consolidated statement of financial position as of March 31, 2022 and 2021

In thousands of Reais - R$

	Note	2022	2021
Assets
Current assets
Cash and cash equivalents	3	8,234,568	6,512,805
Securities	4	87,529	134,940
Restricted cash	5	2,279,632	1,065,183
Derivative financial instruments	28	5,409,266	3,248,855
Trade accounts receivable	6.a	6,271,015	3,860,577
Inventories	7	9,931,945	5,617,048
Biological assets	8	3,913,957	1,353,185
Recoverable income tax and social contribution	18.b	605,854	346,563
Recoverable taxes	9	3,325,080	2,540,396
Advances to suppliers	15.b	4,215,961	346,237
Dividends receivable		4,287	3,884
Related parties	10.a	975,556	783,362
Assets from contracts with clients	11	555,612	475,045
Other receivables		1,235,078	326,327
Total current assets		47,045,340	26,614,407

Non-current assets
Trade accounts receivable	6.a	366,823	372,565
Derivative financial instruments	28	2,082,299	3,264,107
Recoverable income tax and social contribution	18.b	71,818	326,033
Recoverable taxes	9	2,091,851	1,428,342
Advances to suppliers	15.b	190,506	138,001
Related parties	10.a	1,110,082	1,273,403
Deferred income tax and social contribution	18.d	3,163,593	2,412,174
Judicial deposits	19	723,460	521,627
Assets from contracts with clients	11	2,530,981	2,255,452
Other receivables		547,826	495,003
Investments	12	1,354,419	1,317,291
Property, plant and equipment	13	22,264,852	17,726,612
Intangible assets	14	6,020,859	3,154,712
Rights of use asset	16.a	10,779,635	5,745,627
Total non-current assets		53,299,004	40,430,949
Total assets		100,344,344	67,045,356

See the accompanying notes to the combined consolidated financial statements.

7

Raízen S.A.

Combined consolidated statement of financial position as of March 31, 2022 and 2021

In thousands of Reais – R$

(Continued)

	Note	2022	2021
Liabilities
Current liabilities
Suppliers	15.a	19,059,514	10,911,172
Lease liabilities	16.b	2,417,813	1,150,239
Loans and financing	17	1,565,260	2,222,350
Related parties	10.a	1,746,606	1,509,070
Derivative financial instruments	28	7,174,053	4,105,942
Payroll and related charges payable		1,090,396	655,921
Income tax and social contribution payable	18.c	160,666	234,909
Taxes payable		775,748	539,485
Dividends and interest on own capital payable	21.b	269,662	208,178
Advances from clients	6.b	4,796,239	471,042
Other liabilities		1,359,250	596,755
Total current liabilities		40,415,207	22,605,063

Non-current liabilities
Lease liabilities	16.b	8,006,891	3,924,955
Loans and financing	17	20,709,616	22,222,123
Related parties	10.a	3,271,094	1,414,752
Derivative financial instruments	28	1,278,472	292,905
Taxes payable		210,140	187,788
Provision for legal disputes	19	1,835,953	1,575,811
Deferred income tax and social contribution	18.d	1,373,942	1,797,488
Other liabilities		984,121	526,079
Total non-current liabilities		37,670,229	31,941,901
Total liabilities		78,085,436	54,546,964

Equity (1)	21
Share capital		6,859,670	-
Treasury shares		(40,082)	-
Additional paid-in capital		10,285,353	-
Accumulated other comprehensive		1,939,039	-
Retained earnings		2,604,433	-
Equity attributable to:
Owners of the Raízen		21,648,413	12,129,956
Interests of non-controlling shareholders		610,495	368,436
Total shareholders’ equity		22,258,908	12,498,392
Total shareholders’ equity and liabilities		100,344,344	67,045,356

(1)

Following the corporate reorganization, Raízen S.A. began consolidating the results of Raízen Energia S.A.. As a result, the financial information of Raízen as of and for the year ended March 31,2022 used the predecessor accounting method. See Note 1.

See the accompanying notes to the combined consolidated financial statements.

8

Raízen S.A.

Combined consolidated statement of income

Years ended March 31

In thousands of Reais - R$

	Note	2022	2021	2020
Net operating revenue	23	194,767,318	114,601,988	120,580,550
Cost of products sold and services provided	25	(182,653,455)	(106,608,028)	(113,308,678)
Gross income		12,113,863	7,993,960	7,271,872

Operating revenue (expenses)
Selling	25	(4,195,624)	(3,345,443)	(3,090,163)
General and administrative	25	(2,083,287)	(1,330,703)	(1,236,494)
Other operating revenue, net	26	556,405	386,717	2,147,313
Equity accounting result	12	(68,589)	(81,687)	(15,790)
		(5,791,095)	(4,371,116)	(2,195,134)
Income before financial results and income tax and social contribution		6,322,768	3,622,844	5,076,738

Financial results	27
Financial expenses		(2,032,662)	(1,699,980)	(1,973,633)
Financial income		617,521	533,137	535,978
Net exchange variation		2,051,267	(1,432,041)	(4,081,951)
Net effect of derivatives		(2,707,542)	1,182,683	3,904,385
		(2,071,416)	(1,416,201)	(1,615,221)
Income before income tax and social contribution		4,251,352	2,206,643	3,461,517

Income tax and social contribution	18.a
Current		(1,419,259)	(1,464,604)	(1,345,792)
Deferred	18.e	446,539	804,802	279,992
		(972,720)	(659,802)	(1,065,800)
Net income for the year		3,278,632	1,546,841	2,395,717

Attributable to:
Raízen’s controlling shareholders		3,235,755	1,524,474	2,252,517
Raízen’s non-controlling shareholders		42,877	22,367	143,200
		3,278,632	1,546,841	2,395,717

Earnings per share (common and preferred) in R$:	21.f
Basic		0.37	0.17	-
Diluted		0.37	0.17	-

See the accompanying notes to the combined consolidated financial statements.

9

Raízen S.A.

Combined consolidated statement of comprehensive income

Years ended March 31

(In thousands of Reais - R$)

	2022	2021	2020
Net income for the year	3,278,632	1,546,841	2,395,717
Comprehensive income
Items that will not be reclassified to statement of income
Actuarial gain, net	2,603	3,207	2,436
Deferred taxes on actuarial gain, net (Note 18.e)	(885)	(982)	(608)
	1,718	2,225	1,828
Items that are or may be reclassified to statements of income
Income (loss) from financial instruments designated
as hedge accounting (Note 28.e)	1,806,902	(1,895,844)	(687,937)
Loss from net investment hedge in foreign entity	-	-	(15,071)
Deferred taxes on adjustments (Note 18.e)	(614,347)	644,587	239,023
Effect of foreign currency translation	(1,021,725)	650,345	1,000,288
	170,830	(600,912)	536,303
Total comprehensive income for the year	172,548	(598,687)	538,131
Comprehensive income for the year	3,451,180	948,154	2,933,848
Attributable to:
Raízen’s controlling shareholders	3,448,344	925,787	2,790,644
Raízen’s non-controlling shareholders	2,836	22,367	143,204
	3,451,180	948,154	2,933,848

See the accompanying notes to the combined consolidated financial statements.

10

Raízen S.A.

Consolidated statement of changes in equity

Years ended March 31

In thousands of Reais - R$

	Attributable to controlling shareholders
			Additional paid-in capital				Retained earnings
	Share Capital	Treasury shares	Transactions with shareholders	Capital reserve	Special reserve - Law No. 8,200/91	Accumulated other comprehensive	Legal reserve	Tax incentive reserve	Retained profits	Retained earnings	Net parent investment	Total	Interest of non-controlling shareholders	Total equity
Net parent investment as of March 31, 2021	-	-	-	-	-	-	-	-	-	-	12,129,956	12,129,956	368,436	12,498,392
Net income for the year	-	-	-	-	-	-	-	-	-	-	419,164	419,164	320,586	739,750
Net loss with financial instruments designated as hedge accounting	-	-	-	-	-	-	-	-	-	-	(391,911)	(391,911)	-	(391,911)
Effect of foreign currency translation	-	-	-	-	-	-	-	-	-	-	(395,851)	(395,851)	-	(395,851)
Dividends	-	-	-	-	-	-	-	-	-	-	(738,433)	(738,433)	-	(738,433)
	-	-	-	-	-	-	-	-	-	-	(1,107,031)	(1,107,031)	320,586	(786,445)
Net parent investment as of May 31, 2021	-	-	-	-	-	-	-	-	-	-	11,022,925	11,022,925	689,022	11,711,947
Comprehensive income for the year
Net income for the year	-	-	-	-	-	-	-	-	-	2,816,591	-	2,816,591	(277,709)	2,538,882
Actuarial gain, net	-	-	-	-	-	1,713	-	-	-	-	-	1,713	-	1,713
Net gain with financial instruments designated as hedge accounting	-	-	-	-	-	1,584,466	-	-	-	-	-	1,584,466	-	1,584,466
Effect of foreign currency translation	-	-	-	-	-	(585,869)	-	-	-	-	-	(585,869)	(40,041)	(625,910)
Total comprehensive income for the year	-	-	-	-	-	1,000,310	-	-	-	2,816,591	-	3,816,901	(317,750)	3,499,151
Contributions from shareholders, net
Capital increase (21.a)	3,859,669	-	-	5,197,282	-	-	-	-	-	-	-	9,056,951	-	9,056,951
Repurchase of shares (Note 21.e)	-	(40,082)	-	-	-	-	-	-	-	-	-	(40,082)	-	(40,082)
Share-based payment (Note 22)	-	-	42,305	-	-	-	-	-	-	-	-	42,305	-	42,305
Share issuance expenses, net (Note 21.a)	-	-	-	(109,684)	-	-	-	-	-	-	-	(109,684)	-	(109,684)
Business combinations (Notes 31.1.ii e iii)	-	-	-	-	-	-	-	-	-	-	-	-	272,982	272,982
Dividends and interest on own capital (Note 21.b)	-	-	-	-	-	-	-	-	(1,394,018)	(741,682)	-	(2,135,700)	(39,255)	(2,174,955)
Effect of transaction between shareholders at subsidiary (Note 21.a)	-	-	-	(7,423)	-	-	-	-	-	-	-	(7,423)	2,423	(5,000)
Effect of redemption of preferred shares at subsidiary (Note 21.a)	-	-	-	2,220	-	-	-	-	-	-	-	2,220	-	2,220
Recognition of reserves and other	-	-	-	-	-	-	-	375,803	2,031,533	(2,407,336)	-	-	3,073	3,073
Total contributions from shareholders, net	3,859,669	(40,082)	42,305	5,082,395	-	-	-	375,803	637,515	(3,149,018)	-	6,808,587	239,223	7,047,810
Predecessor adjustments (1)	3,000,001	-	-	5,160,559	94	938,729	197,097	-	1,394,018	332,427	(11,022,925)	-	-	-
Balances as of March 31, 2022	6,859,670	(40,082)	42,305	10,242,954	94	1,939,039	197,097	375,803	2,031,533	-	-	21,648,413	610,495	22,258,908

(1)            Following the corporate reorganization, Raízen S.A. began consolidating the results of Raízen Energia S.A. As a result, the financial information of Raízen as of and for the year ended March 31, 2022 used the predecessor accounting method. See Note 1

See the accompanying notes to the combined consolidated financial statements.

11

Raízen S.A.

Consolidated statement of changes in equity
Years ended March 31
In thousands of Reais R$	(Continued)

	Net Parent Investments	Interest of non-controlling shareholders	Total equity (*)
Balances at March 31, 2020	11,364,386	365,717	11,730,103
Comprehensive income for the year
Net income for the year	1,524,474	22,367	1,546,841
Actuarial gain, net	2,225	-	2,225
Net loss with financial instruments designated as hedge accounting	(1,251,257)	-	(1,251,257)
Effect of foreign currency translation	650,345		650,345
Total comprehensive income for the year	925,787	22,367	948,154
Distributions to Raízen’s shareholders, net
Dividends allocated to holders of preferred shares	(5,266)	-	(5,266)
Dividends and interest on own capital	(156,256)	(19,648)	(175,904)
Other	1,305	-	1,305
Total distributions to Raízen’s shareholders, net	(160,217)	(19,648)	(179,865)
Balances at March 31, 2021	12,129,956	368,436	12,498,392

(*)           As disclosed in Note 2.1, the combined consolidated companies, until March 31, 2021, were not operated as a single legal entity.

See the accompanying notes to the combined consolidated financial statements.

12

Raízen S.A.

Consolidated statement of changes in equity
Years ended March 31
In thousands of Reais R$	(Continued)

	Net Parent Investments	Interest of non-controlling shareholders	Total equity (*)
Balances at March 31, 2019	11,115,876	276,128	11,392,004
Comprehensive income for the year
Net income for the year	2,252,517	143,200	2,395,717
Actuarial gain, net	1,824	4	1,828
Net loss with financial instruments designated as hedge accounting	(454,039)	-	(454,039)
Loss from net investment hedge in foreign entity	(9,946)	-	(9,946)
Effect of foreign currency translation	1,000,288	-	1,000,288
Total comprehensive income for the year	2,790,644	143,204	2,933,848
Distributions to Raízen’s shareholders, net
Business combinations	-	4,162	4,162
Dividends allocated to holders of preferred shares	(1,460)	-	(1,460)
Dividends and interest on own capital	(2,525,497)	(54,304)	(2,579,801)
Other	(15,177)	(3,473)	(18,650)
Total distributions to Raízen’s shareholders, net	(2,542,134)	(53,615)	(2,595,749)
Balances at March 31, 2020	11,364,386	365,717	11,730,103

(*)           As disclosed in Note 2.1, the combined consolidated companies, until March 31, 2021, were not operated as a single legal entity.

See the accompanying notes to the combined consolidated financial statements.

13

Raízen S.A.

Combined consolidated statement of cash flows – Indirect method

Years ended March 31

In thousands of Reais - R$

	2022	2021	2020
Cash flows from operating activities
Income before income tax and social contribution	4,251,352	2,206,643	3,461,517
Adjustments:
Depreciation and amortization (Note 25)	6,870,621	4,733,468	3,951,911
Amortization of assets from contracts with clients (Notes 11 and 23)	579,822	502,468	505,769
Change in the fair value and realization of gain or loss of biological assets fair value (Notes 8 and 25)	(1,340,766)	(441,222)	(12,881)
Equity accounting result (Note 12)	68,589	81,687	15,790
Losses (gains) on sales of property, plant and equipment (Note 26)	16,844	(82,188)	(104,690)
Net interest, inflation adjustments and exchange variation	(92,128)	2,707,328	4,830,837
Change in fair value of liabilities financial instruments (Notes 17 and 27)	(582,191)	(63,163)	229,969
Gain on the formation of joint venture (Note 26)	-	-	(1,078,714)
Loss on retirement of carbon credits (“CBIO”)	84,835	169,122	-
Loss (gain) with derivative financial instruments, net	5,961,685	502,613	(4,747,159)
Change in inventories’ fair value hedge (Notes 7 and 28.e)	55,876	(244,942)	234,927
Income (loss) on business combination (Note 26)	-	11,447	(219,921)
Net recognition of tax credits (Note 26)	(332,845)	(277,167)	(523,342)
Credits from indemnity suits (Note 26)	-	(13,114)	-
Other	(53,795)	9,220	(17,943)
Changes in assets and liabilities
Trade accounts receivable and advances from clients	788,523	(145,953)	1,322,019
Inventories	(3,482,749)	239,876	(1,071,583)
Restricted cash	(1,243,422)	(889,250)	80,525
Assets from contracts with clients	(1,006,665)	(978,498)	(837,878)
Derivative financial instruments	(1,093,090)	(1,181,057)	1,575,896
Related parties	(282,922)	(172,882)	(97,633)
Suppliers and advances to suppliers	5,715,719	256,911	1,567,499
Recoverable and payable taxes, net	(1,253,514)	(567,250)	(1,036,128)
Payroll and related charges payable	339,612	23,269	72,606
Acquisition of CBIO	(601,427)	(154,644)	-
Other assets and liabilities, net	320,360	(194,148)	(84,012)
Payment of income tax and social contribution	(903,769)	(333,088)	(227,962)
Net cash generated by operating activities	12,784,555	5,705,486	7,789,419

Cash flows from investing activities
Payments for business combinations, net of cash acquired and investment additions (Note 12)	(4,693,426)	(50,100)	(2,286,188)
Cash received on disposal of equity interest	48,791	19,599	369,974
Derecognition of cash in respect to disposal of subsidiary	-	-	(16,186)
Redemption from (investments in) securities, net	42,847	(95,795)	229,268
Additions to property, plant and equipment and intangible assets (Notes 13, 14 and 32.b)	(5,379,613)	(2,635,215)	(2,916,198)
Additions to biological assets (Notes 8 and 32.b)	(1,294,348)	(752,810)	(710,405)
Cash received upon disposal of property, plant and equipment	88,641	193,280	250,594
Dividends received from associated companies	51,505	-	1,034
Net cash flows used investing activities	(11,135,603)	(3,321,041)	(5,078,107)

Cash flows from financing activities
Capital increase (Note 21)	6,709,671	-	-
Share issue expenses (Note 21)	(149,347)	-	-
Repurchase of shares (Note 21)	(40,082)	-	-
Funding from third-party loans and financing	7,257,482	3,584,510	7,352,092
Amortizations of principal of third-party loans and financing	(6,803,450)	(5,897,175)	(3,529,607)
Payments of interest on third-party loans and financing	(775,042)	(854,601)	(844,765)
Amortizations of third-party lease liabilities	(2,512,155)	(1,388,175)	(1,114,229)
Amortizations of intragroup lease liabilities	(240,030)	(171,358)	(145,737)
Net redemption of financial investments linked to financing	990	51,974	10,182
Payment of dividends and interest on own capital (Note 21)	(2,741,001)	(47,979)	(2,637,765)
Related parties and other	810	4,259	2,317
Net cash generated by (used in) financing activities	707,846	(4,718,545)	(907,512)

Increase (decrease) in cash and cash equivalents	2,356,798	(2,334,100)	1,803,800
Cash and cash equivalents at the beginning of the year (Note 3)	6,512,805	8,601,660	5,740,037
Effect of exchange rate change on cash and cash equivalents	(635,035)	245,245	1,057,823
Cash and cash equivalents at the end of the year (Note 3)	8,234,568	6,512,805	8,601,660

Supplementary information to the cash flows is shown in Note 32.

See the accompanying notes to the combined consolidated financial statements.

14

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

1.            Operations

Raízen S.A. (“Raízen” or “Company”), formerly Raízen Combustíveis S.A., is a publicly-held company enrolled in the Brazilian Securities and Exchange Commission (“CVM”) in Category A, whose registration request was granted on May 28, 2021, and headquartered at Avenida Almirante Barroso, 81, 36th floor, room 32B109, in the city of Rio de Janeiro (RJ), Brazil. Raízen is jointly controlled by Shell PLC (“Shell”), formerly Royal Dutch Shell, and Cosan S.A.  (“Cosan”).

On June 1st, 2021, the shareholders of Cosan S.A. and Shell PLC approved a corporate reorganization (the “Corporate Reorganization”), pursuant to which they contributed all their shares in Raízen Energia S.A. (“RESA”) to Raízen S.A. As a result of the Corporate Reorganization, RESA became a wholly owned subsidiary of Raizen S.A.

In the Special General Meeting (“SGM”) held on June 2, 2021, Raízen’s shareholders approved the change of the corporate name to Raízen S.A.

On August 5, 2021, within the scope of the initial public offering of shares (“IPO”) of the Company, the process of trading its preferred shares at B3 SA – Brasil, Bolsa, Balcão (“B3”) began, under ticker name “RAIZ4”, in the listing segment named Level 2 of corporate governance. See Note 21.a.

Raízen’s main activities are: (i) distribution and sale of ethanol and oil, fuels and other fluid hydrocarbons and their by-products; (ii) trade of natural gas and operation as sales representative for the sale of lubricants at full stations fuel; (iii) operations related to convenience and proximity stores; (iv) research and industrial and commercial use of new energy sources; (v) development and licensing of technology on a global scale relating to the production of sugar and ethanol; (vi) importing and exporting of the abovementioned products; (vii) oil refining and production and sale of automotive and industrial lubricants through its Argentine subsidiaries; (viii) production, trading and sale of sugar, ethanol and pellets through the subsidiaries Raízen Energia S.A. (“RESA”) and Biosev S.A. (“Biosev”), as well as the cogeneration of energy through sugarcane bagasse and by electric power trading business, (ix) sale of energy, development, implementation, operation and maintenance of plants for the generation of electric power from renewable sources and (x) equity interest in other companies.

The planting of sugarcane requires a period of 12 to 18 months for maturation and the harvest period generally starts between the months of April and May of each year and ends, in general, between the months of November and December, period in which sugar and ethanol production also takes place. Production is sold throughout the year and is not subject to seasonal variations, only normal market supply and demand. Due to their production cycle, the fiscal year of the subsidiaries RESA and Biosev, as well as that of Raízen, begins on April 1st and ends on March 31 of each year.

(a)          Others capital increases at Raízen

At the Annual and Special General Meeting (ASGM) held on June 1, 2021, the shareholders Shell and Cosan approved the increase in Raízen’s capital in the amount of R$ 5,975,956, through a contribution of 100% of the equity interest held by the aforementioned shareholders with RESA, with the issuance of 7,332,154,111 new common shares, and Raízen currently holds full control of RESA as a result of this operation. See Note 21.a.

15

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

On August 10, 2021, Raízen’s Board of Directors ratified that Hédera Investimentos e Participações S.A.  (“Hédera”) exercised the subscription warrant with consequent issuance and attribution thereto of 330,602,900 preferred book-entry shares with no par value within Raízen’s authorized capital limit, in the amount of R$ 2,423,944, adjusted to market value on the transaction date for R$ 76,663, totaling R$ 2,347,281, corresponding to a unit value of R$ 7.10 per share. As a result, Hédera currently holds a 3.2% interest in Raízen’s capital. This transaction is related to the acquisition of Biosev. See Notes 21.a and 31.1.

(b)          Main acquisitions of new businesses carried out by Raízen

(i)           Acquisition of the lubricant business from Shell Brasil Petróleo Ltda. (“SBPL”) in Brazil by Raízen

Since 2011, the Raízen has acted as a marketing agent for Shell brand lubricants, based on the contract signed between Raízen and Shell, which had a term of 10 (ten) years.

With maturity of this intermediation agreement on June 7, 2021, Raízen and Shell negotiated an extension of the scope of the relationship held until then, with acquisition of the totality of Shell’s lubricant business in Brazil by Raízen.

The transaction includes the lubricant blending plant located in Ilha do Governador and the Duque de Caxias base, in Rio de Janeiro, as well as the distribution chain and the respective contracts.

On January 18, 2022, Brazil’s Antitrust Agency (CADE) granted the definitive approval, without restrictions, of the application to carry out joint operations referring to the transaction between Raízen and the shareholder Shell, after a period of 15 days from its publication in the Federal Gazette, on December 31, 2021. As a result, the condition precedent relating to CADE's approval was obtained.

The acquisition was subject to the fulfillment of other suspensive conditions usual for this type of transaction, which were concluded on May 1, 2022. For additional information see Note 33.b.

(ii)          Biosev

On February 8, 2021, Raízen entered into an acquisition agreement with Biosev and Hédera, as the controlling shareholder of Biosev, among other parties, through which it Raízen agreed, subject to the terms and conditions established therein, to acquire up to 100% of the shares issued by Biosev.

The acquisition of Biosev was completed on August 10, 2021, with the fulfillment of all the conditions precedent established in the aforementioned acquisition agreement. See details about this business combination in Note 31.1.i.

(iii)         Fuel distribution network in Paraguay from Barcos & Rodados S.A. (“B&R”)

On August 10, 2021, a share purchase agreement was signed for acquisition of 50% of B&R, a company with head office in Paraguay. On November 1, 2021, the transaction was concluded, in which Raízen obtained an interest in the capital representing B&R, and consequent control, for the net present value of R$ 597,375. See details about this business combination in Note 31.1.ii.

16

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(iv)          Agreement for acquisition of Raízen Gera

On October 6, 2021, Raízen through its indirect subsidiary Biobarra Energia Ltda. entered into a share purchase agreement for the acquisition and formation of Raízen Gera, with investment in energy generation companies (currently with 15 plants located in four Brazilian states), development of new renewable energy distribution projects and technology solutions related to the contracting, management and consumption of electric energy and energy efficiency.

On January 5, 2022, Raízen, upon satisfaction of all the conditions precedent established in the agreement, concluded the acquisition of the renewable energy generation assets, as well as the formation of the referred group. See details about this business combination in Note 31.1.iii.

(v)           Raízen Biomassa S.A.

On October 1, 2019, RESA and Cosan signed an agreement for the purchase and sale of shares and other covenants under suspensive conditions (“Agreement”) for the acquisition, by RESA, of 81.5% of the shares held by Cosan in Raízen Biomassa S.A. (“Biomassa”), formerly Cosan Biomassa S.A., for the price of R$ 1.00 (one Real), and assuming certain debt. The debt has guarantees of Cosan that were transferred to Raízen after the completion of the acquisition. See details about this business combination in Note 31.2.ii.

(vi)          RZ Agrícola Caarapó Ltda.

On October 25, 2019, RESA entered into a share purchase and sale agreement with Nova América Agrícola Ltda., which establishes the terms and conditions for the acquisition of shares of RZ Agrícola Caarapó Ltda. held by Nova América Agrícola Ltda.  (100% of the capital) for R$ 162,434. See details about this business combination in Note 31.2.i.

(c)           Covid-19

In March 2020, the World Health Organization (WHO) declared the Covid-19 outbreak to be a pandemic. The government authorities of various countries, including Brazil, imposed virus containment restrictions. In this scenario, Raízen implemented a contingency plan with the objective of preserving the health and integrity of its employees, in addition to ensuring the safety and continuity of its operations as its products and services are considered essential activities, since they are strategic inputs for hospitals and for the security, food and power segments.

Raízen continues to monitor the evolution of Covid-19 and the effects on its business and on the assessment of the key critical accounting estimates and judgments, as well as on other balances with the potential to generate uncertainties and impacts on the financial statements. The most significant assessments and the main effects of the Covid-19 pandemic on the results of operations are as follows:

17

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(i)            Going concern assumption

Raízen’s financial statements were prepared and are disclosed considering the going concern assumption regarding its key activities.

(ii)           Impairment of non-financial assets and tax credits

Raízen assessed the indications of impairment losses on nonfinancial assets and tax credits and concluded that, even with a potential reduction in cash flows and for the 2022/23 harvest, the value in use of the cash-generating units continues to be significantly higher than the carrying amount, and, in the case of taxes, the expectation of the taxable base of the main taxes remains, in addition to the fact that most of the taxes do not have an expiry date for offsetting purposes.

(iii)         Net realizable value of inventories

Raízen uses the estimated sales price in the ordinary course of business, net of selling expenses, as net realizable value assumption. Therefore, particularly due to the price fluctuation and consumption volatility in certain regions arising from social distancing, provision for estimated loss on inventories realization, obsolescence and other was recognized in the amount of R$ 73,902 as of March 31, 2022 (R$ 42,707 in 2021 and R$ 123,978 in 2020) in the combined consolidated.

(iv)          Allowance for expected credit losses

The impairment losses associated with the credit risk on financial assets are calculated based on the future expectation of loss, considering the individual situation of the clients and of the economic group to which they belong. Considering that Raízen operates mostly with guarantees from its clients, it carries out a careful credit analysis and when applicable requires cash advances for shipping of products, there was no significant additional recognition due to Covid-19.

(v)           Liquidity

Raízen ended the fiscal year ended March 31, 2022 with a consolidated cash and cash equivalents of R$ 8,234,568 (R$ 6,512,805 in 2021), due to these conditions we are able to support group activities, if necessary. In the same year, consolidated working capital (current assets less current liabilities) totaled a positive balance of R$ 6,630,133 (R$ 4,009,344 in 2021) and combined consolidated net income amounted to R$ 3,278,632 (R$ 1,546,841 in 2021 and R$ 2,395,717 in 2020).

(d)          Conflict in Eastern Europe between Russia and Ukraine

This conflict and its geopolitical developments continue to put pressure on prices of oil, oil by-products, gas and fertilizers in the international market, as Russia is the world’s second largest oil producer and a major producer of inputs for fertilizers such as nitrate, phosphorus and potassium.

Due to this scenario, and considering the importance of these commodities in Raízen’s operations, management understands that the increase in the costs of oil and its by-products, and of fertilizer inputs currently observed in the market, up to date, does not have a material impact on its combined consolidated financial statements due to its practice of maintaining prudential inventory levels and a  hedge policy, which aims to protect its results against changes in currency prices and commodities in general.

18

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Raízen constantly monitors the international markets for these commodities and through trade initiatives and a supply strategy, it intends to minimize possible financial impacts and risks of disruption in the supply of its operations, seeking viable alternatives for products and supplier countries in the event of short supply of any products or inputs.

Governments and authorities around the world have recently announced sanctions for certain industrial sectors in Russia.  These and any additional sanctions, as well as responses from Russia or governments of other jurisdictions, may adversely affect Raízen’s business.

(e)           Other information

The synergy between its businesses gives Raízen a unique position in the Brazilian and Latin American markets. The group companies complement each other, thus presenting the combined consolidated business is currently fundamental for the market to view Raízen as a whole, demonstrating, through these combined consolidated financial statements, information that better reflects the operating cash generation from its activities.

2              Presentation of the financial statements and significant accounting policies

2.1.          Basis of preparation

As required by the SEC to shareholder Cosan, the combined consolidated financial statements were prepared and are presented in accordance with the International Financial Reporting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB"), and evidence all relevant information specific to the financial statements, and only such information, which is consistent with that used for management of the Company.

Issuance of these combined consolidated financial statements was authorized by management on September 27, 2022.

Corporate Reorganization -Predecessor Method

As metioned in Note 1, on June 1st, 2021, the shareholders of Cosan S.A. and Shell PLC approved the Corporate Reorganization and contributed all their shares in RESA to Raízen S.A. through a capital increase in Raizen S.A. As a result, RESA became a wholly owned subsidiary of Raizen S.A..

IFRS provides no guidelines for the accounting of corporate reorganizations among entities under common control, as such, based on the guidance of International Accounting Standards (“IAS”) 8, Accounting Policies, Changes in Accounting Estimates and Errors, paragraphs 10 through 12, the Company developed and applied and accounting policy, considering the most recent pronouncements of other standard-setting bodies that use a similar conceptual framework to develop accounting standards other accounting literature and industry practices.

As a result, the Company accounted for the Corporate Reorganization using the predecessor method of accounting, and the consolidated financial statements are presented “as if” Raízen Energia S.A. and Raizen S.A. combined (the “Raizen Group”) are the predecessor of the Company prior to the Corporate Reorganization. Under the predecessor method, the historical operations of Raízen Energia S.A. and Raizen S.A. are deemed to be those of the Company. Thus, these combined consolidated financial statements reflect:

19

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(i)	the consolidated results and financial position of Raízen S.A following the Corporate Reorganization;
(ii)	the historical combined consolidated operating results and financial position of the Raízen Group prior to the Corporate Reorganization;
(iii)	the combined consolidated assets and liabilities of Raízen Group at their historical cost;
(iv)	Raizen’s earnings per share for the years ended March 31, 2022 and 2021. The number of ordinary shares outstanding of Raízen S.A., as a result of the Corporate Reorganization is reflected retroactively for purposes of calculating earnings per share in all prior periods presented. See note 18; and

The combined consolidated financial statements of Raízen Group prior to the Corporate Organization are presented exclusively for the purpose of providing, through a single set of financial statements, information relating to all activities of the Raízen Group, regardless of its corporate structure.

Therefore, these combined consolidated financial statements for the periods prior to the Corporate Reorganization do not represent the individual or consolidated financial statements of an entity and its subsidiaries and should not be considered for purposes of calculating dividends, taxes or for other corporate purposes, nor can they be used as an indicator of the financial performance that could be obtained if the entities considered in the combination had operated as a single independent entity or as an indication of the profit or loss from these entities’ operations for any year in the future.

(a)           Basis of measurement

The combined consolidated financial statements were prepared on a historical cost basis, except, when applicable, for the valuation of certain assets and liabilities, such as short-term investments, marketable securities, inventories, financial instruments (including derivative instruments), certain loans and financing, and biological assets, which are measured at fair value.

(b)          Functional and presentation currency

The combined consolidated financial statements are presented in Brazilian reais, which is also Raízen’s functional currency. The functional currency of subsidiaries operating in the international economic environment is the U.S. dollar, except for subsidiary B&R, whose functional currency is the Paraguayan Guarani. All balances were rounded to the nearest thousand, unless otherwise stated. The financial statements of each subsidiary included in the consolidation and combination, as well as those used as a basis for investments measured by the equity method, are prepared based on the functional currency of each entity. For subsidiaries located abroad, their assets and liabilities were converted into Reais at the exchange rate at the end of the year and the results were calculated at the average monthly rate during the year. The translation effects are stated in equity from these subsidiaries.

20

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(c)           Significant accounting judgments, estimates and assumptions

The preparation of the combined consolidated financial statements requires that management make judgments and estimates and adopt assumptions that affect the amounts disclosed referring to revenues, expenses, assets and liabilities as of the financial statements reporting date.

These estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimates are reviewed and in any subsequent periods affected.

If there is a significant change in the facts and circumstances on which the assumptions and estimates are based, statement of income and the financial position of Raízen could be significantly impacted.

Significant accounting estimates and assumptions are as follows:

Income tax, social contribution and other taxes payable

Raízen is subject to income tax and social contribution, when applicable, in all countries in which it operates. Accordingly, a significant judgment is required to determine the provision for these taxes.

In certain transactions, the final determination of the tax is uncertain. When applicable, Raízen also recognizes provisions to cover certain situations in which it is probable that additional tax amounts will be due. When the result of these matters is different from the amounts initially estimated and recorded, these differences affect current and deferred tax assets and liabilities and income or comprehensive income for the period in which the definitive amount is determined.

Deferred income tax and social contribution

Deferred income tax and social contribution assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which losses can be used in the future. Additionally, Raízen recognizes deferred taxes based on temporary differences determined from the tax base and the carrying amount of certain assets and liabilities, using the rates in force. Management’s significant professional judgment is required to determine the deferred income tax and social contribution tax assets to be recognized based on reasonable timing and future taxable profit level, jointly with future tax planning strategies. See Note 18.

Biological assets

Biological assets are measured at fair value on each statement of financial position date and the effects of changes in fair value between periods are allocated directly to the cost of products sold. See Note 8.

Property, plant and equipment and intangible assets, including goodwill

The accounting treatment of property, plant and equipment and intangible assets includes making estimates to determine the useful life for depreciation and amortization purposes, in addition to the fair value on the acquisition date, especially regarding assets acquired in business combinations. Raízen annually assesses the impairment indicators of goodwill and intangible assets with indefinite useful lives. Property, plant and equipment and intangible assets with finite lives, subject to depreciation and amortization, are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recovered. Determination of the recoverable amount of the cash-generating unit to which goodwill was attributed also includes the use of estimates and requires significant judgment by management. See Note 14.

21

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Provision for legal disputes

Raízen recognize the provision for tax, civil, labor and environmental legal disputes. Determination of the likelihood of loss includes determination of evidence available, hierarchy of laws, jurisprudence available, more recent court decisions and relevance thereof in legal system, as well as evaluation of internal and external attorneys. Such provisions are reviewed and adjusted to take into account changes in circumstances, such statute of limitations applicable, tax inspection conclusions or additional exposures identified based on new matters or court decisions. See Note 19.

Fair value of financial instruments

When the fair value of financial assets and liabilities presented in the statement of financial position may not be obtained from active markets, it is determined using valuation techniques, including the discounted cash flow method. The data for these methods are based on those adopted in the market, whenever possible. However, when this is not possible, a certain level of judgment is required to establish the fair value. Judgment includes considerations of the inputs used, such as liquidity risk, credit risk and volatility. Changes in the assumptions relating to these factors could affect the reported fair value of financial instruments. See Note 28.

Lease liabilities

Management exercises significant judgment in determining the assumptions used to measure lease liabilities, such as determining the term of the various lease agreements, discount rates, the agreements that are within the scope of the standard, and the impacts of any changes in the assumptions associated with the judgments and estimates adopted by Raízen and its subsidiaries. Further details are presented in Note 16.b.

Share-based payment

Management exercises judgment in determining the assumptions used in measuring and recognizing the fair value of share-based payment on the date of grant and in determining the impacts of any changes on the assumptions associated with the judgments and estimates adopted by Raízen and its subsidiaries. For further details, see Note 22.

2.2.          Basis of consolidation

As of March 31, 2022, the combined consolidated financial statements include financial information of Raízen and its subsidiaries and of boutique investment funds, as from the corporate reorganization occurred on June 1st, 2021 (Notes 1 and 2.1). Direct and indirect subsidiaries and the investment funds are listed below:

22

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2022
	Direct	Indirect
Blueway Trading Importação e Exportação S.A.	100%	-
Petróleo Sabbá S.A. (“Sabbá”)	80%	-
Raízen Argentina S.A. (1)	100%	-
Raízen Energia S.A. (1)	95%	5%
Deheza S.A. (1) (1)	-	100%
Estación Lima S.A. (1) (1)	-	100%
Raízen Mime Combustíveis S.A. (“Raízen Mime”)	76%	-
Raízen Serviços e Participações S.A. (formerly Raízen S.A.)	100%	-
Sabor Raíz Alimentação S.A	69%	-
Saturno Investimentos Imobiliários Ltda.	100%	-
Barcos & Rodados S.A. (4)	50%	-
Raízen Energia S.A. (2)	100%	-
Agrícola Ponte Alta. (2)	-	100%
Benálcool Açúcar e Álcool Ltda. (2)	-	100%
Bioenergia Araraquara Ltda. (2)	-	100%
Bioenergia Barra Ltda. (“Bio Barra”) (2)	-	100%
Bioenergia Caarapó Ltda. (2)	-	100%
Bioenergia Costa Pinto Ltda. (2)	-	100%
Bioenergia Gasa Ltda. (2)	-	100%
Bioenergia Jataí Ltda. (2)	-	100%
Bioenergia Maracaí Ltda. (2)	-	100%
Bioenergia Rafard Ltda.	-	100%
Bioenergia Serra Ltda. (2)	-	100%
Bioenergia Tarumã Ltda. (2)	-	100%
Bioenergia Univalem Ltda. (2)	-	100%
Raízen Araraquara Açúcar e Álcool Ltda. (2)	-	100%
Raízen Ásia PT Ltd. (2)	-	100%
Raízen Biomassa S.A. (2)	-	82%
Raízen Biotecnologia S.A. (2) (2)	-	100%
Raízen Caarapó Açúcar e Álcool Ltda. (2)	-	100%
Raízen Centroeste Açúcar e Álcool Ltda. (2)	-	100%
Raízen Energy Finance Ltd. (2)	-	100%
Raízen Fuels Finance S.A. ("Raízen Fuels") (2)	-	100%
Raízen GD Ltda. (2)	-	100%
Raízen International Universal Corp. (2)	-	100%
Raízen North América, Inc. (2)	-	100%
Raízen Paraguaçú Ltda. (2)	-	100%
Raízen Trading Colombia S.A.S. (2)	-	100%
Raízen Trading LLP ("Raízen Trading") (2)	-	100%
Raízen Trading Netherlands BV (2)	-	100%
Raízen Trading S.A. (2)	-	100%
Raízen-Geo Biogás S.A. (2)	-	85%
RWXE Participações S.A. (2)	-	100%
RZ Agrícola Caarapó Ltda. (2)	-	100%
Unimodal Ltda. (2)	-	73%
WX Energy Comercializadora de Energia Ltda. (2)	-	100%
Biosev S.A. (3)	100%	-
Biosev Bioenergia S.A. (3)	-	100%
Biosev Comercializadora S.A. (3)	-	100%
Biosev Bioenergia International S.A. (3)	-	100%
Gera Next Participações S.A. (5)	-	100%
Gera Energia Rio S.A. (5)	-	100%
Bio Gera Energia S.A. (5)	-	100%
GER Serviços de O&M Ltda. (5)	-	100%
Bio Gera Locações de Máquinas e Equipamentos Industriais Ltda. (5)	-	100%
Bio Gera Consultoria em Engenharia Elétrica Ltda. (5)	-	100%
CGB Santos Energia Ltda. (5)	-	100%
Gera Microgerações Solar Ltda. (5)	-	100%
CGS Piancó Ltda. (5)	-	100%
Raízen Gera Desenvolvedora S.A. (5)	-	51%

23

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)	Jointly called Raízen Argentina, all based in Argentina;
(2)	Jointly called Raízen Energia and subsidiaries, whose shares were contributed to Raízen on June 1,2021 by the shareholders Shell and Cosan (Notes 1.a and 21.a);
(3)	Jointly called Biosev, acquired by Raízen on August 10, 2021 (Note 31.1.i);
(4)	Acquired by Raízen on November 1, 2021 (Note 31.1.ii); and
(5)	Jointly called “Raízen-Gera”, acquired by indirect subsidiary Bioenergia Barra Ltda. on January 5, 2022 (Note 31.1.iii).

As of March 31, 2021, the combined consolidated financial statements include information on RESA and its subsidiaries, Raízen (formerly Raízen Combustíveis S.A.) and its subsidiaries, and boutique investment funds, whose direct and indirect interests are listed below:

RESA's subsidiaries, before the corporate reorganization (Note 21.a)	2021
Agrícola Ponte Alta.	100%
Benálcool Açúcar e Álcool Ltda.	100%
Bioenergia Araraquara Ltda.	100%
Bioenergia Barra Ltda.	100%
Bioenergia Caarapó Ltda.	100%
Bioenergia Costa Pinto Ltda.	100%
Bioenergia Gasa Ltda.	100%
Bioenergia Jataí Ltda.	100%
Bioenergia Maracaí Ltda.	100%
Bioenergia Rafard Ltda.	100%
Bioenergia Serra Ltda.	100%
Bioenergia Tarumã Ltda.	100%
Bioenergia Univalem Ltda.	100%
Raízen Araraquara Açúcar e Álcool Ltda.	100%
Raízen Ásia PT Ltd.	100%
RZ Agrícola Caarapó Ltda.	100%
Raízen Biogás SPE Ltda.	100%
Raízen Biotecnologia S.A. (2)	100%
Raízen Biomassa S.A.	82%
Raízen Caarapó Açúcar e Álcool Ltda.	100%
Raízen Centroeste Açúcar e Álcool Ltda.	100%
Raízen GD Ltda.	100%
Raízen Energy Finance Ltd.	100%
Raízen Fuels Finance S.A.	100%
Raízen-Geo Biogás S.A.	85%
Raízen International Universal Corp.	100%
Raízen North América, Inc.	100%
Raízen Paraguaçú Ltda.	100%
Raízen Trading LLP.	100%
Raízen Trading Netherlands BV	100%
Raízen Trading AS	100%
Raízen Trading Colombia S.A.S.	100%
RWXE Participações S.A.	70%
São Joaquim Arrendamentos Agrícolas Ltda.	-
Unimodal Ltda.	73%
WX Energy Comercializadora de Energia Ltda.	70%

24

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Raízen's subsidiaries	2021
Blueway Trading Importação e Exportação Ltda.	100%
Petróleo Sabbá S.A.	80%
Raízen Argentina S.A.	100%
Raízen Energia S.A.	100%
Deheza S.A. (1)	100%
Estación Lima S.A.	100%
Raízen Serviços e Participações S.A. (formerly Raízen S.A.)	100%
Raízen Mime Combustíveis S.A.	76%
Sabor Raíz Alimentação S.A.	69%
Saturno Investimentos Imobiliários Ltda.	100%

Exclusive investimento funds (“FI”)	2021
FI renda fixa crédito privado RJ – Banco Santander S.A.	100%
FI renda fixa crédito privado RAÍZEN I – Banco BNP PARIBAS BRASIL S.A.	100%

2.3.          Summary of significant accounting policies

The main accounting policies applied in the preparation of these financial statements are defined below. Those accounting policies have been applied consistently to all the years presented,

unless otherwise stated.

(a)           Revenue recognition

Revenues from sales of products (Note 23) are recognized on the delivery to the client. Delivery is considered to be the moment when the client accepts the products and the risks and benefits from the ownership are transferred. Revenue is recognized at this time as long as revenue and costs can be reliably measured, receipt of the consideration is likely and there is no continuous involvement of management with the products. Sales prices are established based on purchase orders or contracts.

Revenue from rental and storage comprises rental of gas stations and storage of fuel at the terminals of Raízen and its subsidiaries and is recognized based on the effective provision of services, under Other operating revenue, net (Note 26).

Revenue is stated net of taxes: State VAT (“ICMS”), Contribution Tax on Gross Revenue for Social Integration Program (“PIS”), Contribution Tax on Gross Revenue for Social Security Financing (“COFINS”), Social Contribution Tax for Intervention in the Economic Order (“CIDE”), Fuel Transfer Tax (“ITC”), Value Added Tax (“IVA”); and Tax on Gross Income (“IIB”)), returns, rebates and discounts, amortization referring to exclusive supply rights, as well as eliminations of sales between group companies, in the case of the consolidated financial statements.

Revenue from the sale of cogeneration of power of RESA and Biosev is recorded based on the power available on the network and at rates specified under the terms of the supply agreements or the market price in force, as applicable. The calculation of the volume of energy delivered to the buyer occurs monthly. Clients gain control of electricity from the moment they consume it. Due to the flow of billing of certain agreements, the electric power produced and sold through auction is initially recorded as anticipated revenue, recognized in the statement of income for the year only when available for use by clients.

Energy operations are traded on an active market and, for accounting purposes, they meet the definition of financial instruments at fair value. RESA and Biosev recognize revenue when the energy is delivered to the client at the fair value of the consideration. In addition, unrealized net gains resulting from mark-to-market – difference between contracted and market prices – from open net contracted operations on the date of the financial statements are recognized as revenue.

25

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(b)          Transactions in foreign currency

Foreign currency transactions are initially recognized by the group’s entities at the functional currency in effect on the transaction date or on the valuation dates, when the items are remeasured.

Monetary assets and liabilities denominated in foreign currency are converted into reais using the exchange rate in effect on the date of the respective statement of financial position, and foreign exchange gains and losses resulting from settlement of these transactions and from translation using the exchange rates at the year-end are recognized in the “Financial Result”, as finance income (costs), except when qualified as hedge accounting and, therefore, recognized in the statement of comprehensive income.

Nonmonetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the initial transaction date. Nonmonetary items measured at fair value in a foreign currency, if any, are translated using the exchange rates prevailing on the date when the fair value was determined.

Goodwill and fair value adjustments arising from the acquisition of an entity abroad (entities with a functional currency different from the Parent Company) are treated as assets and liabilities of the entity abroad and translated at the closing rate, and the adjustments resulting from the translation are also recognized in equity as cumulative translation adjustments.

(c)           Financial instruments - initial recognition and subsequent measurement

(i)            Financial assets

Measurement

Upon initial recognition, a financial asset is classified as measured: (i) at amortized cost; (ii) at fair value through other comprehensive income; or (iii) at fair value through profit or loss.

Reclassification between classes occurs when there is a change in the business model for the management of financial assets and liabilities. In this case, all instruments related to the change are reclassified at the time of the change.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as measured at fair value through profit or loss: (i) the objective is to maintain financial assets to receive contractual cash flows; and (ii) its contractual terms generate, on specific dates, cash flows that are related to the payment of principal and interest on the principal amount outstanding.

A financial asset is measured at fair value through other comprehensive income if it meets both of the following conditions and is not designated as measured at fair value through profit or loss: (i) the objective is both the receipt of contractual cash flows and the sale of financial assets; and (ii) the contractual terms give rise, at specified dates, to cash flows that are Solely Payment of Principal and Interest (SPPI) on the principal amount outstanding.

All financial assets not classified as measured at amortized cost or at fair value through other comprehensive income, as described above, are classified as at fair value through profit or loss.

26

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Business model evaluation

Raízen conducts an assessment of the objective of the business model in which a financial asset is held in the portfolio because it better reflects the way in which the business is managed and the information is provided to management.

Information includes: (i) the policies and objectives set for the portfolio and the operation of the policies. These include the issue of whether management’s strategy focuses on obtaining contractual interest income, maintaining a certain interest rate profile, the correspondence between the duration of financial assets and the duration of related liabilities or expected cash outflows, or the realization of cash flows through the sale of assets; (ii) how the portfolio’s performance is assessed and reported to Raízen’s management; (iii) the risks that affect the performance of the business model (and the financial asset held within that business model) and the way those risks are managed; (iv) how the business executives are compensated - for instance, if the compensation is based on the fair value of the assets managed or on the contractual cash flows obtained; and (v) the frequency, volume and timing of sales of financial assets in previous periods, the reasons for such sales and expectations about future sales.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales, in a manner consistent with the continuous recognition of Raízen’s assets.

Financial assets held for trading or managed with performance assessed based on fair value are measured at fair value through profit or loss.

Evaluation whether contractual cash flows are solely payments of principal and interest

For purposes of assessment of contractual cash flows, “principal” is defined as the fair value of the financial asset at initial recognition. “Interest” is substantially defined as a consideration for the time value of money and the credit risk associated with the principal outstanding over a given period of time and the other basic risks and costs of borrowing (for example, liquidity risk and administrative costs), as well as a profit margin.

Raízen considers the contractual terms of the instrument to assess whether the contractual cash flows are solely payments of principal and interest. This includes assessing whether the financial asset contains a contractual term that could change the timing or the value of the contractual cash flows so that it would not meet this condition. When making this assessment, Raízen considers: (i) contingent events that change the amount or timing of cash flows; (ii) terms that can adjust the contractual rate, including variable rates; (iii) prepayment and extension of the term; and (iv) the terms that limit Raízen’s access to cash flows from specific assets (for example, based on the performance of an asset).

Impairment of financial assets

Raízen applies the expected credit loss model to financial assets measured at amortized cost, contractual assets and debt instruments measured at fair value through other comprehensive income, but not to investments in equity instruments.

The expected loss matrix adopted by Raízen considers the grouping of clients with similar default characteristics, by sales channel and rating (client risk rating, measured internally).

(ii)           Financial liabilities

These are measured at amortized cost and fair value through profit or loss, comprising, in the case of Raízen, mainly, mostly loans and financing, balances payable to suppliers and related parties, and derivative financial instruments.

Payments of interest on loans and financing are classified as cash flow from financing activities.

27

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(iii)         Offset of financial instruments - net presentation

Financial assets and liabilities are presented net in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts, and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

(iv)         Derecognition (write-off)

A financial asset is derecognized when: (i) the rights to receive cash flows from the asset expire; and (ii) Raízen transfers its rights to receive cash flows from the asset or assumes an obligation to fully pay the cash flows received to a third party under a pass-through arrangement, and (a) Raízen transfers substantially all risks and rewards of the asset, or (b) Raízen neither transfers nor retains substantially all risks and rewards related to the asset, but transfers control thereover.

A financial liability is written off when the obligation under the liability is extinguished, which means when the obligation specified in the contract is settled, canceled or expires. When an existing financial liability is replaced by another from the same lender in substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective book values is recognized in the statement of income.

(v)           Derivative financial instruments and hedge accounting

The cash flow hedging relationships of highly probable future exports or imports are considered to be continuous hedging relationships and qualify for hedge accounting.

Initial recognition and subsequent measurement

Raízen uses derivative financial instruments, such as currency forward contracts, commodity forward contracts and swaps to hedge against the risk of changes in exchange rates and commodities prices. Derivative financial instruments designated in hedging transactions are initially recognized at fair value on the date when the derivative contract is entered into and are subsequently also revalued at fair value. Derivatives are stated as financial assets when the instrument’s fair value is positive and as financial liabilities when negative.

Any gains or losses resulting from changes in the fair value of derivatives during the year are recognized directly in profit or loss, with the exception of instruments designated as hedge accounting, such as cash flow hedge, which is recognized directly in equity, in other comprehensive income. The fair value of financial instruments that do not qualify as hedge accounting are recognized in profit or loss for the year, in the case of instruments related to operating transactions, in operating accounts (for example: revenue, cost, expenses) and, in the case of instruments related to financial operations, as finance income (costs).

The following classifications apply for hedge accounting purposes: (i) fair value hedge by hedging against exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified part of such an asset, liability or firm commitment that is attributable to a specific risk and may affect profit or loss; (ii) cash flow hedge by hedging against changes in cash flows that are attributable to a specific risk associated with a recognized asset or liability or a highly probable anticipated transaction that may affect profit or loss; or (iii) net investment hedge in a foreign operating unit.

28

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Upon initial recognition of a hedge relationship, Raízen formally classifies and documents the hedge relationship to which Raízen wishes to apply hedge accounting, as well as management’s risk management objective and strategy for hedge purposes, and robust practices exercised by management, which, among others, provides that there is no over hedge in relation to the underlying instruments.

The documentation substantially includes: (i) identification of the hedging instrument; (ii) the hedged item or transaction; (iii) the nature of the hedged risk; (iv) statement confirming that the transaction is within management’s policies and practices; and (v) statement confirming the correlation of the hedging instrument for the purpose of offsetting the exposure to the change in the fair value of the hedged item or cash flows related to the hedged risk. The highly probable nature of the projected hedged transaction as well as the projected periods of transfer of gains or losses arising from hedging instruments from equity to profit or loss, are also included in the hedging relationship documentation.

In practice, the main hedges that meet the criteria for hedge accounting are listed below:

Cash flow hedge

The effective portion of the gain or loss of the hedging instrument is recognized directly in equity, under other comprehensive income, while the ineffective portion is recognized immediately in profit or loss for the year.

The amounts recorded in other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss, for example, when the hedged income or expense is recognized or when a forecasted sale occurs. When the hedged item is the cost of a nonfinancial asset or liability, the amounts recorded in equity are transferred to the initial carrying amount of the nonfinancial asset or liability. If occurrence of the expected transaction or firm commitment is no longer expected, the amounts previously recognized in equity are transferred to profit or loss. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as hedge is revoked, gains or losses previously recognized in comprehensive income remain in equity until the expected transaction or firm commitment affects profit or loss.

Net investment hedge in foreign entities

Hedge of net investment in foreign operations is accounted for similarly to cash flow hedge. Any gain or loss on the hedging instrument related to the effective hedge portion is recognized under equity, in “Equity valuation adjustments”. The gain or loss related to the ineffective portion is immediately recognized in profit or loss. Accumulated gains and losses in equity are included in profit or loss for the year, when the foreign investment is sold.

Fair value hedge and fair value option of certain financial liabilities

Raízen designates certain debts (Note 17) as liabilities measured at fair value through profit or loss, to eliminate or significantly reduce inconsistencies in measurement that would otherwise result in the recognition of gains and losses on the loans and derivatives on different bases. As a result, fluctuations in the fair value of loans are recognized under “Finance result”, as finance costs.

Fair value hedge - inventories

Raízen designates inventories of by-products with pegged derivatives at fair value, as detailed in Notes 7 and 28.e.

29

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(d)           Decarbonization credits (“CBIO”)

Raízen is a fossil fuel distributor and has carbon credit retirement goals established by Brazil’s National Petroleum Agency (“ANP”) and the Ministry of Mines and Energy (MME) under the terms of the new Brazil’s National Biofuels Policy.  Carbon credit is an asset that must be converted into cash through a transaction carried out by B3.

Raízen classifies the carbon credits as a financial asset measured at fair value through profit or loss. They are recognized under “Other receivables”, in current assets, and initially measured based on the carbon credit acquisition price. The goals established and published by the ANP remain in force until December of each year and are recorded by Raízen as provision in "Other liabilities", in current liabilities.

(e)           Inventories

In general, inventories are valued at the average cost of acquisition, with the exception of inventories with embedded derivatives, which are measured at fair value (Notes 7 and 28.e), not exceeding net realizable value. Cost is determined by the acquisition average cost method. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and the estimated costs to sell.

RESA’s and Biosev’s inventories are valued at the average cost of acquisition or production, except for the inventories of indirect subsidiary Raízen Trading, which are measured at fair value and adjusted according to the price of commodities in the market, not exceeding net realizable value. The costs of finished products and work in process comprise raw materials, direct labor, other direct costs and respective direct production expenses (based on normal operating capacity), less borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and the estimated costs to sell.

Estimated losses on slow-moving or obsolete inventories are recorded when there is no movement during a three-month period and they are not considered strategic by Raízen.

(f)            Biological assets

The biological assets of RESA and Biosev comprise unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol and bioenergy upon harvesting. The fair value measurement method is the cash flow discounted to present.  The valuation model considers the present value of expected cash flows to be generated, including projections of up to two years, considering the estimates of the effective date for cutting the unharvested cane.

Changes in fair values between the periods, as well as their amortization, are allocated to profit or loss under Cost of products sold and services provided.

30

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(g)           Assets from contracts with clients

The assets from contracts with clients correspond to the bonuses granted to Raízen clients and are subject to deadlines and performance obligations, particularly the use of the quantities provided for in fuels supply contracts. As the contractual conditions are met, bonuses are amortized and recognized in the statement of income, under “Net operating revenue” (Note 23).

(h)           Investments in associates and joint ventures

Investments in entities over which Raízen has significant influence or shared control are accounted for using the equity method, initially recorded in the statement of financial position at cost, plus changes after the acquisition of equity interest.

The statement of income reflects the share of the profit or loss from associates and joint ventures based on the equity pickup method. When a change is directly recorded in equity of the associate or joint venture, Raízen recognizes its portion in the variations occurred and discloses this fact in the statement of changes in equity. After application of the equity method, Raízen establishes whether an additional impairment loss on its investment should be recorded. Raízen determines, at each statement of financial position date, whether there is objective evidence that the investment in the associate or joint venture is impaired. If that is the case, Raízen calculates the impairment amount as the difference between the recoverable amount and the carrying amount of the associate and joint venture and records this amount in the statement of income.

The accounting policies of the associates and joint ventures are adjusted, when necessary, to ensure consistency with the policies adopted by Raízen.

(i)            Property, plant and equipment

Property, plant and equipment items, including sugarcane plantation, are measured at historical acquisition or construction cost, less accumulated depreciation and accumulated impairment losses, if any.

Cost includes expenses directly attributable to the acquisition of an asset. The cost of assets built by the Company includes materials and direct labor, and any other cost to bring the asset to the location and condition necessary for it to operate as intended by management, as well as borrowing costs on qualifying assets. Borrowing costs related to funds raised for construction in progress are capitalized upon completion of these projects.

Expected expenses with removal of fuel storage tanks are estimated and recorded as part of the cost of property, plant and equipment, matched against the provision that will support such expenses, in current and non-current liabilities, depending on the expected term of the obligation.

RESA and Biosev carry out the main scheduled maintenance activities at their industrial units on an annual basis (off-season). This usually occurs between the months of January and March and aim to inspect and replace components. The key annual maintenance costs in RESA and Biosev include labor costs, materials, external services and overheads allocated during the off-season period. These costs are classified as parts and components with frequent replacement, under property, plant and equipment, and are fully amortized in the following harvest.

31

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The cost of an equipment item that requires annual replacement in RESA and Biosev is accounted for as a component of the cost of the equipment and depreciated during the following harvest. The costs of periodic maintenance are usually recorded as expenses when incurred since the replaced components do not improve the production capacity or introduce improvements to the equipment.

The cost of an equipment item that requires annual replacement is accounted for as a component of the cost of the equipment and depreciated during the following harvest.  The costs of periodic maintenance are usually recorded as expenses when incurred since the replaced components do not improve the production capacity or introduce improvements to the equipment.

Repair and maintenance expenses are charged to profit or loss as incurred. The cost of any renewal that increases the useful life shall be recorded in assets and included in the asset's carrying amount if it is probable that the future economic benefits after the renewal will exceed the performance standard initially assessed for the existing asset and these benefits will flow to Raízen. Major renovations are depreciated over the remaining useful life of the related asset.

Gains and losses on disposals are determined by comparing the sales amounts with the carrying amount and are recognized in “Other operating revenue, net” in the statement of income.

Land is not depreciated. As of March 31, 2022 and 2021, the depreciation of such assets was calculated based on the estimated useful life of each asset. The weighted average annual depreciation rates are as follows:

Class of property, plant and equipment	2022	2021
Buildings and improvements	3%	2%
Machinery, equipment, and facilities	5%	5%
Aircraft and vehicles	8%	8%
Furniture, fixtures and IT equipment	15%	11%
Sugarcane planting	20%	20%

The residual values and useful lives of assets are reviewed by competent technical members and adjusted, if necessary, at each year-end.

(j)            Leases

With the adoption of IFRS 16 – Leases, in 2019, Raízen started to recognize a right-of-use asset and a lease liability at the lease commencement date.

The lease liability is initially measured at the present value of the lease payments that were not paid on the transition date, discounted using Raízen’s incremental borrowing rate on loans, a fixed nominal rate based on Raízen’s indebtedness, equivalent to approximately 100% of the CDI for recognized leases.

In the years ended March 31, 2022 and 2021, the discounted incremental borrowing rates applied in accordance with the contractual term were as follows:

32

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

		Nominal	Actual
Contractual terms (years)	2022	2021	2022	2021
1 year	13.3%	3.1%	5.6%	-0.5%
2 years	13.0%	4.5%	5.6%	0.7%
3 years	12.5%	5.6%	5.6%	1.5%
4 years	12.3%	6.3%	5.6%	2.1%
5 years	12.3%	6.8%	5.6%	2.5%
6 years	12.3%	7.2%	5.7%	2.9%
7 years	12.4%	7.6%	5.7%	3.1%
8 years	12.5%	7.8%	5.7%	3.3%
9 years	12.5%	8.0%	5.8%	3.5%
More than 10 years	13.3%	8.1%	5.6%	3.6%

The lease term is equivalent to the minimum non-cancellable period of the contracts and Raízen does not add to the lease term, the periods by a renewal option, except in cases where Raízen is reasonably certain that the renewal option will be exercised.

The right-of-use asset is initially measured at cost, comprising the value of the initial measurement of the lease liability and, when applicable, adjusted for any lease payments made in advance, initial direct costs incurred, cost estimates for dismantling and removal, and incentives received.

The right-of-use asset is subsequently depreciated on a straight-line basis from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the lessee at the end of the lease term, or if the cost of right-of-use asset reflects that the lessee will exercise the purchase option. In this case, the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as that of the property, plant and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

Raízen remeasures the lease liability if there is a change in the lease term or if there is a change in future lease payments resulting from a change in the index or rate used to determine these payments, and the remeasurement of the lease liability is recognized as an adjustment to the right-of-use asset.

(k)         Intangible assets

              Goodwill

Goodwill is the difference between the amount paid for the acquisition of a business and the net fair value of the assets and liabilities of the acquiree. Goodwill on acquisitions of subsidiaries is disclosed under Investments and Intangible assets, in the combined consolidated financial statements, respectively.

Goodwill generated from acquisitions of Brazilian entities are recorded at cost in Reais and the goodwill resulting from the acquisition of an entity abroad (with a functional currency different from the Parent Company) is denominated in foreign currency and converted to Reais at the closing rate, any exchange difference is recorded in other comprehensive income. Goodwill is recorded at cost, less any impairment losses, when applicable, subjected to testing at least annually. For impairment test purposes, goodwill acquired in a business combination is, as of acquisition date, allocated to each cash generating unit of Raízen expected to benefit from the business combination, regardless of other assets or liabilities of the acquiree being attributed to these units.

              Intangible assets with defined useful life

Intangible assets with defined useful life are carried at cost, less accumulated amortization, and impairment losses, when applicable.

As of March 31, 2022 and 2021, the annual weighted average amortization rates are as follows:

33

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	Annual average rate
Class of intangible asset	2022	2021
Software license (1)	20%	20%
Brands (2)	8%	10%
Contractual relationships with clients (3)	7%	7%
Agricultural partnership agreements (4)	9%	9%
Sugarcane supply agreements (4)	10%	10%
Technology and other (5)	10%	10%

Estimated residual values and useful lives of the assets are reviewed and adjusted, if applicable, at the end of each year.

(1)            Software license

Licenses acquired for computer programs are capitalized and amortized over their estimated useful life by Raízen. Software maintenance costs are expensed as incurred. Expenses directly associated with software, controlled by Raízen, which are likely to generate economic benefits are measured at cost, less accumulated amortization and any accumulated impairment losses.

(2)            Brands

It corresponded to the right to use the Shell brand, contributed in the formation of Raízen by shareholder Shell, recognized at historical cost, which was in force until May 2021 and was renewed on the same date, and also the “Barcos & Rodados” brand as from the acquisition of B&R by Raízen on November 1st, 2021.

On May 20, 2021, Raízen renewed the License to Use the “Shell” Brand with Shell Brands International AG. With this renewal, Raízen maintains the right to use this brand, in the fuel distribution and related activities sector in Brazil, for a minimum period of 13 (thirteen) years, which can be renewed in certain cases, subject to compliance with certain conditions set out in the contract.

The brands are amortized on a straight-line basis over the term of the contract, in the case of the Shell brand, and over a period of 6 (six) years for the Barcos & Rodados brand, arising from the acquisition. For further details, see Note 31.1.ii.

(3)           Contractual relationships with clients

It corresponds to the intangible asset to relationships with clients with a definite useful life acquired in the business combination of Raízen Argentina and B&R and recognized at fair value on the acquisition date. Amortization is calculated using the straight-line method over the expected life of the contractual relationship with the client.

34

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(4)           Agricultural partnership and sugarcane supply agreements

These classes of intangible classes were acquired in a business combination and were recognized at fair value on the acquisition date. They have a finite useful life and are recorded at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the contractual relationship with the supplier and the client.

(5)           Technology

Refers to technologies developed by Iogen Corp. for the production of second-generation ethanol (“E2G”), represented by contractual rights including, among others, exclusivity to RESA for the sale of these rights in the territories in which it operates.

(l)           Impairment of non-financial assets

Raízen assesses if there are indications of loss of value of an asset on an annual basis. If indications are identified, Raízen estimates the asset’s recoverable amount. The recoverable amount of an asset item is the higher of: (a) its fair value less costs that would be incurred to sell it; and (b) its value in use. When necessary, the value in use is usually determined based on the discounted cash flow resulting from the continuous use of the asset until the end of its useful life.

Regardless of the existence of indications of impairment, goodwill and intangible assets with an indefinite useful life, are tested for impairment annually.

When the carrying amount of an asset exceeds its recoverable amount, the loss is recognized as an operating expense in the statement of income.

(m)         Provisions

Provisions are recognized when: (i) Raízen has a present legal or constructive obligation as a result of past events, (ii) it is likely that an outflow of funds will be required to settle the obligation, and (iii) amount may be reliably estimated.

(n)          Employee benefits

Raízen has a supplementary pension plan composed of a defined contribution plan and a defined benefit portion, intended for all employees.

For the defined contribution, the expense is recognized in P&L when it occurs, while, for the defined benefit, Raízen recognizes a liability based on a methodology that considers a series of factors that are determined by actuarial calculations, which use certain assumptions to determine the cost (or revenue) for the pension plan.

Actuarial gains or losses arising from adjustments and changes in actuarial assumptions are recorded directly in equity as other comprehensive income, when incurred.

Past service costs are immediately recognized in the statement of income.

35

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(o)           Share-based payment

Raízen approved the creation of the “Restricted Share Grant Program – New VLP” granted on March 29, 2022. At this same moment, Raízen’s eligible employees benefited from the plan through the share grant instrument.

The share-based equity settled payment plan is measured based on the fair value on the date the shares are granted and recognized as personnel expenses, with a corresponding increase in equity, over the period in which the employees unconditionally become entitled to the benefits.

The amount recognized as an expense is adjusted to reflect the number of shares for which the service conditions and non-market vesting conditions are expected to be met, so that the amount ultimately recognized as an expense is based on the number of shares that do meet the related service conditions and non-market vesting conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no modification for differences between expected and actual benefits.

When the terms of an equity-settled transaction are modified (for example, by plan modifications), the recognized minimum expense is the fair value at the date of grant, provided that the original vesting conditions are met. An additional expense, measured at the modification date, is recognized for any modification that increases the fair value of share-based payments or that otherwise benefits employees. When a grant is canceled by the entity or counterparty, any remaining element of the grant's fair value is immediately recognized as an expense in the statement of income.

The fair value of the amount payable to employees in relation to the share appreciation rights, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities during the period in which employees unconditionally acquire the right to payment. The liability is remeasured at each reporting date and at the settlement date, based on the fair value of the share appreciation rights. Any changes in the fair value of the corresponding liabilities are recognized in the statement of income as personnel expenses.

(p)          Treasury shares

Treasury shares represent shares that are bought back by the company and are available for specific and limited purposes. For accounting purposes, Raízen holds the necessary shares to meet future share-based payment plans to employees and volume is treated in the same way as treasury shares.

(q)          Income tax and social contribution

Income tax and social contribution income (expenses) for the year comprise current and deferred taxes. Income taxes are recognized in the statement of income, except to the extent they relate to items directly recognized in equity or comprehensive income, as applicable. In this case, the taxes are also recognized in equity or comprehensive income.

Current and deferred income tax and social contribution are determined based on the tax rate enacted or substantially enacted at the date of the statement of financial position in the countries where Raízen entities operate and generate taxable profit. Management regularly assesses the positions assumed by Raízen in the income tax calculations with respect to situations in which applicable tax regulations give rise to different interpretations, and records provisions, when appropriate, based on estimated amounts payable to tax authorities.

36

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

In Brazil, income tax is calculated on taxable profit at a rate of 15%, plus surtax of 10% on profit exceeding R$ 240 over 12 months, whereas social contribution tax is calculated at a rate of 9% on taxable profit, both recognized on an accrual basis. In other words, Raízen is subject to a theoretical combined tax rate equivalent to 34%.

Deferred income tax and social contribution related to income tax and social contribution tax losses and temporary differences are stated net in the statement of financial position when there is a legal right and the intention to offset them when calculating current taxes, related to the same legal entity and the same tax authority.

Accordingly, deferred tax assets and liabilities in different entities or different countries are usually presented separately, and not on a net basis. Deferred taxes are calculated based on the rates established upon their realization and are reviewed annually.

Tax prepayments or current amounts subject to offsetting are stated under current or non-current assets, according to their estimated realization.

(r)           Equity and remuneration to shareholders

Equity is represented by common and preferred shares. Incremental expenses directly attributable to the issue of shares, when incurred, are presented as a deduction from equity, as additional capital contribution, net of tax effects.

Distribution of profits to the shareholders is made in the form of dividends and/or interest on equity based on the limits defined in the bylaws of Raízen and the laws in force. They are classified as cash flow from financing activities, when paid.

(s)           Business combinations

Raízen adopts the acquisition method to account for business combinations. The consideration transferred for acquisition of a subsidiary is the fair value of the assets transferred, liabilities assumed, and any equity instruments issued by Raízen. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement, where applicable. Acquisition-related costs are recorded in the statement of income as incurred. Identifiable assets acquired, liabilities (including contingent) assumed in a business combination are initially measured at fair value on the acquisition date.

Raízen recognizes the noncontrolling interest in the acquiree, to the proportional share of the noncontrolling interest in the fair value of the acquiree's net assets. Measurement of the noncontrolling interest is determined for each acquisition made.

The excess of the consideration transferred and of the fair value on the date of acquisition of any previous equity interest in the acquiree in relation to the fair value of Raízen’s interest in the net identifiable assets acquired is recorded as goodwill. When applicable, in acquisitions in which Raízen attributes fair value to noncontrolling interests, the determination of goodwill also includes the value of any noncontrolling interest in the acquiree, and goodwill is determined considering the interest of Raízen and of noncontrolling interests. When the consideration transferred is less than the fair value of the net assets of the acquiree, the difference is recognized directly in the statement of income for the year as a bargain purchase under Other operating revenue, net.

37

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(t)           Environmental issues

Raízen minimizes the risks associated with environmental issues through operating procedures and controls and investments in pollution control systems and equipment. Raízen records a provision for loss on environmental expenses, under “Other liabilities”, to the extent that it is necessary to carry out environmental remediation of the damage caused.

(u)          Segment information

An operating segment is a component of Raízen that carries out business activities from which revenues may be obtained and expenses incurred, including revenues and expenses related to transactions with other Company components. All operating results of the operating segments are frequently reviewed by Raízen’s CEO and by the Board of Directors for decisions concerning funds to be allocated to the segment and performance evaluation, and for which individual financial information is available.

Prior to the corporate reorganization of Raízen completed on June 1st, 2021, Raízen S.A. and Raízen Energia S.A. where two separates of the legal entities. As a result of the corporate reorganization the results of RESA started to be consolidate under the same corporate governance structure of Raizen. Accordingly, our segment information has been presented on a retrospective basis to March 31, 2021. See more details in Note 24.

2.4.         Impacts of the new IFRS and IFRIC on the combined consolidated financial statements

The following amendments to standards were adopted for the first time for the years beginning on:

April 1st, 2021

•

Amendments to IFRS 9, IAS 39 and IFRS 7 - Financial Instruments, IFRS 4 - Insurance Contracts and IFRS 16 - Leases: the amendments provided for in Phase 2 of the IBOR reform address issues that may affect the financial statements during the reform of a benchmark interest rate, including the effects of changes in contractual cash flows or hedging relationships arising from the replacement of a rate with an alternative benchmark rate (replacement issues).

April 1st, 2020

•	Definition of material: amendments to IAS 1 - Presentation of Financial Statements and IAS 8 - Accounting Policies, Changes in Accounting Estimates and Errors;
•	Definition of business: amendments to IFRS 3 - Business Combinations;
•	IBOR Reform: amendments to IFRS 9, IAS 39 and IFRS 7 - Financial Instruments; and
•	Revised Conceptual Framework for Financial Reporting.

38

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The above amendments did not have material impacts for Raízen.

2.5.         New IFRS and IFRIC (IFRS’ Interpretations Committee) applicable to financial statements

The following amendments have been issued by the IASB but are not yet effective for the year ended March 31, 2022. Although encouraged by the IASB:

•

Amendment to IAS 16 - Property, Plant and Equipment: in May 2020, the IASB issued an amendment that does not allow an entity to deduct from the cost of property, plant and equipment the amounts received from the sale of items produced while the asset is being prepared for its intended use. Such revenues and related costs must be recognized in the statement of income for the year. The effective date of application of this amendment is January 1st, 2022 and, in the case of Raízen, April 1st, 2022.

•

Amendment to IAS 37 - Provisions, Contingent Liabilities and Contingent Assets: in May 2020, the IASB issued this amendment to clarify that, for the purpose of assessing whether a contract is onerous, the cost of complying with the contract includes the incremental compliance costs of such contract and allocation of other costs directly related to compliance therewith. The effective date of application of this amendment is January 1st, 2022 and, in the case of Raízen, April 1st, 2022.

•

Amendment to IFRS 3 - Business Combinations: issued in May 2020, this amendment aims to replace the references from the previous version of the conceptual framework with the most recent one. The effective date of application of this amendment is January 1st, 2022 and, in the case of Raízen, April 1st, 2022.

•

Annual Improvements - 2018-2020 Cycle: in May 2020, the IASB issued the following amendments as part of the annual improvement process, applicable as of January 1st, 2022 and, in the case of Raízen, April 1st, 2022:

(i)	IFRS 9 - Financial Instruments: clarifies which rates should be included in the 10% test for the write-off of financial liabilities.
(ii)	IFRS 16 - Leases: amendment to example 13 in order to exclude the example of lessor payments related to improvements in the leased property.

•

Amendments to IAS 1 - Classification of Liabilities as Current or Non-current: In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1, to specify the requirements for classifying liabilities as current or non-current. The amendments clarify what is meant by a right to defer settlement, that a right to defer must exist at the end of the reporting period, that classification is unaffected by the likelihood that an entity will exercise its deferral right, and also that only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification. Amendments are effective for periods beginning on or after January 1st, 2023, and should be applied retroactively, in the case of Raízen, as of April 1st, 2023.

•

Amendments to IAS 8 - Definition of accounting estimates: In February 2021, IASB issued amendments to IAS 8, in which it introduces the definition of “accounting estimates”. The amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors. They also explain how entities use measurement techniques and inputs to develop accounting estimates. The effective date of application of this amendment is January 1st, 2023 and, in the case of Raízen, April 1st, 2023.

39

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

•

Amendment to IAS 1 and IFRS Practice Statement 2 - Presentation of Financial Statements: In February 2021, the IASB issued amendments to IAS 1  and IFRS Practice Statement 2 Making Materiality Judgments, in which it provides guidance and examples to help entities apply materiality judgments to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their ‘significant’ accounting policies with a requirement to disclose their ‘material’ accounting policies; and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures. The effective date of application of this amendment is January 1st, 2023 and, in the case of Raízen, April 1st, 2023.

We do not expect material impacts to Raízen from the mentioned amendments. There are no other IFRS standards or IFRIC interpretations not yet effective that could have a significant impact on Raízen’s combined consolidated financial statements.

3.              Cash and cash equivalents

		Average yield rate
	Index	2022	2021	2022	2021

Funds in banks and in cash				4,139,847	2,179,403
Values awaiting foreign exchange closure (1)				43,031	1,087,345
Short-term investments:
CDB (Bank deposit certificate), commitments and other (2)	CDI	98.7%	99.4%	4,051,690	3,246,057
Total short-term investments				4,051,690	3,246,057

Total cash and cash equivalents				8,234,568	6,512,805
Domestic (local currency)				4,281,058	3,020,907
Abroad (foreign currency) (Note 28.d)				3,953,510	3,491,898
				8,234,568	6,512,805

(1)	These refer basically to receiving foreign currency founds from overseas clients, for which obtaining foreign exchange from financial institutions was not yet concluded until the statement of financial position date, and to foreign funds held for payment of debts related to export performance.
(2)	Refer to fixed income investments in first-class financial institutions, with daily yield earnings and liquidity.

4.                Securities

		Average yield rate
	Index	2022	2021	2022	2021

Financial treasury bill (“LFT”)	SELIC	100%	100%	87,529	134,940
				87,529	134,940

40

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

5.              Restricted cash

		Average yield rate
	Index	2022	2021	2022	2021

Financial investments linked to financing	CDI	99.1%	100.0%	67	39
Financial investments linked to derivative operations (1) (Note 28.g)	CDI	99.1%	100.1%	100,821	99,662
Margin on derivative operations (2) (Note 28.g)				2,178,744	965,482
				2,279,632	1,065,183
Domestic (local currency)				100,888	99,701
Abroad (foreign currency) (Note 28.d)				2,178,744	965,482
				2,279,632	1,065,183

(1)	It corresponds to financial investments in CDB and government securities abroad, carried out with top-tier banks, pledged as collateral for derivative instrument transactions.
(2)	Margin deposits in derivative transactions referred to margin calls at a commodity exchange and were exposed to the dollar fluctuation and commodities in derivative transactions.

6.              Trade accounts receivable

(a)           Trade accounts receivable

	2022	2021

Domestic (local currency)	3,920,718	2,808,991
Abroad (foreign currency) (Note 28.d)	2,529,851	1,049,386
Other accounts receivable (i)	366,267	533,430
Allowance for expected credit losses	(178,998)	(158,665)
	6,637,838	4,233,142
Current	(6,271,015)	(3,860,577)
Non-current	366,823	372,565

(i)	Other accounts receivable substantially refer to installments of overdue receivables and sales of real estate properties, with the main purpose of implementing or modernizing gas stations, through security interest, guarantees and collaterals.

Raízen has not issued notes as collateral. The maximum exposure to credit risk at the statement of financial position date is the carrying amount of each class of trade accounts receivable.

41

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The maturity of trade accounts receivable is as follows:

	2022	2021

Falling due	6,123,548	3,771,525
Overdue:
Within 30 days	145,487	96,145
From 31 to 90 days	59,327	56,597
From 91 to 180 days	59,367	26,484
Over 180 days	429,107	441,056
	6,816,836	4,391,807

For long-overdue notes with no allowance for expected credit losses, Raízen has guarantees, such as mortgages and letters of credit.

The allowance for expected credit losses was calculated based on credit risk analysis, which includes, among other factors, the history of losses, the individual situation of clients, the situation of the economic group to which the clients belong, the security interest for debts and, where applicable, the assessment of legal advisors.

The allowance for expected credit losses is considered sufficient by management to cover any losses on receivables. Changes in this allowance are as follows:

At March 31, 2020	(151,409)
Allowance for expected credit losses, net	(7,493)
Effect of foreign currency translation and other	237
At March 31, 2021	(158,665)
Business combination	(10,746)
Allowance for expected credit losses, net	(11,755)
Effect of foreign currency translation and other	2,168
At March 31, 2022	(178,998)

(b)          Advances from clients

At March 31, 2022, Raízen had R$ 4,796,239 (R$ 471,042 in 2021) recorded in current liabilities, under Advances from clients, which refer substantially to amounts received from clients abroad for the purchase of sugar and ethanol and performance of commodities export.

7.              Inventories

	2022	2021
Finished products:
Diesel (2)	2,846,277	1,314,231
Gasoline (2)	2,011,989	1,389,677
Jet fuel	234,516	170,354
Petroleum by-products (1)	280,940	216,021
Ethanol	2,359,159	1,129,041
Sugar	686,022	235,406
Oil (crude oil) (2)	418,453	269,342
Products in process	344,331	257,528
Warehouse and other	750,258	635,448
	9,931,945	5,617,048

42

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)            Refers substantially to inventories of fuel oil, lubricants and asphalt.

(2)            As of March 31, 2022, and 2021, such inventories include fair value measurement (Note 28.e), level 2 hierarchy, as follows:

	Cost value		Fair value		Income (loss)
	2022	2021	2022	2021	2022	2021	2020
Finished products:
Diesel	2,850,636	1,298,030	2,846,277	1,314,231	(20,560)	131,581	(113,473)
Gasoline	2,015,727	1,358,099	2,011,989	1,389,677	(35,316)	113,361	(121,454)
	4,866,363	2,656,129	4,858,266	2,703,908	(55,876)	244,942	(234,927)

As of March 31, 2022, inventories are stated at net realizable value, slow-moving and/or obsolete inventories, amounting to R$ 73,902 (R$ 42,707 in 2021). Changes in the provision for slow-moving and/or obsolete inventories are shown below and were recognized in the statement of income under “Costs of products sold and services” rendered:

March 31, 2020	(123,978)
Estimated loss	(56,504)
Reversal and write-off	139,815
Effect of foreign currency translation	(2,040)
March 31, 2021	(42,707)
Business combination	(11,689)
Estimated loss	(70,919)
Reversal and write-off	49,858
Effect of foreign currency translation	1,555
March 31, 2022	(73,902)

8.              Biological assets

Raízen’s biological assets comprise unharvested cane cultivated in sugarcane crops, which will be used as a raw material source in the production of sugar, ethanol and bioenergy upon harvesting. The fair value measurement method is the cash flow discounted to present value. The valuation model considers the present value of expected cash flows to be generated, including projections of up to two years, considering the estimates of the effective date for cutting the unharvested cane.

Planted areas represent only sugarcane crops, not considering the land where the crops are located, which are recognized under “Property, plant and equipment”.

The following significant assumptions were used in determining the fair value:

	2022	2021

Estimated harvest area (hectares)	650,598	463,793
Number of total recoverable sugar (“ATR”) per hectare	10.27	9.82
Projected average ATR price per kg (R$/kg)	1.28	0.77

As of March 31, 2022, cash flows were discounted at 7.68% (5.32% in 2021) which is the WACC (Weighted Average Cost of Capital) of Raízen.

In the years ended March 31, 2022 and 2021, Raízen reviewed the assumptions used to calculate the biological asset, the main impact of which was the increase in the average ATR price, influenced by the price of ethanol, and by the price of VHP sugar, in line with what has been observed in recent months as well as new US dollar price projections.

43

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

 Changes in biological assets (sugarcane) are as follows:

	2022	2021

Balance at the beginning of the year	1,353,185	897,315
Business combination (Note 31.1.i)	844,329	-
Additions to sugarcane treatments	1,324,875	781,601
Absorption of harvested sugarcane costs	(949,198)	(765,936)
Change in fair value, net of realization	1,340,766	441,222
Other	-	(1,017)
Balance at the end of the year	3,913,957	1,353,185

The estimated fair value could increase (decrease) if:

•	The estimated ATR price was higher (lower);
•	The projected productivity (tons per hectare and quantity of ATR) was higher (lower); and
•	The discount rate was lower (higher).

The operational activities of sugarcane planting are exposed to variations resulting from climate changes, pests, diseases, and forest fires, among other natural forces.

Historically, climatic conditions can cause volatility in the sugar-energy sector and, consequently, in Raízen's operating results, as they influence crops by increasing or reducing harvests.
9.              Recoverable taxes

	2022	2021
PIS and COFINS (ii)	2,933,464	1,933,562
ICMS (i)	1,908,241	1,476,161
IVA (iii)	381,173	384,101
Other	222,377	203,696
Estimated loss on realization of taxes (iv)	(28,324)	(28,782)
	5,416,931	3,968,738
Current	(3,325,080)	(2,540,396)
Non-current	2,091,851	1,428,342

(i)             ICMS

It arises from interstate operations for the distribution of oil by-products, in which the tax burden of the receiving state is lower than that retained by the supplier, according to Agreement No. 110/07. The reimbursement takes place through formalization of a process with the States, whereby after the request is approved, the payment is made by the substitute taxpayer, in this case the refinery, by means of a credit in a bank checking account.

44

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

To use ICMS credit balances, Raízen is internally reviewing certain activities, in particular the logistics of operations with changes in supply hubs. In addition, there are requests for special regimes from certain state tax authorities, requests for authorization to transfer balances between branches in the same state and analysis of credit sales to third parties.

The ICMS recoverable balance presented in these financial statements reflects the amount that Raízen expects to realize, less the provision for loss on credits, for which Management has no expectation to realize them.

(ii)           ICMS on the PIS and COFINS tax bases

On March 15, 2017, the Federal Supreme Court of Brazil (“STF”) completed the judgment of Appeal No. 574.706 and, under general resonance, established the thesis that the ICMS does not make up the PIS and COFINS tax base, since this amount does not represent Raízen’s revenue/billing. In other words, taxpayers have the right to exclude the ICMS amount recorded in the invoice from the PIS and COFINS tax base.

In 2018, Raízen recognized credits referring to periods after March 2017, based on the decision handed down on that date by the STF. In addition, the amounts recognized, referring to prior periods, for the group companies that have been awarded favorable final decisions on the referred matter, that is, a res judicata decision, were calculated based on the accounting and tax systems, considering the ICMS amount recorded in invoices. The accuracy of amounts was tested by crosschecking the information with the relevant accessory obligations.

Since adoption of the PIS and COFINS noncumulative regime, Raízen has been pleading in court the right to exclude ICMS from the PIS and COFINS tax base. In the years ended March 31, 2022 and 2021, Raízen concluded that the necessary legal certainty for recognizing the referred to tax credits had been achieved. Therefore, Raízen recognized consolidated credits amounting to R$ 37,880 and R$ 64,432, respectively, under Recoverable taxes, arising from certain res judicata decisions handed down on lawsuits for the entire period after 5 years of the date of distribution of the lawsuits in court and, in the case of decisions not yet final, credits after October 2, 2017, prospectively, according to the conclusion of the leading case, granting the appeal to taxpayers.

On May 13, 2021, the STF concluded the judgment on the modulation of the effects of the decision that excluded the ICMS from the PIS and COFINS tax base (Appeal 574.706) and confirmed that the ICMS to be considered is that recorded in the invoice, and not the ICMS amount paid. Accordingly, Raízen recognized consolidated credits in the amount of R$ 163,435, under Recoverable taxes, referring to the period from April 2011 to December 2014.

(iii)         IVA

This refers to the federal tax applicable in Argentina and Paraguay on commercial transactions with clients and suppliers, whose triggering event, determination and payment takes place on a monthly basis.

45

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(iv)         Estimated loss on realization of taxes

Changes in estimated loss on realization of taxes are as follows:

March 31, 2020	(28,998)
Reversal of provision for expected loss, net	216
March 31, 2021	(28,782)
Reversal of provision for expected loss, net	458
March 31, 2022	(28,324)

10.           Related parties

(a)           Summary of balances with related parties

	2022	2021
Assets
Assets classified by currency:
Domestic (local currency)	1,832,077	1,909,666
Abroad (foreign currency) (Note 28.d)	253,561	147,099
	2,085,638	2,056,765
Financial transactions
Other	3,300	-
	3,300	-
Framework agreement (1)
Shell Brazil Holding B.V.	652,165	922,654
Cosan S.A.	635,200	626,584
Shell Brasil Petróleo Ltda.	100,897	71,861
Other	8,855	9,317
	1,397,117	1,630,416
Commercial and administrative transactions (2)
Rumo Group	339,443	200,114
Shell Group	250,908	116,560
Agricopel Group	53,125	20,173
Comgás - Companhia de Gás de São Paulo	9,975	15,031
Cosan S.A.	11,313	16,691
Other	20,457	57,780
	685,221	426,349
	2,085,638	2,056,765
Current assets	(975,556)	(783,362)
Non-current assets	1,110,082	1,273,403

46

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2022	2021
Liabilities
Liabilities classified by currency:
Domestic (local currency)	2,438,410	2,154,514
Abroad (foreign currency) (Note 28.d)	2,579,290	769,308
	5,017,700	2,923,822
Framework agreement (1)
Cosan S.A.	665,435	717,833
Shell Brasil Petróleo Ltda.	154,313	156,138
Shell Brazil Holding B.V.	51,135	62,380
Other	12,656	25,726
	883,539	962,077
Financial transactions
Other	1,855	4,257
	1,855	4,257
Commercial and administrative transactions (2)
Shell Group (1)	2,567,919	547,260
Rumo Group	64,058	43,322
Other	42,042	262,523
	2,674,019	853,105
Preferred shares and other (3)
Shell Brazil Holding B.V.	173,497	168,446
Cosan S.A.	-	2,220
	173,497	170,666
Corporate restructuring
Uniduto Logística S.A.	1,095	-
Logum Logística S.A.	7,070	-
	8,165	-
Lease liabilities (4)
Radar Propriedades Agrícolas S.A.	245,595	159,998
Aguassanta Desenvolvimento Imobiliário S.A.	149,981	44,978
Aguassanta Agrícola S.A.	107,124	132,200
Nova Agrícola Ponte Alta S.A.	153,959	113,464
Nova Amaralina S.A. Propriedades Agrícolas	79,189	59,180
Jatobá Propriedades Agrícolas Ltda.	95,899	71,179
Terrainvest Propriedades Agrícolas S.A.	75,539	59,440
Other	369,339	293,278
	1,276,625	933,717
	5,017,700	2,923,822
Current liabilities	(1,746,606)	(1,509,070)
Non-current liabilities	3,271,094	1,414,752

47

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)           Framework agreement

The amounts recorded in assets and liabilities refer to recoverable or refundable balances of Raízen’s shareholders as they relate to the period prior to the formation of Raízen.

(2)           Commercial and administrative transactions

The amounts recorded in assets refer to reimbursement of administrative expenses, transactions involving the sale of products such as gasoline, diesel, jet fuel, ethanol, sugar and other materials, as well as advances for acquisition of sugarcane and cargo handling at ports.

The amounts recorded in liabilities refer to commercial transactions for the purchase of products and provision of services such as: ethanol, diesel, gasoline, road and rail freight, storage, sugar, sugarcane, advances from clients for sugar exports, and granting of licenses for use of the Shell brand (Note 14).

(3)           Preferred shares and other

Substantially tax benefits to be reimbursed to Shell and Cosan, when effectively used by Raízen, determined by the balances of income and social contribution tax losses (“NOL”) and tax benefit on amortization of goodwill (“GW”) arising from years prior to the formation of Raízen.

(4)           Lease liabilities

Changes in lease liabilities in the years ended March 31, 2022 and 2021 are as follows:

March 31, 2020	740,564
Additions	44,649
Write-offs	(25,739)
Payments	(171,358)
Interest	67,706
Remeasurements (1)	277,895
March 31, 2021	933,717
Additions	98,204
Write-offs	(79,486)
Payments	(240,030)
Interest	101,473
Remeasurements (1)	462,747
March 31, 2022	1,276,625

Current	(209,953)
Non-current	1,066,672

(1)     Remeasurement is mainly related to the agriculture lease and partnership contracts (CONSECANA’s index variation).

48

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(b)          Summary of transactions with related parties (10)

	2022	2021	2020
Sale of products
Raízen and Wilmar Sugar Pte. Ltd.	-	-	299,713
Rumo Group (4)	1,760,994	1,189,005	1,213,317
Agricopel Group (5)	1,451,163	780,365	851,755
Shell Group (6)	2,912,745	1,623,514	2,495,025
Other	292,196	78,150	83,564
	6,417,098	3,671,034	4,943,374
Purchase of goods and services
Shell Group (6)	(4,345,682)	(3,041,339)	(4,867,104)
Rumo Group (4)	(589,465)	(609,353)	(449,133)
Agroterenas S.A. (7)	-	-	(348,099)
Nova América Agrícola Ltda. (7)	-	-	(173,266)
Nova América Agrícola Caarapó Ltda. (7)	-	-	(169,863)
Agricopel Group (5)	(125,281)	(84,683)	(94,464)
Other	(86,751)	(97,852)	(167,564)
	(5,147,179)	(3,833,227)	(6,269,493)
Net financial income (expenses) (1)
Cosan S.A.	(3,388)	(5,582)	7,141
Shell Group (6)	(114,321)	12,379	(63,351)
Aguassanta Group (8)	(20,241)	(14,579)	(14,684)
Radar Group (9)	(63,705)	(35,974)	(31,941)
Other	(20,931)	(14,140)	(10,123)
	(222,586)	(57,896)	(112,958)
Revenues from services
Shell Group (6)	22,049	3,062	7,047
Comgás - Companhia de Gás de São Paulo	27,365	36,863	32,703
Rumo Group (4)	31,901	26,986	35,299
Cosan Lubrificantes e Especialidades S.A.	10,037	7,319	7,406
Other	18,680	13,369	12,028
	110,032	87,599	94,483
Service expenses (3)
Shell Group (6)	(19,486)	(27,368)	(25,995)
Other	(93)	(467)	(912)
	(19,579)	(27,835)	(26,907)

49

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)	Financial income (expenses), net correspond mostly to: (i) interest on lease liabilities; (ii) interest on accounts payable to Shell for licensing use of the brand; and (iii) other foreign exchange differences.
(2)	These refer to: (i) lubricant sales commissions to Shell; and (ii) expenses with the sharing of corporate, management and operating costs.
(3)	Refer to expenses with technical support, maintenance of the billing and collection process, commissions on the sale of jet fuel, brand use and secondees to Shell.
(4)	“Rumo Group” refers to the railway and port operations represented by the following companies: Rumo S.A, Elevações Portuárias S.A, Logispot Armazéns Gerais S.A., Rumo Malha Sul S.A., Rumo Malha Oeste S.A., Rumo Malha Paulista S.A., Rumo Malha Norte S.A., Rumo Malha Central S.A., Portofer Transporte Ferroviário Ltda., ALL Armazéns Gerais Ltda., Terminal São Simão S.A., América Latina Logística Intermodal S.A and Brado Logística S.A.
(5)	“Agricopel Group” refers mostly to sales of fuel represented by the companies Agricopel Comércio de Derivados de Petróleo Ltda., Posto Agricopel Ltda., Agricopel Diesel Paraná Ltda. and Blue Adm Administração de Bens Ltda., whose relationship takes place through FIX Investimentos Ltda., which is the noncontrolling shareholder of Raízen Mime.
(6)	“Shell Group” refers mainly to the commercial transactions conducted by Shell Aviation Limited, Shell Overseas Investments B.V., Shell Trading Rotterdam, Shell Companhia Argentina and Shell Trading US Company, and granting of the license to use the Shell brand by Shell Brands International AG.
(7)	Agroterenas S.A, Nova América Agrícola Ltda. and Nova América Agrícola Caarapó Ltda. no longer have significant influence over Raízen, at 2020, they are not characterized as related parties.
(8)	“Aguasanta Group” refers to the purchase, sale and lease of own properties, represented mainly by the following companies: Aguassanta Participações S.A, Santa Bárbara Agrícola S.A., Aguassanta Agrícola Ltda., Aguapar Agrícola Ltda. and Palermo Agrícola S.A.
(9)	“Radar Group” refers to the purchase, sale and lease of own properties, represented mainly by the following companies: Radar Propriedades Agrícolas S.A., Nova Agrícola Ponte Alta S.A., Nova Amaralina S.A., Bioinvestiments Negócios e Participações S.A. and Proud Participações S.A.
(10)	Transactions with related parties are entered into on an arm’s length basis, in line with those prevailing in the market or that Raízen would take out from third parties.

50

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(c)           Officers and members of the Board of Directors

Fixed and variable compensation to key management personnel of Raízen, including statutory officers and members of the Board of Directors, recognized in profit or loss for the years ended March 31, 2022, 2021 and 2020, is as follows:

	2022	2021	2020

Regular remuneration	(74,766)	(58,074)	(56,911)
Bonuses and other variable remuneration	(84,802)	(41,973)	(50,760)
Share-based payment	(24,540)	-	-
Total remuneration	(184,108)	(100,047)	(107,671)

(d)          Other significant information involving related parties

Revolving Credit Facility

On December 22, 2021, Raízen replaced the revolving credit facility, in the amount of US$ 700,000 thousand, held with its shareholders Shell and Cosan, for a revolving credit facility contracted with a syndicate of banks in the same amount. The details of this operation are described in Note 17.

11.              Assets from contracts with clients

	2022	2021
Balance at the beginning of the year	2,730,497	2,567,165
Business combination	285,291	-
Additions	724,290	656,713
Amortization (Note 23)	(579,822)	(502,468)
Effect of foreign currency translation	(73,663)	9,087
Balance at end year	3,086,593	2,730,497
Current	(555,612)	(475,045)
Non-current	2,530,981	2,255,452

51

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

12.              Investments

	Investments (1)					Equity accounting result
	Country	Business activity	Equity interest	2022	2021	2022	2021	2020
Book value
Joint ventures
Rede Integrada de Lojas de Conveniência e Proximidade S.A. (“Nós Group”)	Brazil	Convenience and proximity stores	50.00%	190,499	202,593	(11,946)	7,715	11,817
Raízen and Wilmar Sugar Pte. Ltd.	Singapore	Trading	50.00%	-	50,326	-	(1,388)	845
Other	Brazil	Energy	50.00% to 57.89%	15,246	-	3	-	-
				205,745	252,919	(11,943)	6,327	12,662
Associated companies
Centro de Tecnologia Canavieira S.A.	Brazil	R&D	19.58%	169,220	138,575	27,186	14,302	7,711
Logum Logística S.A.	Brazil	Logistics	30.00%	312,059	270,966	(58,919)	(73,438)	(25,389)
Uniduto Logística S.A.	Brazil	Logistics	46.48%	48,338	42,574	(9,139)	(11,385)	(4,373)
Latitude Logística Portuária S.A.	Brazil	Port operation	50.00%	10,190	4,078	1,111	(311)	-
Navegantes Logística Portuária S.A.	Brazil	Port operation	33.33%	21,689	21,080	(3,090)	(1,218)	-
Nordeste Logística I S.A.	Brazil	Port operation	33.33%	4,266	787	2,145	(197)	-
Nordeste Logística II S.A.	Brazil	Port operation	33.33%	13,639	7,637	(899)	(190)	-
Nordeste Logística III S.A.	Brazil	Port operation	33.33%	11,750	9,663	320	(216)	-
Termap S.A.	Argentina	Sea terminal	3.50%	323	390	-	-	-
Gera Soluções e Tecnologia S.A.	Brazil	Energy	30.00%	3,939	-	-	-	-
				595,413	495,750	(41,285)	(72,653)	(22,051)
Appreciation of assets, net assigned to joint venture
Nós Group				495,639	511,000	(15,361)	(15,361)	(6,401)
Investment goodwill (2)
Uniduto Logística S.A.				5,676	5,676	-	-	-
Centro de Tecnologia Canavieira S.A.				51,946	51,946	-	-	-
				57,622	57,622	-	-	-
Total investment				1,354,419	1,317,291	(68,589)	(81,687)	(15,790)

(1)             Investments measured by the equity method; and

(2)             Goodwill on the purchase of shares and transfers of shares.

52

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(a)           Changes in investments:

March 31, 2020	1,325,210
Additions (Note 12.e)	68,394
Equity pickup	(81,687)
Dividends	466
Effect of foreign currency translation and other	4,908
March 31, 2021	1,317,291
Business combination (Note 31.1)	28,509
Additions (Note 12.d)	133,556
Equity accounting result	(68,589)
Dividends	(57,133)
Effect of foreign currency translation and other	785
March 31, 2022	1,354,419

(b)          Summarized financial information of the major investments in associates, considering equity pickup adjustments, where applicable:

	March 31, 2022
	Assets	Liabilities	Equity	Operating revenue	Net income / (loss)
Latitude Logística Portuária S.A.	73,106	52,726	20,380	8,757	2,222
Navegantes Logística Portuária S.A.	171,917	106,843	65,074	-	(9,271)
Nordeste Logística I S.A.	69,870	57,073	12,797	16,381	6,436
Nordeste Logística II S.A.	55,456	14,535	40,921	3,135	(2,697)
Nordeste Logística III S.A.	74,913	39,659	35,254	10,222	960
Centro de Tecnologia Canavieira S.A.	910,117	98,557	811,560	367,427	132,145
Logum Logística S.A.	3,226,669	2,269,038	957,631	177,416	(196,396)
Uniduto Logística S.A.	106,378	2,371	104,007	-	(19,663)
Iogen Energy Corporation (1)	38,596	416,440	(377,844)	-	(1,406)

	March 31, 2021
	Assets	Liabilities	Equity	Operating revenue	Net income / (loss)
Latitude Logística Portuária S.A.	48,274	40,118	8,156	-	(622)
Navegantes Logística Portuária S.A.	190,794	127,548	63,246	-	(3,654)
Nordeste Logística I S.A.	6,900	4,539	2,361	-	(591)
Nordeste Logística II S.A.	36,443	13,529	22,914	-	(570)
Nordeste Logística III S.A.	51,896	22,904	28,992	-	(648)
Centro de Tecnologia Canavieira S.A.	854,443	146,705	707,738	305,469	73,037
Logum Logística S.A.	2,812,110	1,907,151	904,959	168,943	(244,793)
Uniduto Logística S.A.	91,605	9	91,596	-	(24,495)
Iogen Energy Corporation (1)	38,596	416,440	(377,844)	-	(1,406)
Raízen and Wilmar Sugar PTE Ltd	100,651	100,651	-	10,802	(4,645)

(1)	Jointly controlled entity in which RESA holds 50% interest in common shares, whose fiscal year ends at August 31. RESA did not set up a provision for estimated loss on equity pickup, since it has no legal or constructive obligations to make payments on account of that company.

53

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(c)           Selected information on joint venture:

The table below describes the financial information of the Nós Group, based on its financial statements, adjusted by the recognition of fair value adjustments on the date of establishment of the joint venture and by differences in accounting policies, when applicable. The table also reconciles the summarized financial information at the carrying amount of the interest held by Raízen in the joint venture.

	2022	2021
Current assets	311,040	414,452
Non-current assets	333,963	117,080
Current liabilities	(112,571)	(75,506)
Non-current liabilities	(145,525)	(47,418)
Consolidated equity	386,907	408,608
Attributable to non-controlling shareholders	(5,909)	(3,423)
Attributable to controlling shareholders	380,998	405,185
Equity interest of Raízen	50.00%	50.00%
Share of equity	190,499	202,593
Appreciation and remeasurement at fair value	532,762	532,762
Accumulated amortization of appreciation	(37,120)	(21,762)
Appreciation and remeasurement, net	495,639	511,000
Carrying amount of the equity interest	686,138	713,593

	2022	2021
Net operating revenue	261,910	114,100
Net income (loss) for the year - consolidated	(21,611)	17,100
Attributable to non-controlling shareholders	(2,280)	(1,671)
Attributable to controlling shareholders	(23,891)	15,429
Equity interest of Raízen	50.00%	50.00%
Equity pickup	(11,946)	7,715

(d)          Investment transactions in the year ended March 31, 2022

Capital increases in Logum Logística S.A. (“Logum”) and in Uniduto Logística S.A. (“Uniduto”)

In the year ended March 2022, capital increases were, approved and subscribed by subsidiary RESA at the indirect associates Uniduto Logística S.A. and Logum S.A. in the respective amounts of R$ 15,413 and R$ 99,443.

Capital increases in port operation business

In May 2021, Raízen made capital contributions in cash to associates Nordeste Logística II S.A. and Nordeste Logística III S.A. in the respective amounts of R$ 6,400 and R$ 600.

54

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

On July 2021, Raízen paid in, through a current account, a capital increase in the associate Navegantes Logística Portuária S.A., in the amount of R$ 3,700.

In February 2022, capital contributions were made by Raízen in cash at the associates Nordeste Logística I S.A., Nordeste Logística II S.A. and Nordeste Logística III S.A. in the respective amounts of R$ 1,333, R$ 500 and R$ 1,167.

In March 2022, Raízen approved a capital increase in the associate Latitude Logística Portuária S.A. in the amount of R$ 5,000, through the payment of 25% of grant credits.

(e)           Investment transactions in the year ended March 31, 2021

Capital increases in Logum and Uniduto

In the year ended March 31, 2021, capital increases in Logum and Uniduto were approved in the respective amounts of R$ 117,920 and R$ 12,880. The amounts subscribed by RESA totaled R$ 40,897, fully paid in through a checking account.

All shareholders contributed and paid up the shares, proportionally to the interest held, except for one shareholder, who failed to contribute and pay up the shares in Uniduto. As a consequence of these events, shareholders RESA and Copersucar entered into an Agreement for future capital contribution, thus enabling that Uniduto honor the commitments assumed with shareholders of Logum.

Such future capital contributions have not yet been resolved by Uniduto’s shareholders.  Therefore, the percentage of equity interest held in these investees did not change.

Capital increases in port operation business

In the year ended March 31, 2021, capital increases of companies comprising the port exploration business were deliberated, approved and subscribed, amounting to R$ 27,497, through transfers of grants (intangible asset) and cash, in the amounts of R$ 18,294 and R$ 9,203, respectively.

There were no changes in the percentage of interest held in the capital of these investees, since all shareholders made capital contributions proportionally to their previously held interest.

55

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

13.              Property, plant and equipment

									At March 31, 2022
	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Aircraft, vessels and vehicles	Furniture, fixtures, and IT equipment	Construction in progress	Frequently replaced parts and components	Sugarcane planting	Other	Total
Cost:
March 31, 2021	1,274,330	3,453,910	14,666,126	708,620	299,098	1,939,720	1,457,327	7,299,280	63,980	31,162,391
Additions	24	21,608	131,913	2,968	7,407	2,707,534	1,502,920	1,040,396	16,533	5,431,303
Business combination (Note 31)	93,598	446,489	2,020,194	18,929	12,527	80,774	111,895	495,869	5,601	3,285,876
Write-offs	(16,267)	(9,415)	(165,362)	(46,794)	(3,713)	(17,393)	-	(24,215)	(12)	(283,171)
Provision/ (Reversal) of estimated loss, net and other (Note 26)	(2,809)	(25,617)	(20,040)	10,307	(315)	17,378	-	-	-	(21,096)
Transfers (1)	8,408	310,118	1,219,781	20,137	47,913	(1,717,362)	(752,873)	(273.022)	(1,632)	(1,138,532)
Foreign currency translation effect and other	(149,982)	(184,035)	(794,461)	(8,405)	(10,516)	(184,613)	-	-	(15,276)	(1,347,288)
March 31, 2022	1,207,302	4,013,058	17,058,151	705,762	352,401	2,826,038	2,319,269	8,538,308	69,194	37,089,483
Accumulated depreciation:
March 31, 2021	-	(790,955)	(6,068,409)	(386,525)	(204,744)	-	(752,358)	(5,191,761)	(41,027)	(13,435,779)
Depreciation for the year	-	(156,561)	(1,235,600)	(61,246)	(37,666)	-	(942,702)	(645,050)	(11,460)	(3,090,285)
Write-offs	-	4,030	131,114	40,383	2,147	-	-	-	12	177,686
Transfers (1)	-	(191)	9,536	(4,096)	(463)	-	753,495	273,022	714	1,032,017
Foreign currency translation effect and other	-	78,426	403,016	5,134	5,053	-	-	-	101	491,730
March 31, 2022	-	(865,251)	(6,760,343)	(406,350)	(235,673)	-	(941,565)	(5,563,789)	(51,660)	(14,824,631)
Net residual value:
March 31, 2022	1,207,302	3,147,807	10,297,808	299,412	116,728	2,826,038	1,377,704	2,974,519	17,534	22,264,852
March 31, 2021	1,274,330	2,662,955	8,597,717	322,095	94,354	1,939,720	704,969	2,107,519	22,953	17,726,612

(1)	Refers to amounts transferred to: (i) software cost, in Intangible assets, in the amount of R$ 99,467; (ii) Trade accounts receivable, in the amount of R$ 7,048.

56

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

									At March 31, 2021
	Land and rural properties	Buildings and improvements	Machinery, equipment, and facilities	Aircraft, vessels and vehicles	Furniture, fixtures, and IT equipment	Construction in progress	Frequently replaced parts and components	Sugarcane planting	Other	Total
Cost:
March 31, 2020	1,196,135	3,203,445	13,876,793	787,076	297,991	1,509,723	1,383,205	6,692,234	47,036	28,993,638
Additions	-	13,548	47,595	141	4,974	1,297,611	766,545	609,860	19,596	2,759,870
Business combination (Note 31) (2)	-	109	(3,928)	257	35	-	-	-	(828)	(4,355)
Write-offs	(22,141)	(24,683)	(169,332)	(85,487)	(20,859)	14	-	(2,814)	-	(325,302)
Reversal of estimated loss, net and other (Note 26)	-	-	7,892	(14,850)	931	-	-	-	-	(6,027)
Transfers (1)	5,693	159,122	509,645	19,306	13,327	(919,393)	-	-	(2,985)	(215,285)
Transfer between cost and depreciation	-	-	-	-	-	-	(692,423)	-	-	(692,423)
Effect of foreign currency translation and other	94,643	102,369	397,461	2,177	2,699	51,765	-	-	1,161	652,275
March 31, 2021	1,274,330	3,453,910	14,666,126	708,620	299,098	1,939,720	1,457,327	7,299,280	63,980	31,162,391
Accumulated depreciation:
March 31, 2020	-	(680,184)	(5,197,802)	(406,070)	(187,527)	-	(691,829)	(4,633,551)	(36,653)	(11,833,616)
Depreciation in the year	-	(122,339)	(977,818)	(67,815)	(40,558)	-	(752,952)	(558,210)	(4,374)	(2,524,066)
Write-offs	-	11,178	116,310	67,200	19,522	-	-	-	-	214,210
Transfers (1)	-	14,549	80,270	20,160	4,624	-	-	-	-	119,603
Transfer between cost and depreciation	-	-	-	-	-	-	692,423	-	-	692,423
Foreign currency translation effect	-	(14,159)	(89,369)	-	(805)	-	-	-	-	(104,333)
March 31, 2021	-	(790,955)	(6,068,409)	(386,525)	(204,744)	-	(752,358)	(5,191,761)	(41,027)	(13,435,779)
Net residual value:
March 31, 2021	1,274,330	2,662,955	8,597,717	322,095	94,354	1,939,720	704,969	2,107,519	22,953	17,726,612
March 31, 2020	1,196,135	2,523,261	8,678,991	381,006	110,464	1,509,723	691,376	2,058,683	10,383	17,160,022

(1)	Net transfers, amounting to R$ 95,682, refer to: (i) transfer to software cost, under Intangible assets, in the amount of R$ 79,867; (ii) amounts transferred to Trade accounts receivable and Suppliers, amounting to R$ 1,151; and (iii) amounts transferred to Other liabilities, substantially corresponding to the reduction in the provision for removal of tanks, in the amount of R$ 14,664.
(2)	This refers to the final adjustments in the price allocation of the assets acquired and liabilities assumed by RESA in the process of acquiring RZ Agrícola Caarapó Ltda. The details of this operation are described in Note 31.2.

57

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Construction in progress

The balances of construction in progress refer mainly to: (i) construction of second generation ethanol plant (E2G); (ii) expansion of the bioenergy park (Barra Mansa 1 Project – Paraguaçu); (iii) construction of solar energy generation and distribution plants; (iv) irrigation implementation and expansion projects; (v) improvements in irrigation systems (economizers); (vi) construction and expansion of biogas plants; (vii) construction of solar energy plants; (viii) investments for industrial maintenance and improvement, agricultural automation, as well as Environment, Health and Safety measures (“EHS”) and administrative investments; (ix) construction projects for new fuel distribution terminals and expansion, modernization and improvement of existing terminals; (x) investment in gas stations under the brand Shell, such as replacement of fuel pumps, environmental adequacy and image revitalization, renovation and revitalization of convenience stores at gas stations, purchase and installation of furniture and equipment for convenience stores at gas stations; (xi) investments in large clients (B2B), such as acquisition and installation of equipment, installation of gas stations in these large consumer clients; and (xii) expansion, modernization and improvement at airports, such as acquisition of supply vehicles, expansion of hydrant networks and supply points. In the year ended March 31, 2022, various projects of such nature were completed, totaling R$ 1,717,362 (R$ 919,393 in 2021).

Capitalization of borrowing costs

In the year ended March 31, 2022, borrowing costs capitalized at Raízen totaled R$ 82,113 (R$ 54,819 in 2021). The weighted average annual rates of financial charges for certain debts were 6.4% in 2022 (8.7% in 2021).

Property, plant and equipment given as guarantee

On March 31, 2022, loans and financing are guaranteed by land, buildings and machinery in the amount of R$ 660,461 (R$ 374,982 in 2021).

58

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

14.              Intangible assets

								At March 31, 2022
	Software license	Goodwill	Trademarks	Agricultural partnership agreements	Sugarcane supply agreements	Contractual relationships with clients	Technology	Granting rights and other	Total
Cost:
March 31, 2021	763,102	2,758,749	532,348	18,123	181,516	428,231	185,061	87,640	4,954,770
Business combination (Note 31)	8,844	1,297,156	60,746	-	-	-	-	1,470	1,368,216
Additions	133,013	-	1,722,993	-	-	-	-	28,769	1,884,775
Capital contribution (Note 12)	-	-	-	-	-	-	-	(5,000)	(5,000)
Transfers (1)	122,837	-	-	(1)	-	-	75	(18,347)	104,564
Effect of foreign currency translation and other	(11,384)	(120,423)	(10,189)	-	-	(67,962)	-	(2,284)	(212,242)
March 31, 2022	1,016,412	3,935,482	2,305,898	18,122	181,516	360,269	185,136	92,248	8,095,083
Accumulated amortization:
March 31, 2021	(489,035)	(431,380)	(527,963)	(18,077)	(119,015)	(70,330)	(109,292)	(34,966)	(1,800,058)
Amortization in the year	(94,389)	-	(122,496)	-	(10,658)	(42,911)	(18,450)	(477)	(289,381)
Transfers (1)	(5,097)	-	-	(1)	-	-	(75)	76	(5,097)
Effect of foreign currency translation and other	4,750	-	487	-	-	15,075	-	-	20,312
March 31, 2022	(583,771)	(431,380)	(649,972)	(18,078)	(129,673)	(98,166)	(127,817)	(35,367)	(2,074,224)
Net residual value:
March 31, 2022	432,641	3,504,102	1,655,926	44	51,843	262,103	57,319	56,881	6,020,859
March 31, 2021	274,067	2,327,369	4,385	46	62,501	357,901	75,769	52,674	3,154,712

(1)             These refer to amounts transferred from Property, plant and equipment.

59

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

								At March 31, 2021
	Software license	Goodwill	Trademarks	Agricultural partnership agreements	Sugarcane supply agreements	Contractual relationships with clients	Technology	Granting rights and other	Total
Cost:
March 31, 2020	679,157	2,640,213	532,348	18,123	181,516	284,765	185,061	68,165	4,589,348
Additions	37,155	-	-	-	-	-	-	-	37,155
Capital contribution (Note 12)	-	-	-	-	-	-	-	(18,294)	(18,294)
Transfers (1)	44,676	-	-	-	-	-	-	36,588	81,264
Effect of foreign currency translation and other	2,114	118,536	-	-	-	143,466	-	1,181	265,297
March 31, 2021	763,102	2,758,749	532,348	18,123	181,516	428,231	185,061	87,640	4,954,770
Accumulated amortization:
March 31, 2020	(421,955)	(431,380)	(475,459)	(17,856)	(109,393)	(32,489)	(90,850)	(33,811)	(1,613,193)
Amortization in the year	(65,039)	-	(52,504)	(221)	(9,622)	(22,238)	(18,442)	(1,155)	(169,221)
Transfers (1)	(1,397)	-	-	-	-	-	-	-	(1,397)
Effect of foreign currency translation and other	(644)	-	-	-	-	(15,603)	-	-	(16,247)
March 31, 2021	(489,035)	(431,380)	(527,963)	(18,078)	(119,015)	(70,330)	(109,367)	(34,966)	(1,800,058)
Net residual value:
March 31, 2021	274,067	2,327,369	4,385	46	62,501	357,901	75,769	52,674	3,154,712
March 31, 2020	257,202	2,208,833	56,889	267	72,123	252,276	94,211	34,354	2,976,155

(1)             These refer to amounts transferred from Property, plant and equipment.

60

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Goodwill

As of March 31, 2022 and 2021, the balance of goodwill is as follows:

	2022	2021
On business combination of Cosan Combustíveis Lubrificantes S.A.	348,103	348,103
On acquisition of Latina	70,432	70,432
On acquisition of Raízen Argentina (1)	283,101	340,434
On acquisition of Biosev (Note 31.1.i)	757,487	-
On acquisition of B&R (Note 31.1.ii) (1)	313,075	-
On acquisition of Costa Rica Canavieira Ltda.	57,169	57,169
On acquisition of Cerrado Açúcar e Álcool S.A.	24,660	24,660
On acquisition of RESA	558	558
On acquisition of Univalem S.A. Açúcar e Álcool	5,018	5,018
On acquisition of Usina Açucareira Bom Retiro S.A.	81,575	81,575
On acquisition of Usina Benálcool	149,247	149,247
On acquisition of Usina Santa Luíza	42,348	42,348
On acquisition of Usina Zanin Açúcar e Álcool	98,380	98,380
On acquisition of Vertical	4,313	4,313
On acquisition of Raízen Corona	380,003	380,003
On acquisition of Raízen Destivale	42,494	42,494
On acquisition of Raízen Mundial	87,435	87,435
On establishment of FBA – Franco Brasileira S.A. Açúcar e Álcool	4,407	4,407
On merger of Curupay S.A. Participações	109,841	109,841
On payment of capital at Mundial	14,800	14,800
On acquisition of Usinas Santa Cândida e Paraíso	431,272	431,272
On acquisition of RWXE	8,430	8,430
On acquisition of Ryballa	5,400	5,400
On acquisition of Gera Next Participações (Note 31.1.iii)	163,504	-
Other	21,050	21,050
	3,504,102	2,327,369

(1)	As of March 31, 2022, the goodwill generated by the acquisition of Raízen Argentina and B&R includes the balance of the foreign currency translation positive effect in the amount of R$ 61,202 and loss of R$ 63,090 (R$ 118,536 and R$ zero in 2021), respectively.

Impairment analysis for cash generating units containing goodwill

Raízen tests the recoverable amount of goodwill at least annually.

Management uses the value in use method to determine the recoverable amount, which is based on the projection of the discounted cash flows expected from the cash-generating units (CGU) determined by management based on the budgets that consider the assumptions related to the CGUs using information available in the market and prior performance.

Raízen’s discounted cash flows were prepared for a 5-year period and carried at perpetuity without considering the actual growth rate, based on past performance and expected market development. Cash flows arising from the continued use of related assets are adjusted for specific risks and use the post-tax discount rate, calculated at 6.91% per year (5.39% in 2021).

61

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Significant assumptions used by Raízen were prices based on the market expectation, estimated growth rates for the business sector and extrapolations of growth rates based on the Brazilian and Argentina Gross Domestic Product (GDP). The entire future cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

The discounted cash flows of RESA and Biosev were prepared for a period of 25 years, in accordance with a reasonable time to recover the assets related to the activities of their economic sector. No real growth rate was considered in the year of the cash flow or in perpetuity, based on past performance and expectations for market development. The discount rate used was 6.91% per year (5.39% in 2021).

The main assumptions used for RESA and Biosev were expected price of sales of commodities over the long term, productivity in agricultural areas, performance of Total Recoverable Sugar (“TRS”), and operating and administrative costs. The entire cash flow was discounted at rates that reflect specific risks related to the relevant assets in each cash-generating unit.

As a result of the annual impairment tests, no significant losses were recognized in the years ended March 31, 2022, 2021 and 2020. The determination of the recoverability of assets depends on certain key assumptions as described above, which are influenced by the market, technological and economic conditions prevailing when such test is carried out and, therefore, it is not possible to determine whether impairment losses will occur in the future and, in the event, they occur, if they will be material.

15.           Suppliers and advances to suppliers

(a)           Suppliers

	2022	2021
Agreements (i)	9,483,222	6,634,383
Materials and services (ii)	5,767,281	2,752,368
Sugarcane (iii)	882,975	463,003
Oil products (iv)	2,046,248	893,039
Ethanol (iv)	879,788	168,379
	19,059,514	10,911,172
Domestic (local currency)	11,873,453	7,532,774
Abroad (foreign currency) (Note 28.d)	7,186,061	3,378,398
	19,059,514	10,911,172

(i)	Raízen has agreements related to payments with financial institutions (“Agreements”) through which certain suppliers may anticipate their receivables related to products and services provided to Raízen, directly with financial institutions. Under such Agreements, the supplier elects whether to anticipate the receivables and the financial institutions decide whether or not to acquire said credits, without interference from Raízen. The use of the Agreements does not imply any change in the notes issued by the suppliers, maintaining the conditions regarding the original amounts and payment terms, which is between 60 and 90 days, on average, falling within the Raízen’s recurring operational cycle.

62

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(ii)	Balance payable to suppliers of materials and services refers to acquisitions of machinery and equipment for the manufacturing facilities of the mills, distribution bases and own reseller gas stations, as well as various services contracted.
(iii)	The sugarcane harvest period, which usually takes place between April and December of each year, generally has a direct impact on the balance with sugarcane suppliers and the respective cutting, loading and transportation services.
(iv)	The balances payable to suppliers of ethanol, oil and oil by-products refer to credit purchases made by Raízen.

(b)          Advances to suppliers

	2022	2021
Performance (1)	3,383,055	-
Sugarcane (2)	691,247	371,649
Suppliers of materials and services	332,165	112,589
	4,406,467	484,238
Domestic (local currency)	4,318,161	427,979
Abroad (foreign currency)	88,306	56,259
	4,406,467	484,238
Current	(4,215,961)	(346,237)
Non-current	190,506	138,001

(1)	These refer to advances on commodity export performance, backed by US dollars, related to the purchase of goods for future delivery, specifically for export purposes.
(2)	These refer to advances made to sugarcane suppliers that are restated monthly according to the conditions and indices specifically agreed in the contracts.

63

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

16.           Leases

(a)           Rights of use assets

	Land	Properties and other	Aircraft, vehicles, and vessels	Machinery and equipment	Manufacturing facilities	Total
Cost:
March 31, 2021	6,526,339	436,698	865,255	398,860	97,323	8,324,475
Business combination (Note 31)	2,685,755	143	3,563	251,227	-	2,940,688
Additions	1,185,531	94,814	164,508	239,083	-	1,683,936
Write-offs	(391,678)	(4,437)	(48,965)	(26,213)	-	(471,293)
Remeasurements (1)	3,117,724	104,620	35,205	(812)	30,811	3,287,548
Transfers	-	5,013	(85)	-	-	4,928
Effect of foreign currency translation and other	(48,334)	(32,491)	(108,377)	(325)	-	(189,527)
March 31, 2022	13,075,337	604,360	911,104	861,820	128,134	15,580,755
Accumulated amortization:
March 31, 2021	(1,747,416)	(241,355)	(475,548)	(102,643)	(11,886)	(2,578,848)
Amortization in the year	(1,952,606)	(142,020)	(221,673)	(164,428)	(6,512)	(2,487,239)
Write-offs	115,450	701	38,264	4,230	-	158,645
Transfers	-	(5,013)	-	-	-	(5,013)
Effect of foreign currency translation and other	8,950	25,224	77,070	91	-	111,335
March 31, 2022	(3,575,622)	(362,463)	(581,887)	(262,750)	(18,398)	(4,801,120)
Net residual value:
March 31, 2022	9,499,715	241,897	329,217	599,070	109,736	10,779,635
March 31, 2021	4,778,923	195,343	389,707	296,217	85,437	5,745,627

	Land	Properties and other	Aircraft, vehicles, and vessels	Machinery and equipment	Manufacturing facilities	Total
Cost:
March 31, 2020	5,057,803	272,679	761,154	123,799	89,352	6,304,787
Additions	693,595	106,860	3,775	185,190	-	989,420
Write-offs	(198,333)	(34,972)	(1,811)	(11,558)	-	(246,674)
Remeasurements (1)	950,929	81,340	52,189	101,429	7,971	1,193,858
Effect of foreign currency translation and other	22,345	10,791	49,948	-	-	83,084
March 31, 2021	6,526,339	436,698	865,255	398,860	97,323	8,324,475
Accumulated amortization:
March 31, 2020	(827,819)	(99,297)	(228,916)	(43,527)	(5,832)	(1,205,391)
Amortization in the year	(924,431)	(141,988)	(221,337)	(59,116)	(6,054)	(1,352,926)
Write-offs	8,302	7,721	47	-	-	16,070
Effect of foreign currency translation and other	(3,468)	(7,791)	(25,342)	-	-	(36,601)
March 31, 2021	(1,747,416)	(241,355)	(475,548)	(102,643)	(11,886)	(2,578,848)
Net residual value:
March 31, 2021	4,778,923	195,343	389,707	296,217	85,437	5,745,627
March 31, 2020	4,229,984	173,382	532,238	80,272	83,520	5,099,396

(1)	Restatement is mainly related to the agriculture lease and partnership contracts (CONSECANA’s index variation).

64

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

We present below the weighted average amortization rates by class of leased asset underlying the rights of use assets as of March 31, 2022 and 2021:

Class	2022	2021
Land	18%	17%
Properties	34%	31%
Aircraft, vehicles, and vessels	22%	25%
Machinery and equipment	17%	25%
Manufacturing facilities	6%	7%

(b)              Lease liabilities

As of March 31, 2022 and 2021, lease liabilities are as follows:

March 31, 2020	4,411,748
Additions	952,461
Write-offs	(202,933)
Payments	(1,388,175)
Interest	372,466
Amortization through advances and other	(22,304)
Remeasurements (1)	911,360
Effect of foreign currency translation	40,571
March 31, 2021	5,075,194
Business combination (Note 31.1.i)	3,140,666
Additions	1,585,732
Write-offs	(236,699)
Payments	(2,512,155)
Interest	722,465
Amortization through advances and other	(112,175)
Remeasurements (1)	2,824,801
Effect of foreign currency translation	(63,125)
March 31, 2022	10,424,704

Domestic (local currency)	10,108,155
Abroad (foreign currency) (Note 28.d)	316,549
10,424,704
Current	(2,417,813)
Non-current	8,006,891

(1)	Remeasurement is mainly related to the agriculture lease and partnership contracts (CONSECANA’S index variation).

The weighted average incremental borrowing rate applied to Raízen’s lease liabilities as of March 31, 2022 was 9.3% per year (8.4% in 2021).

65

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

As of March 31, 2022, the maturity of lease liabilities of third parties and related parties (Note 10.a.5) is as follows:

Maturity	Present value	Future value
1 to 12 months	2,627,766	3,307,439
13 to 24 months	2,244,885	2,836,107
25 to 36 months	1,787,046	2,313,977
37 to 48 months	1,423,907	1,862,415
49 to 60 months	1,122,168	1,468,650
61 to 72 months	693,087	953,369
73 to 84 months	459,205	658,603
85 to 96 months	333,755	488,189
97 to 120 months	298,251	474,030
More than 120 months	711,259	1,039,741
Total	11,701,329	15,402,520

66

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated
17.              Loans and financing

Purpose	Final maturity	Index	Annual effective average interest rate (1)		Total
			2022	2021	2022	2021
Debt classification per currency:
Denominated in Brazilian real (R$)					8,667,568	9,256,232
Denominated in US dollar (US$) and Euro (€) (Note 28.d)					13,657,246	15,245,867
					22,324,814	24,502,099
Debt type (2):
BNDES	March/24	URTJLP	6.08%	5.23%	982	4,139
BNDES	December/30	Fixed rate	3.66%	3.61%	176,269	272,276
BNDES	April/24	UMBND	5.04%	5.07%	14,315	29,298
BNDES	December/38	IPCA	11.72%	9.37%	160,546	145,968
Pre-export financing	October/25	US dollar (US$) + Libor	2.10%	1.51%	7,283,197	8,415,018
Pre-export financing	December/26	US Dollar (US$) + fixed rate	2.56%	-	1,338,946	-
Term Loan Agreement	April/24	US dollar (US$) + Libor	2.00%	1.24%	957,484	1,150,629
Debentures	June/30	IPCA + interest	11.26%	8.88%	1,170,895	1,135,949
Advances on Exchange Contracts (“ACC”)	April/22	US Dollar (US$) + fixed rate	1.21%	-	189,843	-
Senior Notes Due 2027	January/27	US Dollar (US$)	5.30%	5.30%	3,565,225	4,543,144
Resolution No. 2471 (PESA)	April/23	IGP-M	16.51%	18.06%	35,226	30,708
Resolution No. 2471 (PESA)	October/25	Fixed rate	3.00%	3.00%	30	38
Machinery and Equipment Financing (Finame)/Lease	January/25	Fixed rate	6.70%	6.62%	27,358	41,130
Agribusiness Receivables Certificate (“CRA”)	July/29	CDI	11.29%	1.86%	2,297,306	2,926,191
CRA	June/30	IPCA	10.35%	9.79%	3,721,611	3,607,866
Study and Project Financing Institution (“Finep”)	November/22	Fixed rate	5.00%	5.00%	22,069	55,174
Schuldschein	October/21	Euro (€) + fixed rate	-	2.88%	-	447,457
Schuldschein	September/22	Euribor	1.82%	1.63%	318,931	689,619
Rural financial product note (“CPR-F”)	November/29	CDI	13.42%	3.03%	1,037,064	1,007,495
Other	June/22	Fixed rate	2.84%	-	7,517	-
					22,324,814	24,502,099
Expenses incurred with the placement of the securities:
Agribusiness Receivables Certificate (CRA)					(25,316)	(35,366)
CPR-F					(9,855)	(11,141)
Senior Notes Due 2027					(3,099)	(4,560)
Debentures					-	(4,670)
Pre-export financing					(10,015)	-
Other					(1,653)	(1,889)
					(49,938)	(57,626)
					22,274,876	24,444,473
Current					(1,565,260)	(2,222,350)
Non-current					20,709,616	22,222,123

(1)	The annual effective interest rate corresponds to the contract fee plus Libor (London InterBank Offered Rate), Euribor (European Interbank Offered Rate), URTJLP, IGP-M, UMBND, IPCA and CDI, where applicable.
(2)	Loans and financing are generally guaranteed by promissory notes from Raízen. In certain cases, they also have security interest, such as: i) credit rights arising from energy trading contracts (BNDES); ii) CTN and land mortgage (PESA); iii) property, plant and equipment; and iv) chattel mortgage of financed assets (Finame/PESA).
67

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Installments falling due in the long term, less amortization of expenses with placement of securities, is as follows:

Maturity	2022
13 to 24 months	3,829,607
25 to 36 months	5,469,121
37 to 48 months	1,794,342
49 to 60 months	5,215,538
61 to 72 months	1,448,734
73 to 84 months	1,364,906
85 to 96 months	1,168,764
More than 96 months	418,604
20,709,616

Raízen’s main loans and financing are detailed below:

(a)           Pre-export financing and Committed Back-up Credit Facility

Between 2015 to 2022, Raízen entered into pre-export financing agreements with various financial institutions for financing for future export of products, including the withdrawal from credit facilities that Raízen held with a syndicate of international banks. These contracts mature up to 2026.

Borrowings in the year ended March 31, 2022

	Company	Date	Amount raised	Equivalent amount in US$	Maturity (paid or/and payable)
Debt type:
Pre-export financing	Raízen S.A.	Jun/21	225,161	44,000	Mar/22
Pre-export financing	Raízen Argentina	Apr/21	66,935	12,000	Jan/22
Pre-export financing	Raízen Argentina	May/21	15,868	3,000	Feb/22
Pre-export financing	Raízen Argentina	Jun/21	10,071	2,000	Mar/22
Pre-export financing	Raízen S.A.	Jul/21	1,988,464	380,000	Feb/25
Pre-export financing	Raízen Argentina	Jul/21	5,150	1,000	Apr/22
Pre-export financing	Raízen Argentina	Aug/21	5,256	1,000	May/22
Pre-export financing	Raízen Argentina	Aug/21	33,702	6,394	Mar/26
Pre-export financing	Raízen Argentina	Oct/21	16,644	3,000	Mar/26
Pre-export financing	Raízen S.A.	Nov/21	1,675,230	300,000	Nov/26
Pre-export financing	Raízen Argentina	Dec/21	28,252	5,000	Mar/26
Pre-export financing	Raízen Argentina	Jan/22	57,248	10,350	Oct/22
Pre-export financing	Raízen Argentina	Feb/22	32,212	6,200	Oct/22
Pre-export financing	Raízen Argentina	Mar/22	55,492	11,150	Nov/22
			4,215,685	785,094

68

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(b)          Agribusiness Receivables Certificate (CRA)

As of March 31, 2022, the agreements payable are as follows:

Taken out on	Company	Issuer	Issue	Series	Maturity	Principal
May/16	RESA	RB Capital Raízen de Securitização	1st	3rd	May/22	465,706
May/16	RESA	RB Capital Raízen de Securitização	1st	4th	May/23	209,294
May/17	RESA	RB Capital Raízen de Securitização	1st	6th	Apr/23	738,814
May/17	RESA	RB Capital Raízen de Securitização	1st	7th	Apr/24	230,877
Dec/17	Raízen S.A.	RB Capital Raízen de Securitização	1st	1st	Dec/23	501,489
Dec/17	Raízen S.A.	RB Capital Raízen de Securitização	1st	12th	Dec/24	204,024
Mar/19	RESA	RB Capital Raízen de Securitização	6th	1st	Mar/25	300,000
Mar/19	RESA	RB Capital Raízen de Securitização	6th	2nd	Mar/26	600,000
Jul/19	RESA	True Securitizadora S.A.	6th	1st	Jul/29	228,190
Jul/19	RESA	True Securitizadora S.A.	6th	2nd	Jul/29	787,658
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/27	352,426
Jun/20	RESA	True Securitizadora S.A.	8th	2nd	Jun/30	728,056
						5,346,534

The funds raised were used in the activities carried out by Raízen, substantially related to agribusiness, in the ordinary course of business.

(c)           Senior Notes Due 2027

On July 7, 2020, indirect subsidiary Raízen Fuels issued Senior Notes in the international market, totaling the principal amount of US$ 225,000 thousand, with payment of half-yearly interest in July each year and principal in 2027.

As of March 31, 2022, Senior Notes payable are as follows:

Taken out on	Issuer	Maturity	US$
Jan/17	Capital market	Jan/27	500,000
Jul/20	Capital market	Jan/27	225,000
			725,000

(d)          Schuldschein

As of March 31, 2022, the agreements payable by RESA are as follows:

				Amount
Taken out on	Bank	Annual average effective interest rate	Maturity	R$	€
Sep/15	Citibank, N.A., London branch	1.99 % p.y. + Euro €	Sep/22	264,164	60,000

69

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(e)           Debentures

In November 2019, the Brazilian SEC (“CVM”) granted subsidiary RESA registration for its fourth (4th) Public Issue of Unsecured Debentures through which 900,000 single-series non-privileged unsecured nonconvertible debentures were issued, at the nominal value of R$ 1,000.00 (one thousand reais), totaling R$ 900,000.

In June 2020, the Brazilian SEC (“CVM”) granted subsidiary RESA registration for its fifth (5th) Public Issue of Unsecured Debentures through which 169,518 single-series non-privileged unsecured nonconvertible debentures were issued, at the nominal value of R$ 1,000.00 (one thousand reais), totaling R$ 169,518.

	Index	Principal	Receipt date	Maturity
4th series	IPCA	900,000	11/28/2019	11/16/2029
5th series	IPCA	169,518	06/15/2020	06/15/2030
		1,069,518

(f)            BNDES

These refer to funds raised by Raízen intended to finance cogeneration, investments in fuel terminals, and greenfield and brownfield projects for renovation and implementation of new sugarcane fields (Prorenova) and construction of the mill for production of E2G.

(g)           PESA – Resolution No. 2471

In the period from 1998 to 2000, subsidiary RESA renegotiated its debts related to financing for agricultural costing with various financial institutions, reducing the financial cost to annual interest rates below 7.53%, guaranteeing repayment of the debt with assignment and transfer of National Treasury Certificates (CTN), redeemable upon settlement of the debt, taking advantage of the incentive granted by Central Bank Resolution No. 2471, of February 26, 1998. Said debt is settled upon redemption of the CTNs and compliance with contractual provisions.

(h)          Finame

These refer to machinery and equipment financing transactions, intermediated by several financial institutions and are intended for investments in property, plant and equipment. Such financing agreements are paid monthly, guaranteed by chattel mortgage of the financed items.

70

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(i)            Advances on Exchange Contracts (ACC)

The Advances on Exchange Contracts (ACCs) were signed with financial institutions and were settled through exports made during this fiscal year.

Borrowings in the year ended March 31, 2022

	Company	Date	Amount raised	Equivalent amount in US$	Maturity (paid or/and payable)
Debt type:
ACC	Raízen S.A.	Jun/21	919,596	180,000	Mar/22
ACC	Raízen S.A.	Jun/21	229,899	45,000	Apr/22
ACC	Raízen S.A.	Jun/21	205,260	40,000	Dec/21
ACC	Raízen S.A.	Jul/21	520,089	85,000	Mar/22
			1,874,844	350,000

(j)            Covenants

Raízen is not subject to compliance with financial ratios, but to certain covenants in the loan and financing agreements, such as cross-default and negative pledge, which have being met in accordance with contractual requirements. All covenants referring to loans, financing and debentures are in compliance by Raízen as of March 31, 2022 and 2021.

(k)          Fair value

As of March 31, 2022 and 2021, the carrying amount and fair value of the loans and financing are as follows:

	Amount raised, restated		Fair value (1)		Finance income (loss)
Type	2022	2021	2022	2021	2022	2021	2020
Pre-export financing	5,909,878	7,531,743	5,908,687	7,558,452	27,900	29,056	26,308
Certificate of Agribusiness Receivables (CRA)	3,437,400	3,179,172	3,300,027	3,227,029	185,230	10,837	(46,966)
Term Loan Agreement	948,244	1,139,970	957,484	1,150,629	1,419	397	(1,248)
Senior Notes Due 2027	3,499,794	4,215,909	3,565,225	4,543,144	261,804	12,465	(244,817)
Schuldschein	315,524	1,117,538	318,931	1,137,080	16,135	16,149	(61)
Debentures and other	1,291,025	982,993	1,170,895	952,566	89,703	(5,741)	36,815
	15,401,865	18,167,325	15,221,249	18,568,900	582,191	63,163	(229,969)

(1)	Includes a fair value assessment balance as of March 31,2022 and 2021, with negative impact of R$ 180,616 and R$ 401,575, respectively.

Other loans and financing have no quoted value, but the fair value substantially approximates their carrying amount, due to exposure to variable interest rates and the immaterial changes in Raízen’s credit risk.

71

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(l)            Other information

Revolving Credit Facility

As described in Note 10.d, on December 22, 2021, indirect subsidiary Raízen Fuels took out a new revolving credit facility, in the total amount of US$700,000 thousand, from a syndicate of banks. As of March 31, 2022, the revolving credit facilities taken out by Raízen and not used until the closing date of these combined consolidated financial statements are as follows:

Beneficiary	Institution	Amount in US$	Maturity
Raízen Fuels	Syndicate of banks	300,000	Apr/2024
Raízen Fuels	Syndicate of banks	700,000	Dec/2026
		1,000,000

18.              Income tax and social contribution

(a)           Reconciliation of income and social contribution tax expenses:

	2022	2021	2020
Income before income tax and social contribution	4,251,352	2,206,643	3,461,517
Income tax and social contribution at nominal rate (34%)	(1,445,460)	(750,259)	(1,176,916)
Adjustments to calculate the effective rate:
Interest on own capital	154,524	50,055	51,498
Equity income, except amortization of surplus value (Note 12)	57,587	(22,550)	(3,192)
Capital gain on dilution of ownership interest	-	-	81,780
Difference between deemed income and taxable income rates	57,870	34,295	10,987
Tax overpayment - Selic (1)	79,093	-	-
Change in rate of foreign subsidiary (2)	(195,038)	(12,773)	-
Effect of foreign exchange variations on assets and liabilities abroad	154,389	(24,232)	697
Other	164,315	65,662	(30,654)
Income tax and social contribution expenses	(972,720)	(659,802)	(1,065,800)
Effective rate	22.9%	29.9%	30.8%

(1)	On September 24, 2021, the Federal Supreme Court of Brazil (“STF”), upon ruling Appeal No. 1.063.187 that has not yet become final and unappealable, recognized the unconstitutionality of the IRPJ and CSLL on the Selic-based adjustment (arrears interest and monetary restatement) levied on tax overpayments. Raízen and its subsidiaries are parties to ongoing individual lawsuits, which have not yet become final and unappealable court decision, claiming the definitive exclusion of this tax levy. Considering the legal grounds contained in the appeal to the STF, Raízen reassessed the likelihood of success, considering that it is probable that the tax treatment will be accepted. Accordingly, it recognized in the statement of income for the year ended March 31, 2022 income from IRPJ and CSLL, in accordance with the provisions of IFRIC 23 – Uncertainty over income tax treatments.
(2)	This refers to the change in Argentine tax legislation, enacted in June 2021, which changed the income tax rate from 25% to 35%.

(b)          Income tax and social contribution recoverable (current and non-current):

	2022	2021
IRPJ	516,493	549,020
CSLL	120,476	117,576
Tax credits of entities abroad	40,703	6,000
	677,672	672,596
Current assets	(605,854)	(346,563)
Non-current assets	71,818	326,033

72

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(c)           Income tax and social contribution payable (current):

	2022	2021
IRPJ	118,613	127,778
CSLL	37,558	27,037
Tax debts of entities abroad	4,495	80,094
	160,666	234,909

(d)          Deferred income tax and social contribution assets and liabilities:

				2022	2021
Assets/(liabilities)	Base	IRPJ 25%	CSLL 9%	Total	Total
Tax losses	9,849,260	2,462,315	-	2,462,315	1,289,381
Tax losses of foreign entities	24,760	6,190	-	6,190	11,057
Negative basis for social contribution	9,293,389	-	836,405	836,405	443,450
Temporary differences:
Unrealized income (loss) from derivatives	1,569,226	392,307	141,230	533,537	-
Foreign exchange variations	1,448,609	362,152	130,375	492,527	1,687,163
Lease liability and right of use	1,174,900	293,725	105,741	399,466	159,591
Remuneration and employee benefits	570,879	142,720	51,379	194,099	125,381
Tax overpayment – Selic	208,456	52,114	18,761	70,875	-
Share-based payment	42,306	10,576	3,808	14,384	-
Fair value of inventories	8,097	2,024	729	2,753	-
Provisions and other temporary differences	2,292,406	573,104	206,314	779,418	929,733
Total deferred tax assets		4,297,227	1,494,742	5,791,969	4,645,756
Effect on changes in depreciation rates of property, plant and equipment	(3,039,603)	(759,901)	(273,564)	(1,033,465)	(790,731)
Unrealized income (loss) from derivatives	-	-	-	-	(706,827)
Fair value of inventories	-	-	-	-	(16,245)
Fair value of financial liabilities	(168,209)	(42,052)	(15,139)	(57,191)	-
Biological assets	(2,358,191)	(589,548)	(212,237)	(801,785)	(201,270)
Amortized tax goodwill	(2,317,447)	(579,362)	(208,570)	(787,932)	(678,396)
Revaluation of property, plant and equipment	(1,550,674)	(387,668)	(139,561)	(527,229)	(666,642)
Fair value of property, plant and equipment items, intangible assets and other	(1,062,318)	(265,579)	(95,609)	(361,188)	(436,704)
Fair value in the formation of the joint venture	(495,638)	(123,910)	(44,607)	(168,517)	(173,740)
Capitalized borrowing costs	(313,206)	(78,301)	(28,189)	(106,490)	(96,281)
Refund of ICMS	(291,094)	(72,774)	(26,198)	(98,972)	(86,835)
Contractual relationships with clients	(175,144)	(43,786)	(15,763)	(59,549)	(65,817)
Capital gain	-	-	-	-	(111,582)
Total deferred tax liabilities		(2,942,881)	(1,059,437)	(4,002,318)	(4,031,070)
Total deferred taxes		1,354,346	435,305	1,789,651	614,686
Deferred taxes - Assets, net				3,163,593	2,412,174
Deferred taxes - Liabilities, net				(1,373,942)	(1,797,488)
Total deferred taxes				1,789,651	614,686

73

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(e)           Changes in deferred taxes, net:

	2022	2021	2020
Balance at the beginning of the year	614,686	(623,278)	(1,063,273)
Credit in income	446,539	804,802	279,992
Deferred taxes on other comprehensive income	(615,232)	643,605	238,415
Business combinations (Note 31)	1,113,368	-	69,588
Credit on share issuance costs (Note 21.a)	56,504	-	-
Use of income tax and social contribution losses for settlement of Refis	-	(13,794)	-
Write-off in the formation of joint venture	-	-	(1,164)
Write-off due to disposal of subsidiary	-	-	22,931
Effect of foreign currency translation and other	173,786	(196,649)	(169,767)
Balance at the end of the year	1,789,651	614,686	(623,278)

(f)            Realization of deferred tax assets:

In assessing the ability to recover deferred taxes, management takes into consideration projections of future taxable profit and changes in temporary differences. Deferred tax assets are recognized only when it is probable that they will be used in the future. There is no expiration date for the use of the income tax and social contribution tax loss balances, however the use of the tax loss carryforward is limited to 30% of annual taxable profits.

At March 31, 2022, Raízen expects to realize deferred tax assets in certain entities, including income and social contribution tax loss carryforwards and temporary differences, as follows:

Years	Total
2023	877,330
2024	727,944
2025	745,439
2026	779,816
From 2026 onwards	2,661,440
Total	5,791,969

19.              Legal disputes and judicial deposits

Breakdown of legal disputes considered as probable loss

As of March 31, 2022 and 2021, the balances of the claims to be reimbursed and the non-refundable claims to shareholders, within the scope of Raízen’s organization process (Note 10.a) are as follows:

74

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2022	2021
Tax	608,725	816,879
Civil	463,364	271,338
Labor	672,124	422,128
Environmental	91,740	65,466
	1,835,953	1,575,811
Non-reimbursable legal disputes	913,218	476,891
Reimbursable legal disputes	922,735	1,098,920
	1,835,953	1,575,811

When Raízen joint venture was formed the JV partners Cosan and Shell agreed that to reimburse the Company for legal disputes that were ongoing or originated before its formation, thus, the Company should reimburse Cosan regarding the judicial deposits made on the date before its formation.

As of March 31, 2022 and 2021, the balances of deposits refundable and non-refundable to shareholders, within the scope of Raízen’s organization process (Note 10.a), are as follows:

	2022	2021
Tax	469,245	337,309
Civil	79,734	69,973
Labor	174,481	114,345
	723,460	521,627
Own judicial deposits	356,426	239,540
Refundable judicial deposits	367,034	282,087
	723,460	521,627

(i)            Non-reimbursable legal disputes

	Tax	Civil	Labor	Environmental	Total
March 31, 2021	63,932	47,161	335,674	30,124	476,891
Business combination	92,634	31,693	227,076	12,022	363,425
Provisioned for the year (a)	7,998	82,573	161,113	5,756	257,440
Write-offs/reversals (a)	(29,704)	(31,757)	(145,628)	(2,947)	(210,036)
Payments	(1,483)	(6,250)	(36,726)	(1,092)	(45,551)
Monetary and foreign exchange adjustments (b)	2,758	32,832	48,587	1,788	85,965
Effect of foreign currency translation and other	(376)	(8,357)	(1,645)	(4,538)	(14,916)
March 31, 2022	135,759	147,895	588,451	41,113	913,218

(a)

Recognized in the statement of income for the year under Sales taxes, General and administrative expenses and Other operating expenses, except for the monetary restatement reversals, recognized in Finance income (loss).

(b)	Recorded in income (loss) for the year under “Finance income (loss)”

75

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(ii)          Reimbursable legal disputes (1)

	Tax	Civil	Labor	Environmental	Total
March 31, 2021	752,947	224,177	86,454	35,342	1,098,920
Provisioned for the year	8,672	85,629	10,238	17,424	121,963
Write-offs / reversals	(20,309)	(46,306)	(13,978)	(1,173)	(81,766)
Payments	(286,257)	(2,623)	(8,817)	(3,045)	(300,742)
Monetary and foreign exchange adjustments	17,911	54,593	9,777	2,079	84,360
March 31, 2022	472,964	315,470	83,674	50,627	922,735

(1)          The movement does not have and will never have an effect on the result, due to Raízen’s right to reimbursement.

(iii)        Total legal disputes

	Tax	Civil	Labor	Environmental	Total
March 31, 2021	816,879	271,338	422,128	65,466	1,575,811
Business combination (Note 31)	92,634	31,693	227,076	12,022	363,425
Provisioned for the year	16,670	168,202	171,351	23,180	379,403
Write-offs / reversals	(50,013)	(78,063)	(159,606)	(4,120)	(291,802)
Payments	(287,740)	(8,873)	(45,543)	(4,137)	(346,293)
Monetary and foreign exchange adjustments	20,669	87,425	58,364	3,867	170,325
Effect of foreign currency translation and other	(374)	(8,358)	(1,646)	(4,538)	(14,916)
March 31, 2022	608,725	463,364	672,124	91,740	1,835,953

(a)           Tax

	2022	2021
ICMS (1)	264,709	496,644
IPI (2)	135,614	132,233
PIS and COFINS (3)	21,355	58,947
IRPJ and CSLL (4)	88,175	80,178
Other (5)	98,872	48,877
	608,725	816,879
Non-reimbursable legal disputes	135,759	63,932
Reimbursable legal disputes	472,966	752,947
	608,725	816,879

76

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)           ICMS

The amount recorded as a provision for ICMS credits is represented by: a) tax assessments received that, despite being defended, are assessed as probable loss by the Company’s legal advisors; (b) use of finance credits and charges in matters on which understanding of Raízen’s management and tax advisors differ from tax authorities’ interpretations; (c) questioning of the breach of accessory obligation (CAT Ordinance) in the period from January 2001 to December 2004, related to the methodology for calculating ICMS credits in the state of São Paulo, in the restated amount of R$ 123,185 (R$ 119,326 in 2021).

In the year ended March 31, 2022, payments were made in the consolidated amount of R$287,313, mainly related to ICMS debts, prior to the formation of Raízen due to the enrollment in the Minas Gerais State amnesty program. Therefore, the tax contingencies were paid and reimbursed by Shell to the Company, with a consequent reduction in the balances of related parties arising from contractual transactions with shareholders.

(2)           IPI

The amount recorded as a provision for IPI credits is represented by: (a) tax assessment notice received referring to imported goods and other notices; (b) offset of credits deriving from inputs used in exempt shipment; and (c) IPI Seletividade, a matter recently judged by the Federal Supreme Court of Brazil (“STF”), under General Resonance (RE No. 592145, matter 080) unfavorably to the taxpayer.

(3)           PIS and COFINS

The amount recorded as a provision for PIS and COFINS credits is represented by: (a) contribution from 1997 to 1999 referring to merger of company; and (b) IPI credits used to offset PIS and COFINS deriving from inputs used in exempt shipments.

(4)           IRPJ and CSLL

These refer to interlocutory decisions related to different offsets carried out by PER/DCOMP (E-Requests for Federal Tax Recovery, Refund or Offset) related to IPI credits used to offset IRPJ and CSLL. Said offset stopped being approved because a tax assessment notice was issued to stop recognition of credits based on the fact that, in the period from January 2008 to September 2010: (a) the Company did not record and pay IPI owed at the rate of 8% on certain transactions classified in TIPI (table of IPI levy); and (b) the Company did not reverse IPI credits referring to inputs used in the industrialization of certain products classified in TIPI, considering that shipment of such products is not taxed.

In the first item, the dispute occurs due to difference about classification of products as oil by-products and, in the second item, it occurs because authorities do not recognize the right to maintain IPI credits on shipment transactions that are exempt or not taxed.

77

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(5)           CIDE

The Company provisioned CIDE on services rendered in oil and natural gas exploration and production activities carried out before the formation of Raízen, whose balance as of March 31, 2022 amounted to R$ 476,060 (R$ 392,098 in 2021). The amounts due were deposited in court, in the same amount, reason why there will be no financial disbursement by the Company. Accordingly, both balances are presented on a net basis in these financial statements.

(b)     Civil, labor, and environmental

Raízen is a party to several civil lawsuits related to: (i) property and pain and suffering damages; (ii) contractual disputes; (iii) public civil actions to refrain from burning sugarcane straw; (iv) executions of an environmental nature; (v) remediating environmental damage caused by fuel leakage; and (vi) contractual, real estate and credit recovery discussions, including discussions of contractual violations, possession of Group properties and recovery of amounts not paid by clients.

Raízen is also a party to several labor claims filed by former employees and employees of service providers who question, among others, the payment of overtime, night shift and risk exposure premiums, job reinstatement, refund of deductions made in payroll such as confederative association dues, union dues and others.

The main environmental claims are related to environmental remediation work to be carried out at filling stations, distribution bases, airports and client distribution centers, which comprise removal of contaminated material, treatment of the area, laboratory analysis and post-remediation monitoring.

Legal disputes considered as possible losses and, thus, no provision for legal disputes has been recognized in the financial statements

(a)           Tax

	2022	2021
PIS and COFINS (1)	7,115,541	6,238,418
IRPJ and CSLL (1)	3,913,090	3,872,740
ICMS (2)	6,436,674	4.992,639
IPI (3)	394,184	345,543
INSS (4)	232,596	439,883
MP No. 470 Debt in installment payment (5)	243,688	241,657
Offsets with IPI credit (IN) No. 67/98 (6)	140,239	138,142
Other	1,865,551	1,113,867
	20,341,563	17,382,889
Non-reimbursable legal disputes	12,492,413	9,086,020
Reimbursable legal disputes	7,849,150	8,296,869
	20,341,563	17,382,889

78

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)                IRPJ, CSLL, PIS, COFINS and IOF

Main legal disputes refer to: (a) tax assessment notices on credit offsetting arising from the Semi-Annual PIS regime and offsets of federal taxes not approved by the Brazilian IRS (RFB), for which Raízen has been challenging these collections at the proper levels; (b) tax assessment notices for the collection of IRPJ and CSLL for the years 2011, 2012, 2013 and 2014, derived from the exclusion of income from amortization of goodwill on investments accounted for under the equity method. This goodwill was contributed by Cosan Lubrificantes e Especialidades S.A., formerly named Cosan Combustíveis e Lubrificantes S.A., to the Company. Raízen presented an objection requesting full cancellation of the tax assessment notice issued; (c) disallowances of PIS and COFINS credits, in the non-cumulative system, provided for in Law No. 10637/2002 and Law No. 10833/2003. These disallowances stem, in summary, from the restrictive interpretation of the RFB regarding the concept of "inputs", as well as different interpretations of the said laws. These challenges are still at the administrative level; (d) requests for reimbursement of PIS and COFINS in connection with offsetting proceedings. After presentation of the Protest Letter in March 2013, the DRJ (Judgment Office) determined the write-off of ongoing proceedings, so that PIS and COFINS credit rights referring to certain quarters from 2008 to 2009 are recalculated; (e) in the year ended March 31, 2020, the Brazilian IRS considered as “non-declared” the requests for reimbursement and/or offsetting of non-cumulative PIS and COFINS credits with different origins (Law No. 10637/02 and Law No. 10833/03) for the periods from 2014 to 2016, based on the argument that the credits are linked to a lawsuit that challenges the exclusion of ICMS from the PIS and COFINS tax base. Because the understanding of the tax authorities is mistaken, Raízen continues with the administrative discussion; (f) tax assessment notices related to the unconstitutionality of expansion of PIS and COFINS tax base brought by Law No. 9718/98, in which STF considered as unconstitutional; (g) tax assessment notices filed by the Brazilian IRS for the collection of IRPJ and CSLL from prior years relating to offsets of tax losses, deductibility of amortization expenses of certain goodwill and taxation of differences of revaluations of assets comprising property, plant and equipment; (h) lawsuit in 2018, related to the disallowance of goodwill based on expected future profitability, deducted from the IRPJ and CSLL tax base of subsidiary RESA for calendar years 2013 to 2016, in the amount of R$ 470,800. The defense was presented considering that the amortization of goodwill occurred under the terms of the applicable legislation (article 386 of RIR/99 and articles 7 and 8 of Law No. 9532/97); and, (i) PIS and COFINS difference determined because of CIDE offset. For tax authorities, such deduction could only have been made in the event of payment.

79

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(2)                ICMS

Refers substantially to: (i) portion related to fine of the tax assessment notice served due to the alleged nonpayment of ICMS and noncompliance with accessory obligation, in an operation involving agricultural partnership and toll manufacturing, from May 2005 to March 2006 and May 2006 to March 2007; (ii) ICMS levied on shipping of crystallized sugar for export, which, according to the tax agent, is classified as semi-finished good and, under ICMS regulation, is subject to taxation; (iii) ICMS levied on alleged divergences in the sugar and ethanol inventories, arising from the comparison between the magnetic tax files and the Inventory Registration Books; (iv) tax assessment notices related to collection of the ICMS tax differential resulting from sales of ethanol intended to companies located in other states of the Country, which, based on a superseding rule, had their state registrations revoked; (v) ICMS requirement resulting from disallowance of diesel oil credits used in the agro-industrial production process, with a defense filed for being essential to the Company’s activities, based on article 155, paragraph 2, item I of the Federal Constitution and Supplementary Law No. 87/96; (vi) ICMS credits not reversed; (vii) lack of full reversal of ICMS-ST credits for ICMS tax substitution (ICMS-ST); (viii) noncompliance with accessory obligations; (ix) ICMS-ST requirement in interstate sales to industrial clients; (x) undue use of credits from Controls for ICMS Tax Credits on Permanent Assets (“CIAP”); (xi) inventory difference; (xii) alleged undue use of credits related to ICMS-ST on diesel in the capacity of final consumer; (xiii) matching credit allegedly unduly taken; and, (xiv) tax credits related to freight (transport services) allegedly unduly used since the subsequent operation is exempt or not taxed.

(3)                IPI

RFB Regulatory Instruction No. 67/98 validated the procedure adopted by industrial facilities that shipped products without recording and paying IPI, related to operations with demerara, upper quality granulated sugar, special granulated sugar, extra special granulated sugar, and refined granulated sugar, carried out from July 6, 1995 to November 16, 1997, and with refined amorphous sugar carried out from January 14, 1992 to November 16, 1997. This standard was carried into effect in the respective proceedings brought by the Brazilian IRS, whose likelihood of loss is classified as possible, according to the assessment of Raízen’s legal advisors.

(4)                INSS

Possible legal disputes related to INSS involve mainly: (i) revision of the legal disputes linked to MPS/SRP Revenue Procedure No. 03/2005, from 2005 to 2011, which are now assessed as remote loss due to the probable recognition of laches term. MPS/SRP Revenue Procedure 03/2005 restricted the constitutional immunity of social security taxes on export revenue, and exports are now taxed through commercial exporting companies or trading companies; (ii) requirement of the contribution for purposes of the National Rural Learning Service (SENAR) on direct and indirect export operations, where the Brazilian IRS (“RFB”) understands that there is no right to constitutional immunity; and, (iii) requirement of the social security tax on resale of goods in the domestic market and to third parties that are not included in the social security tax base calculation, which only applies to gross revenue resulting from the production effectively occurring in the facilities and not from purchased goods.

80

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(5)                MP 470 - Installment payment of debts

The Brazilian IRS partially rejected requests for payment of federal tax debts in installments made by subsidiary RESA, with the argument that offered tax loss is not sufficient to settle respective debts. Subsidiary RESA and its legal advisors consider that the losses indicated existed and were available for such use.

(6)                Offsets with IPI credit – IN 67/98

RFB Regulatory Instruction No. 67/98 brought with it the possibility of a refund of IPI collected in the period from January 14, 1992, to November 16, 1997, on amorphous refined sugar. Accordingly, subsidiary RESA, for the periods in which payment was made, pleaded to offset amounts against other taxes due. However, the Brazilian IRS dismissed requests for refund as well as an offset. Thus, subsidiary RESA administratively appealed against the dismissal.

After notification of payment of debts object of an offset in view of the changes introduced by IN SRF No. 210/02, subsidiary RESA filed a writ of mandamus with an injunction request to suspend the enforceability of offset taxes, with the aim of impeding the Public Administration from executing these debts. The injunction was granted by the competent court.

(b)          Civil, labor, and environmental

	2022	2021
Civil (i)	1,540,894	1,240,517
Labor	351,950	274,930
Environmental	201,000	116,483
	2,093,844	1,631,930
Non-reimbursable legal disputes	1,039,410	608,411
Reimbursable legal disputes	1,054,434	1,023,519
	2,093,844	1,631,930

(i)

These legal disputes substantially refer to: (a) change in risk assessment in administrative proceeding with CADE filed against Shell; (b) compensation for emerging damages; (c) loss of profits; (d) compensation for pain and suffering; and (e) lawyers’ fees.

Contingent assets

Raízen, through its subsidiary Blueway, is involved in tax claims for damages related to the right to exclude the ICMS from the PIS and COFINS tax base, the realization of which is not virtually certain yet and, therefore, represent contingent assets not recognized in this financial statements. Accordingly, it is not yet possible to estimate the possible future financial effects of these claims.

81

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

20.              Commitments

Raízen has fuel purchase agreements with third parties in order to secure part of its future trading, also has contracts for rail transportation services, with the purpose of transporting fuel from the supply bases to the reseller stations, whose amount to be paid is determined according to the price agreed in the contract.

Raízen has stockpiling service contracts for fuels with third parties, in accordance with the logistics and storage objectives in certain regions.

Through its subsidiary RESA and as a result of the acquisition of Biosev on August 10, 2021, Raízen has commitments for the purchases of sugarcane, fuel, industrial equipment, electric and steam energy, lease and agricultural partnership agreements, storage, sugar transportation and handling services.

Subsidiaries RESA and Biosev have various purchase commitments for sugarcane with third parties in order to guarantee part of their production in subsequent harvests. The amount of sugarcane to be acquired is calculated based on the estimated amount per milled area based on their expected productivity where sugarcane plantations are located. The amount to be paid by subsidiaries RESA and Biosev is determined at the end of each crop year, according to prices published by the CONSECANA (Council of Sugarcane, Sugar and Ethanol Producers in the São Paulo State – Brazil).

Raízen entered into agreements with the Rumo Group for the transportation and handling of sugar for exports.

As of March 31, 2022, the volumes related to purchase commitments and service agreements by crop are as follows:

Years	Sugarcane (in tons)	Fuel (in cubic meters)	Transportation (in cubic meters)	Storage (in cubic meters)	Transportation and handling of sugar (in tons)
2023	67,414,899	1,826,185	4,126,119	7,046,143	9,738,812
2024	62,604,801	-	1,325,907	3,088,252	-
2025	53,542,282	-	954,309	2,202,256	-
2026	45,532,702	-	954,309	1,835,608	-
From 2027 onwards	104,176,924	-	954,309	1,897,177	-
Total contracted volume	333,271,608	1,826,185	8,314,953	16,069,436	9,738,812
Total estimated payments (nominal value)	46,956,326	9,028,877	391,175	665,786	318,877

21.              Equity

As mentioned in Note 1, the Company accounted for the Corporate Reorganization using the predecessor method of accounting as a result the consolidated financial statements are presented “as if” Raizen Group. is the predecessor of the Company.

82

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

On March 31, 2021 and March 31, 2020, we had the combined consolidated financial statements, which the accounts comprising equity (capital, capital reserve, profit reserve, equity valuation adjustments, among other) are not applicable. Therefore, the statements of changes in equity of these combined consolidated financial statements include only two items named equity attributable to controlling interests and noncontrolling interests.

The main combined information of this note is derived from the individual and consolidated financial statements of Raízen and RESA. Therefore, certain information in these combined consolidated financial statements of Raízen does not represent the individual and consolidated annual financial statements of these entities.

Following the corporate reorganization, Raízen began consolidating the results of Raízen Energia S.A. As a result, the financial information of Raízen as of  March 31, 2022 are presented on consolidated basis. As of March 31, 2022, the consolidated financial statements reflect the Company’s equity position.

(a)           Capital and capital reserve

As of March 31, 2022, the fully subscribed and paid-in capital of Raízen S.A. amounts to R$ 6,859,670 (R$ 1,921,843 in 2021) and is represented as follows:

	2022
	Common shares	%	Preferred shares	%	Total	%
Shell	4,496,786,292	50.0%	55,810,825	4.1%	4,552,597,117	44.0%
Cosan	4,496,786,292	50.0%	55,810,825	4.1%	4,552,597,117	44.0%
Treasury shares	-	-	6,907,800	0.5%	6,907,800	0.1%
Other	-	-	1,240,407,450	91.3%	1,240,407,450	11.9%

Total shares (book-entry and no-par-value shares)	8,993,572,584	100%	1,358,936,900	100%	10,352,509,484	100%

	2021
	Common shares	%	Preferred shares	%	Total	%
Shell	830,709,236	50.0%	81,997,058	100.0%	912,706,294	52.4%
Cosan	830,709,236	50.0%	-	0.0%	830,709,236	47.6%

Total shares (book-entry no-par-value shares)	1,661,418,472	100.0%	81,997,058	100.0%	1,743,415,530	100.0%

As described in Note 1.a, at the Annual and Special General Meeting (ASGM) held on June 1, 2021, shareholders Shell and Cosan resolved and approved Raízen’s capital increase, in the amount of R$ 5,727,866, the amounts of which allocated to capital and capital reserve were R$ 1,078,157 and R$ 4,649,709, respectively, through contribution of 100 % of the equity interest held by the shareholders with RESA. The referred to capital increase was made through subscription and payment of 7,332,154,111 new common registered book-entry and no-par-value shares. As a result of this operation, Raízen’s subscribed and paid-in capital was changed to R$ 3,000,000, represented by 8,993,572,584 registered and no-par-value shares.

83

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The consolidated net assets of RESA contributed by the shareholders to Raízen on June 1st, 2021 are shown below:

Accounts	Balance
Cash and cash equivalents	2,636,055
Restricted cash	1,770,440
Derivative financial instruments - assets	7,228,593
Trade accounts receivable	1,849,584
Inventories	2,395,789
Advances to suppliers	588,145
Dividends receivable	54,466
Biological assets	1,288,025
Recoverable income tax and social contribution	341,382
Recoverable taxes	818,714
Deferred income and social contribution tax assets, net	2,054,100
Related parties – assets, net	2,571,372
Judicial deposits	468,343
Investments	517,929
Property, plant and equipment	11,003,796
Intangible assets	1,802,920
Right of use	6,727,692
Suppliers	(5,169,692)
Lease liabilities	(5,757,038)
Loans and financing	(16,036,178)
Derivative financial instruments - liabilities	(9,158,205)
Payroll and related charges payable	(563,668)
Dividends payable	(746,686)
Income tax and social contribution payable	(307,992)
Taxes payable	(145,496)
Provision for legal disputes	(547,389)
Other current and non-current assets, net	70,319

Consolidated net assets of RESA	5,755,320
Attributable to non-controlling shareholders	(27,454)
Attributable to controlling shareholders	5,727,866

Capital increase according to ASGM of June 1, 2021	5,975,956
Changes in contributed net assets (1)	(248,090)

Consolidated net assets contributed (2)	5,727,866

(1)	The changes in equity occurred between the valuation base date, March 31, 2021, and the date of contribution of RESA's consolidated net assets by the shareholders Shell and Cosan on June 1, 2021, in the amount of R$ 248,090, were absorbed by Raízen, matched against the “Capital reserve” account in equity.
(2)	On that date, RESA's equity comprised the “Capital”, "Equity valuation adjustments” and “Capital, income and other reserves” accounts in the amounts of R$ 6,514,133, R$ 2,207,331 (debt) and R$ 1,421,064, respectively.

At that same ASGM held on June 1, 2021, shareholders Shell and Cosan approved the conversion of the single Class A preferred share and of the 100,000 Class D preferred shares issued by Raízen into 1 common share of Raízen. The conversion of these preferred shares did not give shareholders the right to withdraw.  At that same ASGM, the repurchase of all 81,897,057 Class E preferred shares issued by Raízen was ratified, with their cancellation without reduction of the capital, observing the limit of the balance of profits and reserves available, except for the legal reserve, under the terms of the share purchase and sale agreement entered into by and between Raízen and the shareholder of the referred to shares.

84

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

On June 1st, 2021, the former shareholders of subsidiary RESA approved the redemption and cancellation of all class B preferred shares amounting to R$ 2,220, recognized in Raízen's equity.

On July 1st, 2021, indirect subsidiary Bio Barra acquired 30% equity interest in RWXE Participações S.A. (“RWXE”), for R$ 5,000. As a result of this acquisition, Bio Barra now holds 100% of the capital of RWXE. This transaction between shareholders generated an impact on Raízen’s equity in the amount of R$ 7,423, matched against the “Investments” account.

At the SGM held on July 12, 2021, shareholders Shell and Cosan approved the increase in Raízen’s capital by R$ 130,135, from R$ 3,000,000 to R$ 3,130,135, with bonus in preferred shares, through the capitalization of part of the capital reserve account, with the issuance of 121,621,650 preferred, book-entry, no-par-value shares, attributed in the proportion of 50% to each shareholder.

Also, within the scope of Raízen’s IPO, 121,621,650 preferred shares were overallocated, in the amount of R$ 900,000, as resolved at the extraordinary general assembly (SSM) held on July 12, 2021, for purposes of stabilization activities, with no impact on equity.

As mentioned in Note 1.a, on August 3, 2021, Raízen’s Board of Directors announced the fixing of the price per preferred share of its initial public offering at R$ 7.40. Therefore, on August 5, 2021, the process of trading its preferred shares at B3 began, under ticker name “RAIZ4”. The initial public offering comprised the issuance of 810,811,000 preferred shares of Raízen, in the amount of R$ 6,000,000, as part of the base offering, of which R$ 3,000,000 was allocated to the capital account and R$ 3,000,000 to the capital reserve account. In addition, on September 3, 2021, Raízen issued 95,901,350 new supplementary preferred shares, in the total amount of R$ 709,670, which was fully allocated to the capital account.

With the IPO, Raízen incurred share issuance costs amounting to R$ 166,188 (R$ 109,684 net of taxes), related to commissions to structuring banks, lawyers,  auditors, fees and others. These costs were recorded in equity.

On August 10, 2021, Raízen’s Board of Directors ratified the exercise by Hédera of the subscription warrant issued by Raízen on June 1, 2021 in the acquisition process of Biosev (Notes 1.b and 31.1.i), with the issuance of 330,602,900 preferred, book-entry shares with no par value, comprising a 3.2% equity interest in Raízen’s capital, at the total issue price of R$ 2,423,944, adjusted to market value for the amount of R$ 76,663, totaling R$ 2,347,281, equivalent to the unit value of R$ 7.10 per share, of which R$ 19,864 and R$ 2,327,417 were allocated to the share capital and capital reserve accounts, respectively.

(b)          Dividends and interest on own capital

Raízen's dividends are not distributed according to calculations of the combined consolidated financial statements, but individually by Raízen and RESA.

85

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

In accordance with the Raízen’s and RESA's Articles of Incorporation, shareholders are entitled to mandatory minimum dividends of 1% on net income determined at the year end, adjusted in accordance with the Brazilian Corporation Law.

Dividends calculated for RESA prior to the corporate reorganization and for Raizen S.A. (formerly Raizen Combustíveis S.A. on a standalone basis for the years ended March 31, 2022, 2021 and 2020 were as follows:

  Raízen S.A. (formerly Raízen Combustíveis S.A.)

	2022	2021	2020
Net income for the year	3,149,018	996,486	2,056,092
(-) Offset of losses, first-time adoption of IFRS and other	-	(2,729)	(6,446)
Dividends to Class D preferred shareholders	-	(1,726)	(729)
Effect of tax incentives of subsidiaries	(375,803)	-	-
Common dividend distribution calculation basis	2,773,215	992,031	2,048,917

Common shares
Minimum mandatory dividend - 1% (1)	(27,732)	(9,920)	(20,489)
(-) Interest on own capital (gross)	(741,682)	(147,219)	(151,463)
(-) Dividends paid in advance	-	-	(1,347,340)

Total provisioned dividends in the Parent Company	-	(1,726)	(729)

Remaining dividends and interest on own capital	(244,121)	(187,665)	(62,529)

Total in Parent Company	(244,121)	(189,391)	(63,258)

Dividends payable to non-controlling shareholders	(25,541)	(10,535)	(9,768)

Total in Raízen Consolidated	(269,662)	(199,926)	(73,026)

(1)	In the years ended March 31, 2022, 2021 and 2020, interest on own capital and dividends paid in advance totaled R$ 741,682, R$ 147,219 and R$ 1,498,803, respectively. Accordingly, there are no mandatory minimum common dividends provisioned since these repayments, related to income determined in referred to fiscal years, were higher than those determined on the percentage defined in the Articles of Incorporation.

  RESA

	2022	2021	2020
Net income for the year	1,247,466	614,180	175,828
(-) Formation of legal reserve - 5%	(62,373)	(30,710)	(8,791)
(-) Effect of subsidiary tax incentives	(163,081)	(83,112)	(80,006)

Dividends to holders of Class B preferred shares	-	(1,525)	(1,416)
Dividends to holders of Class D preferred shares	-	(1,726)	(731)
Dividend distribution calculation basis	1,022,012	497,107	84,884

Common shares
Minimum mandatory dividend - 1%	(10,219)	(5,001)	(870)
Dividends payable to non-controlling shareholders	-	-	(19,499)

Total provisioned dividends in the Parent Company and Consolidated of RESA	(10,219)	(8,252)	(22,516)

86

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Changes in dividends and interest on own capital payable are as follows:

	Raízen	RESA (1)	Total
March 31, 2020	73,026	22,516	95,542
Prior years’ dividends	12,767	3,715	16,482
Dividends for the year	10,535	5,001	15,536
Exclusive dividends	1,726	1,726	3,452
Interest on own capital, net of Withholding Income Tax (IRRF)	125,136	-	125,136
Payments	(23,273)	(24,706)	(47,979)
Other	9	-	9
March 31, 2021	199,926	8,252	208,178
Prior years’ dividends	1,407,732	738,429	2,146,161
Dividends for the year	25,541	-	25,541
Interest on own capital, net of Withholding Income Tax (IRRF)	631,603	-	631,603
Payments	(1,994,320)	(746,681)	(2,741,001)
Other	(820)	-	(820)
March 31, 2022	269,662	-	269,662

(1)	Refer to operations before the corporate reorganization.

(c)           Equity valuation adjustments

(i)            Income from financial instruments designated as hedge accounting

This refers to changes in the fair value of financial instruments arising from hedged cash flows from fuel imports and export revenues for VHP sugar, ethanol and foreign exchange differences on pre-export financing.

(ii)          Income (loss) from net investment hedge abroad

These refer to the effective portion with the foreign exchange differences of the hedge of Raízen’s net investments in a foreign entity.

(iii)        Actuarial gain (loss)

These arise from gains and losses from adjustments through experience and changes in actuarial assumptions about the defined benefit plan. This component is recognized in other comprehensive income and will never be reclassified to statement of income in subsequent years.

(iv)         Effect of foreign currency translation

87

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Cumulative translation adjustments with foreign exchange differences resulting from the translation of the financial statements of foreign operations.

(v)           Changes in equity valuation adjustments, net of taxes:

	2021	Comprehensive income	2022
Effect of foreign currency translation	1,548,315	(1,021,725)	526,590
Actuarial gain (loss) with defined benefit plan	(8,486)	1,718	(6,768)
Income (loss) on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Income (loss) on financial instruments designated as hedge accounting	(1,974,965)	1,192,555	(782,410)
	(480,877)	172,548	(308,329)
Attributable to:
Raízen’s controlling shareholders	(480,877)	212,589	(268,288)
Raízen’s non-controlling shareholders	-	(40,041)	(40,041)

	2020	Comprehensive income	2021
Effect of foreign currency translation	897,970	650,345	1,548,315
Actuarial gain (loss) with defined benefit plan	(10,711)	2,225	(8,486)
Income (loss) on hedge of net investment in a foreign entity	(45,741)	-	(45,741)
Income (loss) on financial instruments designated as hedge accounting	(723,708)	(1,251,257)	(1,974,965)
	117,810	(598,687)	(480,877)
Attributable to:
Raízen’s controlling shareholders	117,810	(598,687)	(480,877)
Raízen’s non-controlling shareholders	-	-	-

	2019	Comprehensive ncome	2020
Effect of foreign currency translation	(102,318)	1,000,288	897,970
Actuarial gain (loss) with defined benefit plan	(12,539)	1,828	(10,711)
Income (loss) on hedge of net investment in a foreign entity	(35,795)	(9,946)	(45,741)
Income (loss) from financial instruments designated as hedge accounting	(269,669)	(454,039)	(723,708)
	(420,321)	538,131	117,810
Attributable to:
Raízen’s controlling shareholders	(420,316)	538,126	117,810
Raízen’s non-controlling shareholders	(5)	5	-

(d)            Profit reserves

(i)             Tax incentive reserve

	Tax benefit	2022	2021
Federal Government	Sale of diesel (1)	212,722	-
Goiás	Goiás State Industrial Development Program (2)	106,489	67,218
Mato Grosso do Sul	Term of agreement No. 331/2008 (3)	56,592	15,894
		375,803	83,112

(1)	Refers to the economic grant given by the federal government in diesel sales operations of direct subsidiary Blueway.
(2)	Refers to the Goiás state incentive program “Produzir”, which finances part of the ICMS payment.
(3)	Refers to the tax benefit on sugar industrial processing operations in the state of Mato Grosso do Sul, equivalent to 67% of the ICMS debt balance and the matching credit of ethanol.

88

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(ii)               Legal reserve

On March 31, 2022 and 2021, as established in Brazilian Corporation Law, Raízen did not allocate 5% of net income to the Legal reserve, due to the fact that the total balance of the legal and capital reserves has exceeded 30% of the capital amount.

(iii)             Profit retention reserve

This refers to the remaining balance of the Company’s net income for the year, after allocations for set-up of the legal reserve and provision for mandatory minimum dividends, which was allocated to Profit retention reserve until its final allocation is approved at the Annual General Meeting. Raízen’s Articles of Incorporation provide that up to 80% of the profit for the year can be allocated to this reserve, for operations and new investments and projects, not exceeding 80% of the capital amount.

(e)           Treasury shares

On January 6, 2022, B3 approved Raízen’s request to reduce the minimum percentage of outstanding shares, which on that date amounted to 12% of Raízen’s shares (“free float”).

Upon this approval, on the same date, Raízen's Board of Directors approved a share buyback program for up to 40,000,000 preferred shares, representing 0.39% of the total shares and 3.21% of the total shares in circulation of Raízen, whose term for carrying out the operation is 18 months, ending on July 7, 2023.

The purpose of this program is to buy back shares to meet obligations that may arise from Raízen’s share compensation plans and maximize the generation of value for shareholders through efficient capital management.  The repurchased shares may be, at Management’s discretion, later delivered to the beneficiaries of share-based compensation programs, cancelled, sold or held in treasury.

In addition, on January 18, 2022, B3 authorized the reduction of the minimum percentage of the outstanding shares, from 12% to a limit of up to 10% of free float of Raízen’s shares, which may be repurchased by Raízen and by controlling shareholders.

In return for B3’s authorization, for a momentary reduction of the minimum percentage of outstanding shares, Raízen maintains the commitment to reach, until December 31, 2022, a minimum percentage of 15% of the outstanding shares as well as to continue with the contracted market maker service until such percentage is reached.

	Number	Average cost per share	Historical value	Market value
March 31, 2021	-	-	-	-

Repurchase of shares	6,907,800	5.80	40,082	48,562

March 31, 2022	6,907,800	5.80	40,082	48,562

89

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(f)            Earnings per share

For the purpose of calculating basic and dilutive earnings per share for all periods presented, the number of ordinary shares outstanding of Raízen S.A., was reflected retroactively, considering the effects of corporate reorganization, as mentioned in Note 1 and note 21.a..

Basic

Basic earnings per share are calculated by dividing the combined consolidated net income attributable to Raízen’s shareholders by the weighted average number of all classes of shares outstanding during the year, excluding treasury shares.

	2022	2021
Numerator
Net income for the year	3,235,755	1,524,474
Income available to preferred shareholders	-	(3,251)

Income available to shareholders	3,235,755	1,521,223
Denominator
Weighted average number of common shares outstanding (in thousands)	8,698,655	8,904,701

Basic earnings per share (reais per share)	0.37	0.17

Diluted

Diluted earnings per share are calculated by adjusting the weighted average number of outstanding shares, considering that the conversion of all shares would cause dilution.

	2022	2021
Numerator
Net income for the year	3,235,755	1,524,474
Income available to preferred shareholders	-	(3,251)

Income available to shareholders	3,235,755	1,521,223
Denominator
Weighted average number of common shares outstanding (in thousands)	8,714,436	8,904,701

Diluted earnings per share (reais per share)	0.37	0.17

During the year ended March 31, 2021, Raízen did not have outstanding common shares that may cause dilution or debt convertible into common shares. Thus, basic and diluted earnings per share were equivalent.

22.          Share-based payment

Raízen S.A. offers restricted share plans linked to: (i) non-interruption of the relationship between the executive and Raízen (vesting period); and (ii) achievement of performance conditions.

90

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The fair value of grants related to the period the participant remains in the Company during the vesting period (restricted share unit - RSU) was determined on the grant date based on the market value of Raízen's shares in B3.

For the portion of the plan linked to the performance conditions (performance share unit – PSU), the fair value was measured based on the Monte Carlo method (“MMC”) considering market conditions.

The following table presents a summary of the shares granted to Raízen's management:

Program	Lot	Grant date	Maturity	Grant date fair value	Balance of shares granted
Incentive IPO (RSU)	1	07/12/2021	07/01/2022	7.57	3,109
Incentive IPO (RSU)	2	07/12/2021	07/01/2023	7.95	1,607
Incentive IPO (RSU)	3	07/12/2021	07/01/2024	8.10	2,712
Incentive IPO (RSU)	4	07/12/2021	07/01/2025	8.13	2,038
Incentive IPO (RSU)	5	07/12/2021	07/01/2026	8.26	1,985
New VLP (PSU)	1	03/29/2022	03/29/2025	8.19	48
Program Transition - 16'17	-	11/04/2021	07/01/2022	6.75	20,131
Program Transition - 17'18	-	11/04/2021	07/01/2023	6.75	10,675
					42,305

The fair value of the PSU shares plans is measured based on the MMC method. The fair value was determined by the TSR (Total Shareholder Return) and the share values of other companies, which are considered market performance conditions. The restricted shares plan considers the following assumptions:

(i)	The expectation of volatility, peer alternatives were sought, due to Raízen's low closing history. Raízen used Cosan's volatility history, based on the proximity between the sectors in which it operates and the fact that the shareholder Cosan holds a relevant interest in Raízen's capital, which indicates that Raízen's business implicitly represents part of Cosan's volatility, using the standard deviation model of daily returns for such calculation;
(ii)	Since the grant agreement adjusts the participant’s gain in relation to the distribution of dividends during the vesting period, no adjustments were required in the amount of the assets granted resulting from the distribution of dividends;
(iii)	The weighted average risk-free interest rate used was the curve of pre-DI interest rate in Reais (DI estimate) observed in the open market;
(iv)	The fee for exit before vesting, which affects the provision for plan costs, was estimated by the Company at 10.81%; and,
(v)	There are no clauses related to share lockup.

91

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

23.          Net operating revenue

The breakdown of Raízen’s gross revenue is as follows:

	2022	2021	2020
Domestic market	162,803,534	92,247,991	104,234,434
Foreign market	49,026,810	33,448,085	26,713,506
Gross revenue from sales of products and services	211,830,344	125,696,076	130,947,940
Gains (losses) on financial instruments designated as hedge accounting	518,990	(1,058,100)	(121,329)
Gains (losses) on commodities-related financial instruments not designated as hedge accounting	(3,227,914)	(44,224)	358,814
Returns and cancellations	(663,363)	(384,015)	(760,770)
Sales taxes	(12,418,471)	(8,519,896)	(8,839,565)
Trade discounts and other	(692,446)	(585,385)	(498,771)
Amortization of exclusive supply rights (Note 11)	(579,822)	(502,468)	(505,769)
Net operating revenue	194,767,318	114,601,988	120,580,550

24.           Segment information

Segment information reporting is stated consistently with internal reports provided by key operational decision makers.  The key operational decision makers, responsible for the strategic decision making, allocation of funds and for the assessment of performance of operating segments are the Company’s Chief Executive Officers and the Board of Directors. The Company’s operating segments are: Raízen’s operating segments are:

(i)	Marketing and services: refer to the trading and sale activities of fossil and renewable fuels, through a franchised network of service stations under the Shell brand in all the national territory and Latin America, operating in Argentina and, as of November 1, 2021, in Paraguay (Note 31.1.ii).
(ii)	Sugar: this refers to sugar production, sale, origination and trading activities.
(iii)	Renewables: this refers to: (a) ethanol production, sale, origination and trading activities; (b) production and sale of bioenergy; (c) resale and trading of electric power; and (d) production and sale of other renewable products (solar energy and biogas). These business activities were aggregated into a single segment, as their products and services come from renewable sources, use similar technologies and present synergies in their production and distribution process. The combination of these activities results in the portfolio of clean energy and retirement of carbon credits offered by Raízen. The performance of these business activities is assessed on an integrated basis by the decision makers through operating results.

Operating results by segment

The performance of the segments is evaluated based on the operating results and this information is prepared based on items directly attributable to the segment, as well as those that can be allocated on a reasonable basis.

As mentioned in note 2.3 (u), in the years ended March 31, 2022 and 2021, operating results by segment is shown below:

92

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2022
	Reportable segments
	Marketing and services						Reconciliation
	Brazil	Latin America	Total		Renewables	Total segmented	Eliminations (ii)	Not segmented	Consolidated
				Sugar
Net operating revenue	146,580,322	19,054,342	165,634,664	18,152,422	23,994,859	207,781,945	(13,014,627)	-	194,767,318
Cost of products sold and services provided	(142,388,665)	(17,197,561)	(159,586,226)	(16,170,888)	(19,914,863)	(195,671,977)	13,018,522	-	(182,653,455)
Gross profit	4,191,657	1,856,781	6,048,438	1,981,534	4,079,996	12,109,968	3,895	-	12,113,863
Selling expenses	(1,751,381)	(1,062,957)	(2,814,338)	(775,109)	(607,554)	(4,197,001)	1,377	-	(4,195,624)
General and administrative expenses	(528,698)	(329,541)	(858,239)	(657,580)	(567,468)	(2,083,287)	-	-	(2,083,287)
Other operating revenue, net	382,523	135,636	518,159	19,496	20,119	557,774	(1,369)	-	556,405
Equity accounting result	(27,625)	-	(27,625)	13,792	(54,748)	(68,581)	(8)	-	(68,589)
Income before financial results and income tax and social contribution	2,266,476	599,919	2,866,395	582,133	2,870,345	6,318,873	3,895	-	6,322,768

Financial results (i)	-	-	-	-	-	-	-	(2,071,416)	(2,071,416)
Income tax and social contribution (i)	-	-	-	-	-	-	-	(972,720)	(972,720)

Net income for the year	2,266,476	599,919	2,866,395	582,133	2,870,345	6,318,873	3,895	(3,044,136)	3,278,632

Other selected information:
Depreciation and amortization	(337,938)	(828,997)	(1,166,935)	(2,720,532)	(2,982,879)	(6,870,346)	(275)	-	(6,870,621)
Amortization of assets from contracts with clients	(512,411)	(67,411)	(579,822)	-	-	(579,822)	-	-	(579,822)
Net gain from change in the fair value and realization of biological assets fair value	-	-	-	674,505	666,261	1,340,766	-	-	1,340,766
Additions to property, plant and equipment and intangible assets	407,298	1,033,352	1,440,650	2,005,239	1,933,724	5,379,613	-	-	5,379,613

(i)	Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.
(ii)	Eliminations refer to possible intersegment operations.

93

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2021
	Reportable segments
	Marketing and services						Reconciliation
	Brazil	Latin America	Total	Sugar	Renewables	Total segmented	Eliminations (ii)	Not segmented	Consolidated
Net operating revenue	84,417,880	10,556,131	94,974,011	11,376,200	15,155,905	121,506,116	(6,904,128)	-	114,601,988
Cost of products sold and services provided	(81,148,411)	(9,437,129)	(90,585,540)	(9,623,376)	(13,261,114)	(113,470,030)	6,862,002	-	(106,608,028)
Gross profit	3,269,469	1,119,002	4,388,471	1,752,824	1,894,791	8,036,086	(42,126)	-	7,993,960
Selling expenses	(1,357,637)	(787,690)	(2,145,327)	(537,939)	(635,290)	(3,318,556)	(26,887)	-	(3,345,443)
General and administrative expenses	(447,652)	(197,452)	(645,104)	(304,639)	(380,966)	(1,330,709)	6	-	(1,330,703)
Other operating revenue, net	233,654	137,794	371,448	(28,143)	45,352	388,657	(1,940)	-	386,717
Equity accounting result	(56,235)	-	(56,235)	6,824	(78,733)	(128,144)	46,457	-	(81,687)
Income before financial results and income tax and social contribution	1,641,599	271,654	1,913,253	888,927	845,154	3,647,334	(24,490)	-	3,622,844

Financial results (i)	-	-	-	-	-	-	-	(1,416,201)	(1,416,201)
Income tax and social contribution (i)	-	-	-	-	-	-	-	(659,802)	(659,802)

Net income for the year	1,641,599	271,654	1,913,253	888,927	845,154	3,647,334	(24,490)	(2,076,003)	1,546,841

Other selected information:
Depreciation and amortization	(242,671)	(682,002)	(924,673)	(1,687,098)	(2,060,618)	(4,672,389)	(61,079)	-	(4,733,468)
Amortization of assets from contracts with clients	(459,397)	(43,071)	(502,468)	-	-	(502,468)	-	-	(502,468)
Net gain from change in the fair value and realization of biological assets fair value	-	-	-	240,758	200,464	441,222	-	-	441,222
Additions to property, plant and equipment and intangible assets	208,894	321,081	529,975	1,041,275	1,063,965	2,635,215	-	-	2,635,215

(i)	Information on financial results and income tax and social contribution (current and deferred) was not disclosed by segment due to the non-use by management of the referred to data in a segmented manner, as they are managed and analyzed on a consolidated basis in the operation.
(ii)	Eliminations refer to possible intersegment operations.

94

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Raízen monitors net operating revenue in the local and foreign markets by product, as follows:

	2022	2021
Domestic market	159,288,344	90,075,844
Foreign market	48,493,601	31,430,272
	207,781,945	121,506,116
Eliminations	(13,014,627)	(6,904,128)
Net operating revenue	194,767,318	114,601,988
Reportable segments
Marketing and services - Brazil
Diesel	79,837,479	44,963,188
Gasoline	53,005,498	30,460,597
Ethanol suppliers	10,544,272	7,432,107
Jet fuel	2,647,415	1,258,180
Fuel oil	303,529	152,504
Other	242,129	151,304
	146,580,322	84,417,880
Marketing and services - Argentina
Diesel	6,917,404	4,444,219
Gasoline	6,349,058	3,556,424
Jet fuel	579,218	257,995
Fuel oil	1,585,343	1,037,767
Lubricants	961,383	540,076
Other	1,708,245	719,650
	18,100,651	10,556,131
Marketing and services - Paraguay
Diesel	548,794	-
Gasoline	401,778	-
Ethanol suppliers	3,119	-
	953,691	-
Sugar	18,152,422	11,376,200

Renewables
Ethanol suppliers	18,035,409	12,439,004
Energy	4,203,005	2,109,567
Other	1,756,445	607,334
	23,994,859	15,155,905
Eliminations	(13,014,627)	(6,904,128)
Consolidated	194,767,318	114,601,988

Geographically, the combined consolidated net operating revenues are presented as follows:

	2022	2021
Brazil	157,365,430	93,108,321
Argentina	17,666,806	10,247,656
Paraguay	972,786	1,751
Latin America, except for Brazil, Argentina and Paraguay	4,293,567	2,216,567
North America	9,244,463	5,786,439
Asia	6,283,924	6,245,999
Europe	8,941,304	3,033,968
Other	3,013,665	865,415
	207,781,945	121,506,116
Eliminations	(13,014,627)	(6,904,128)
	194,767,318	114,601,988
95

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Main clients

No specific clients or group represented 10% or more of the combined consolidated net operating revenue of Raízen in the reporting periods.

Operating assets by segment

The assets of the marketing and services segment are geographically allocated, comprising Brazil, Argentina and Paraguay.

In addition, considering that part of the assets of subsidiaries RESA and Biosev is also used for the production of sugar and renewables, Raízen segregated these assets by segment through the corresponding cost center in which they are allocated and/or apportionment criteria, which take into consideration the production of each product in relation to its total production.

	2022
	Reportable segments
	Marketing and services						Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Total segmented	Not segmented	Consolidated
Investments	747,673	324	-	747,997	112,160	494,262	1,354,419	-	1,354,419
Property, plant and equipment	2,045,973	4,383,451	19,645	6,449,069	6,831,657	8,984,126	22264.852	-	22,264,852
Intangible assets	2,321,351	570,235	360,257	3,251,843	1,280,248	1,488,768	6,020,859	-	6,020,859
Right of use	136,663	327,966	-	464,629	5,095,282	5,219,724	10,779,635	-	10,779,635
Total assets allocated by segment	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	-	40,419,765
Other current and non-current assets	-	-	-	-	-	-	-	59,924,579	59,924,579

Total assets	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	59,924,579	100,344,344

Total liabilities	-	-	-	-	-	-	-	(78,085,436)	(78,085,436)

Total net assets	5,251,660	5,281,976	379,902	10,913,538	13,319,347	16,186,880	40,419,765	(18,160,857)	22,258,908

96

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2021
	Reportable segments
	Marketing and services							Reconciliation
	Brazil	Argentina	Paraguay	Total	Sugar	Renewables	Total segmented	Not segmented	Consolidated
Investments	756,838	390	-	757,228	159,720	400,343	1,317,291	-	1,317,291
Property, plant and equipment	1,919,098	4,752,692	-	6,671,790	4,791,010	6,263,812	17,726,612	-	17,726,612
Intangible assets	641,131	726,731	-	1,367,862	970,130	816,720	3,154,712	-	3,154,712
Right of use	99,393	430,312	-	529,705	2,813,670	2,402,252	5,745,627	-	5,745,627
Total assets allocated by segment	3,416,460	5,910,125	-	9,326,585	8,734,530	9,883,127	27,944,242	-	27,944,242
Other current and non-current assets	-	-	-	-	-	-	-	39,101,114	39,101,114

Total assets	3,416,460	5,910,125	-	9,326,585	8,734,530	9,883,127	27,944,242	39,101,114	67,045,356

Total liabilities	-	-	-	-	-	-	-	(54,546,964)	(54,546,964)

Total net assets	3,416,460	5,910,125	-	9,326,585	8,734,530	9,883,127	27,944,242	(15,445,850)	12,498,392

97

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated
25.              Costs and expenses by nature

Reconciliation of costs and expenses by nature

Costs and expenses are shown in the statement of income by function. The reconciliation of Raízen’s statement of income by nature for the years ended March 31, 2022, 2021 and 2020 is as follows:

Costs and expenses by nature

	2022	2021	2020
Fuel for resale, raw material, costs of collections and transfers	(175,548,160)	(101,092,646)	(108,551,889)
Depreciation and amortization	(6,870,621)	(4,733,468)	(3,951,911)
Personnel expenses	(2,848,778)	(2,087,206)	(1,964,129)
Cutting, loading and transportation	(1,909,784)	(1,134,116)	(937,546)
Change in fair value, net of realization	1,340,766	441,222	12,881
Maintenance materials	(463,075)	(464,873)	(395,740)
Selling expenses	(721,150)	(602,091)	(514,833)
Outsourced labor	(611,986)	(527,676)	(476,084)
Logistics expenses	(350,343)	(325,994)	(350,348)
Other	(949,235)	(757,326)	(505,736)
	(188,932,366)	(111,284,174)	(117,635,335)

Classified as:

	2022	2021	2020
Cost of products sold and services provided	(182,653,455)	(106,608,028)	(113,308,678)
Selling expenses	(4,195,624)	(3,345,443)	(3,090,163)
General and administrative expenses	(2,083,287)	(1,330,703)	(1,236,494)
	(188,932,366)	(111,284,174)	(117,635,335)

26.              Other operating revenue, net

	2022	2021	2020
Gain in the formation of joint venture, net (1)	-	-	1,073,459
Net recognition of tax credits and other (2)	332,845	277,167	464,935
Credits from indemnity lawsuits, net (3)	-	(20,477)	-
Bargain purchase gain in business combination (Note 31.2) (4)	-	(11,447)	219,921
Formation of estimated loss on property, plant and equipment, net	(21,096)	(6,027)	(2,934)
Gain (loss) on the disposal of property, plant and equipment	(16,844)	82,188	104,690
Revenues from rental and leases	44,007	81,146	136,862
Revenue from royalties	18,439	14,144	54,226
Revenue from investment grant – ICMS	106,489	67,218	64,696
Commissions on sales of lubricants, cards and payment means	9,514	63,307	21,410
Gain on the disposal of shares	-	1,096	5,797
Gain (loss) on retirement of carbon credits CBIO (5)	(110,378)	(180,007)	-
Other revenues, net	193,429	18,409	4,251
	556,405	386,717	2,147,313

98

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)	During the year ended March 31, 2020, Raízen recognized, in the statement of income for that year, as accounting effects for the establishment of Nós Group – joint venture between Raízen and Femsa Comércio – gains related to the dilution of interest, the disposal of shares and the fair value in the establishment of Nós Group, in the amounts of R$ 240,529, R$ 305,423 and R$ 532,762, respectively.
(2)	This refers to the tax recovery of tax credits related mainly to PIS, COFINS and ICMS arising from Raízen’s ordinary activities.
(3)	Referred to credits arising from a sentence passed and judged favorably to Raízen Araraquara, a subsidiary of RESA, referring to the action of the Instituto do Açúcar e do Álcool (“IAA”) against the government, filed by Copersucar in 1990. The purpose of the lawsuit is to indemnify the losses caused to the plants by the Federal Government by setting prices below market prices.
(4)	Refers to the result on the acquisition of 100% from RZ Agrícola Caarapó Ltda. and 81.5% from Raízen Biomassa S.A.
(5)	This refers to the acquisition cost of carbon credits CBIO, related to the legal obligations adopted by Brazil’s National Biofuels Policy - RenovaBio (set forth by Law No. 13576/2017, with additional regulation set forth by Decree No. 9888/2019 and Government Directive No. 419 of November 20, 2019, of the Ministry of Mines and Energy) to achieve the carbon reduction goals of the industry. The goals established are effective until December of each year and are published by Brazil’s National Petroleum Agency (“ANP”).

27.              Financial results

	2022	2021	2020
Finance costs
Interest	(2,047,674)	(1,389,108)	(1,460,658)
Holding loss	(509,679)	(337,583)	(145,705)
PIS and COFINS on finance income	(46,157)	(44,010)	(55,217)
Other	(93,456)	(47,261)	(120,105)
	(2,696,966)	(1,817,962)	(1,781,685)
Fair value of financial instruments (Note 17.k)	582,191	63,163	(229,969)
Amounts capitalized on qualifying assets (Note 13)	82,113	54,819	38,021

Total finance costs	(2,032,662)	(1,699,980)	(1,973,633)

Finance income
Yields from financial investments	290,569	101,160	167,791
Interest	321,820	369,950	338,741
Holding gains and other	5,132	62,027	29,446

Total finance income	617,521	533,137	535,978

Exchange rate change, net	2,051,267	(1,432,041)	(4,081,951)

Net effect of the derivatives	(2,707,542)	1,182,683	3,904,385

Total finance results	(2,071,416)	(1,416,201)	(1,615,221)

99

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

28.Financial instruments

(a)           Overview

Raízen is exposed to the following risks arising from its operations, which are equalized and managed through certain financial instruments:

  Interest rate risk
  Price risk
  Exchange rate risk
  Credit risk
  Liquidity risk

This note presents information on Raízen’s exposure to each of the mentioned risks, Raízen’s objectives, policies and processes for measuring and managing risk, and Raízen’s capital management.

(b)          Risk management structure

Raízen has specific treasury and trading policies that define how risk management should be carried out, never operating with derivatives which are beyond the notional total of underlying asset or liability. To monitor activities and ensure compliance with policies, Raízen has the following main committees:  (i) Risk Committee that meets weekly to analyze the behavior of the commodities (sugar, ethanol and oil by-products) and foreign exchange markets and deliberate on hedging positions and pricing strategy for exports or imports of products, so as to reduce the adverse effects of changes in prices and exchange rates; and (ii) Ethanol and by-products Committee that meets monthly to assess the risks associated with the sale of ethanol and by-products and to adapt to the limits defined in the risk policies.

Raízen and its subsidiaries are exposed to the following significant market risks: (i) ethanol, sugar, electric power, oil and its by-products price volatility; (ii) exchange rate volatility; and (iii) interest rate volatility. The financial instruments for hedging purposes are taken out by analyzing the risk exposure to which management seeks coverage.

On March 31, 2022 and 2021, the fair values related to transactions involving derivative financial instruments for hedging purposes were measured through observable factors, such as prices quoted in active markets or discounted cash flows based on market curves and are presented below:

100

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	Notional		Fair value
	2022	2021	2022	2021
Price risk
Commodity derivatives
Futures contracts	14,156,943	12,031,708	(1,930,960)	(1,103,642)
	14,156,943	12,031,708	(1,930,960)	(1,103,642)
Foreign exchange rate risk
Foreign exchange rate derivatives
Futures contracts	(113,708)	(94,005)	102	13,535
Forward contracts	7,313,582	8,259,215	473,517	(398,486)
FX lock	996,082	45,575	63,014	1,500
FX swap	(8,938,162)	(11,797,123)	117,394	3,235,920
	(742,206)	(3,586,338)	654,027	2,852,469
Interest rate risk
Interest rate swap	(4,206,248)	(4,031,929)	315,973	365,288
	(4,206,248)	(4,031,929)	315,973	365,288
Total			(960,960)	2,114,115
Current assets			5,409,266	3,248,855
Non-current assets			2,082,299	3,264,107
Total assets			7,491,565	6,512,962
Current liabilities			(7,174,053)	(4,105,942)
Non-current liabilities			(1,278,472)	(292,905)
Total liabilities			(8,452,525)	(4,398,847)
Total			(960,960)	2,114,115

(c)           Price risk

This arises from the possibility of fluctuating market prices for products traded, mainly VHP sugar, refined and white sugar, diesel (heating oil), gasoline, ethanol, electric power and crude oil. These price oscillations may lead to material changes in sales revenues and costs. To mitigate this risk, Raízen constantly monitors the market to anticipate price changes.

101

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Price risk: commodity derivatives outstanding at March 31, 2022
Derivatives	Long/ Short	Market	Contract	Maturity	Notional (units)		Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	ICE	Sugar#11	Apr/24 to Sep/23	15,013,778	t	22,093,811	(3,098,939)
Futures	Short	NYSE LIFFE	Sugar#5	Apr/22 to Nov/21	381,100	t	898,180	(43,376)
Futures	Short	OTC	Sugar#11	Feb/22 to Feb/24	2,116,784	t	3,399,636	(981,085)
Options	Short	ICE	Sugar#11	Jan/22 to Apr/23	760,410	t	(1,205,569)	(131,594)
Options	Short	OTC	Sugar#11	Apr/23 to Sep/23	492,783	t	(1,244,614)	(53,530)
Subtotal – sugar futures short position					18,764,855	t	23,941,444	(4,308,524)
Futures	Long	ICE	Sugar#11	Feb/22 to Feb/24	(10,066,699)	t	(18,212,940)	1,896,429
Futures	Long	NYSE LIFFE	Sugar#5	Apr/22 to Sep/23	(98,150)	t	(235,042)	(1,268)
Options	Long	ICE	Sugar#11	Jan/22 to Apr/23	(735,009)	t	1,027,828	117,609
Options	Long	OTC	Sugar#11 OTC	Apr/23 to Sep/23	(492,783)	t	955,192	52,189
Subtotal – sugar futures long position					(11,392,641)	t	(16,464,962)	2,064,959
Physical fixed	Short	ICE	Sugar#11	Apr/25 to Nov/21	3,345,208	t	6,600,755	70,888
Physical fixed	Long	ICE	Sugar#11	Jan/23 to Dec/22	(1,179,970)	t	(2,284,415)	25,200
Subtotal - sugar physical fixed					2,165,238	t	4,316,340	96,088
Subtotal – sugar futures					9,537,452	t	11,792,822	(2,147,477)
Futures	Short	B3	Ethanol	Apr/23 to May/21	200,160	m³	644,716	5,156
Futures	Short	CME	Ethanol	Apr/23 to May/21	1,635,147	m³	2,550,869	(323,346)
Futures	Short	ICE	Ethanol	Apr/23 to May/21	(142,500)	m³	(604,868)	(76,785)
Subtotal – ethanol futures short position					1,692,807	m³	2,590,717	(394,975)
Futures	Long	B3	Ethanol	Feb/22 to Feb/23	(126,120)	m³	(404,677)	(4,894)
Futures	Long	CME	Ethanol	Apr/23 to May/21	(1,562,922)	m³	(1,609,298)	254,153
Futures	Long	ICE	Ethanol	Apr/23 to May/21	74,000	m³	311,508	33,297
Subtotal – ethanol futures long position					(1,615,042)	m³	(1,702,467)	282,556
Physical fixed	Short	CHGOETHNL	Ethanol	Jan/30 to Dec/22	2,375,992	m³	8,584,861	(16,073)
Physical fixed	Long	CHGOETHNL	Ethanol	Jan/30 to Dec/22	(2,608,564)	m³	(9,015,286)	16,495
Subtotal - ethanol physical fixed					(232,572)	m³	(430,425)	422
Subtotal – ethanol futures					(154,807)	m³	457,825	(111,997)
Futures	Short	NYMEX	Gasoline	Apr/22	58,353	m³	236,281	4,882
Options	Short	NYMEX	Gasoline	May/22	47,700	m³	(142,525)	(3,582)
Subtotal - Gasoline futures short position					106,053	m³	93,756	1,300
Futures	Long	NYMEX	Gasoline	Jan/22 to Mar/22	(35,457)	m³	(147,454)	(6,341)
Options	Long	NYMEX	Gasoline	May/22	(55,650)	m³	163,036	3,761
Subtotal - Gasoline futures long position					(91,107)	m³	15,582	(2,580)
Subtotal - Gasoline futures					14,946	m³	109,338	(1,280)
Futures	Short	NYMEX	Heating Oil	Jan/22 to Dec/22	2,619,199	m³	6,052,887	(428,930)
Options	Short	NYMEX	Heating Oil	Jul-22	66,780	m³	(154,219)	(9,830)
Subtotal heating oil futures - short position					2,685,979	m³	5,898,668	(438,760)
Futures	Long	NYMEX	Heating Oil	Jan/22 to Dec/22	(2,420,706)	m³	(5,356,409)	320,487
Options	Long	NYMEX	Heating Oil	Jul-22	(66,780)	m³	150,383	9,830
Subtotal heating oil futures - long position					(2,487,486)	m³	(5,206,026)	330,317
Physical fixed	Short	NYMEX	Heating Oil	Jan/22 to Dec/22	782,041	m³	(2,821,331)	(63,458)
Physical fixed	Long	NYMEX	Heating Oil	Jan/22 to Dec/22	(662,207)	m³	3,163,937	82,895
Subtotal - gasoline physical fixed					119,834	m³	342,606	19,437
Subtotal - heating oil futures					318,327	m³	1,035,248	(89,006)
Physical fixed	Short	CCEE/OTC	Energy	Jan/41 to Dec/22	25,385,015	mwh	5,852,211	825,819
Physical fixed	Long	CCEE/OTC	Energy	Jan/41 to Dec/22	(25,385,289)	mwh	(5,191,786)	(402,371)
Subtotal - energy physical fixed					(274)	mwh	660,425	423,448
Futures	Short	OTC	Stock Index	Apr/22	880	un	101,285	(4,648)
Subtotal - Stock Index					880	un	101,285	(4,648)
Net exposure of commodity derivatives as of March 31, 2022							14,156,943	(1,930,960)
Net exposure of commodity derivatives as of March 31, 2021							12,031,708	(1,103,642)

102

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Foreign exchange rate risk

This derives from the possibility of fluctuations in exchange rates used for revenue from exports, imports, debt flows and other assets and liabilities in foreign currency. Raízen uses derivative operations to manage cash flow risks denominated in US dollars, net of other cash and cash equivalent flows.

		Exchange rate risk: foreign exchange derivatives outstanding as of March 31, 2022
Derivatives	Long/ Short	Market	Contract	Maturity	Notional (US$ mi)	Notional (R$ thousand)	Fair value (R$ thousand)
Futures	Short	B3	Commercial dollar	Apr/22 to May/21	695,750	3,296,323	23,145
Futures	Long	B3	Commercial dollar	Apr/22 to May/21	(719,750)	(3,410,031)	(23,043)
Subtotal - futures					(24,000)	(113,708)	102
Forward	Short	OTC	NDF	Apr/25 to May/21	3,564,439	16,887,598	1,736,814
Forward	Long	OTC	NDF	Jan/22 to Apr/23	(2,020,773)	(9,574,016)	(1,263,297)
Subtotal - forward					1,543,666	7,313,582	473,517
Foreign exchange swap	Short	OTC	Foreign exchange swap	Oct/21 to Jan/27	400,000	1,895,120	(594,553)
Foreign exchange swap	Long	OTC	Foreign exchange swap	Jan/22 to Jan/27	(2,286,564)	(10,833,282)	711,947
Subtotal - foreign exchange swap					(1,886,564)	(8,938,162)	117,394
FX lock	Short	OTC	FX lock	Apr/25 to May/21	87,832	416,130	49,390
FX lock	Long	OTC	FX lock	Jan/22 to Dec/22	122,410	579,952	13,624
Subtotal - Locked-in exchange					210,242	996,082	63,014
Net exposure of foreign exchange derivatives as of March 31, 2022					(156,656)	(742,206)	654,027
Net exposure of foreign exchange derivatives as of March 31, 2021					(629,479)	(3,586,338)	2,852,469

As of March 31, 2022, the combined consolidated summary of quantitative data on Raízen’s net foreign exchange exposure, considering the parity of all currencies to US$, is presented below:

	2022
	R$	US$ (in thousands)
Cash and cash equivalents (Note 3)	3,953,510	834,461
Restricted cash (Note 5)	2,178,744	459,864
Trade accounts receivable abroad (Note 6.a)	2,529,851	533,972
Advances to suppliers (Note 15.b) (1)	3,471,361	732,695
Related parties (Note 10.a)	(2,325,729)	(490,888)
Advances from clients (Note 6.b)	(4,277,571)	(902,861)
Suppliers (Note 15.a)	(7,186,061)	(1,516,751)
Loans and financing (Note 17)	(13,657,246)	(2,882,613)
Lease liabilities (Note 16.b)	(316,549)	(66,813)
Other liabilities (2)	(359,478)	(75,874)
Derivative financial instruments (Note 28.d) (3)		156,656
Net foreign exchange exposure		(3,218,152)
Derivatives settled in the month following the closing (4)		78,943
Net foreign exchange exposure, adjusted as of March 31, 2022 (5 and 6)		(3,139,209)
Net foreign exchange exposure, adjusted as of March 31, 2021 (6)		(1,876,061)

103

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(1)    This includes balance of advances on Performance, whose operations with suppliers are equivalent to exports.

(2)    Consideration payable for the acquisition of B&R.

(3)    This refers to the notional foreign exchange derivative transactions.

(4)    Maturities on the 1st business day of April 2022, whose settlement was given by PTAX of the last day of the closing month, quoted at R$ 4.74.

(5)    The adjusted net foreign exchange exposure will be substantially offset by probable future revenues of export products and/or import products.

(6)    Book balance of assets and liabilities denominated in foreign currencies at the balance sheet date.

(d)Hedge accounting effect

Raízen formally designates its operations subject to hedge accounting for the purpose of hedging cash flows. The main hedges designated are sugar revenue, ethanol revenue, as applicable, cost of by-products import and foreign currency debt.

Impacts recognized in Raízen’s equity and the estimated realization in the statement of income are as follows:

			2022
			Estimated realization years
Derivatives	Market	Risk	2021/2022	2022/2023	From 2023 onwards	Total
Futures	OTC / ICE	Sugar#11	33,365	(1,756,904)	(171,262)	(1,894,801)
Futures	B3 / NYMEX / OTC	Ethanol	-	2,885	-	2,885
Options	ICE	Sugar#11	-	(51,631)	(15,683)	(67,314)
Forward	OTC / ICE	Foreign exchange	(7,409)	1,020,138	512,569	1,525,298
Swap	Debt	Exchange	-	-	(690,207)	(690,207)
Pre-export financing	Debt	Foreign exchange	-	-	(61,330)	(61,330)
			25,956	(785,512)	(425,913)	(1,185,469)
(-) Deferred taxes			(8,825)	267,074	144,810	403,059
Effect on equity			17,131	(518,438)	(281,103)	(782,410)

			2021
			Estimated realization years
Derivatives	Market	Risk	2020/21	2021/22	2022 onwards	Total
Futures	OTC / ICE	Sugar#11	6,041	(722,668)	(274,704)	(991,331)
Futures	B3 / NYMEX / OTC	Ethanol	-	(277,432)	-	(277,432)
Futures	NYMEX	Gasoline	(889)	-	-	(889)
Options	ICE	Sugar#11	-	(5,027)	(14,682)	(19,709)
Forward	OTC	Foreign exchange	(12,876)	(585,142)	(9,097)	(607,115)
Swap	Debt	Foreign exchange	-	-	(1,010,580)	(1,010,580)
Pre-export financing	Debt	Foreign exchange	-	-	(85,316)	(85,316)
			(7,724)	(1,590,269)	(1,394,379)	(2,992,372)
(-) Deferred taxes			2,626	540,691	474,090	1,017,407
Effect on equity			(5,098)	(1,049,578)	(920,289)	(1,974,965)

104

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Changes in other comprehensive income balances for the years ended March 31, 2022, 2021 and 2020 are as follows:

Cash flow hedge

	2022	2021	2020
Balance at the beginning of the year	(1,974,965)	(723,708)	(269,669)
Movements occurred in the year:
Fair value of commodity futures designated as hedge accounting	(3,471,445)	(2,468,391)	1,496,013
Fair value of forward exchange contracts designated as hedge accounting	2,502,674	(359,400)	(1,615,639)
Exchange rate change on debt contracts designated as hedge accounting	2,801,557	(98,755)	(650,356)
Income (loss) from commodities/foreign exchange reclassified to operating income (loss) and other	(25,884)	1,030,702	82,045
Total movements occurred during the year (before deferred taxes)	1,806,902	(1,895,844)	(687,937)
Effect of deferred taxes on equity valuation adjustments	(614,347)	644,587	233,898
	1,192,555	(1,251,257)	(454,039)
Balance at the end of the year	(782,410)	(1,974,965)	(723,708)

Fair value hedge

Raízen designates at fair value the inventory and highly probable purchases of oil by-products with pegged derivatives. Risk management is primarily intended for recognizing inventory at a floating price, as Raízen’s sales revenue will be upon sale of products to its clients. Hedge accounting aims to minimize any type of mismatching in the statement of income for the year, causing both the derivatives and the inventory to be recorded at fair value, with the change being recognized under Cost of products sold and services provided, whose negative impact in the year ended March 31, 2022 was R$ 55,876 (positive impact of R$ 244,942 in 2021 and negative impact of R$ 234,927 in 2020). As of March 31, 2022, in the statement of financial position, the fair value measurement balance of inventories is decreased by R$8,097 (increased by R$47,779 in 2021).

(e)           Interest rate risk

Raízen monitors fluctuations in variable interest rates related to certain debts, especially those linked to Libor and, when necessary, uses derivative financial instruments to minimize these risks. The positions of derivative financial instruments used to hedge against the interest rate risk are as follows:

Interest rate risk: Interest derivatives outstanding as of March 31, 2022
Derivatives	Long/ Short	Market	Contract	Maturity	Notional (US$ thousand)	Notional (R$ thousand)	Fair value (R$ thousand)
Interest rate swap	Long	OTC	Interest rate swap	Mai/23 to Jun/30	(887,806)	(4,206,248)	315,973

Total interest swap					(887,806)	(4,206,248)	315,973

Net exposure of interest derivatives as of March 31, 2022						(4,206,248)	315,973

Net exposure of interest derivatives as of March 31, 2021						(4,031,929)	365,288

105

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(f)            Credit risk

A substantial part of Raízen’s sales is made to a select group of highly qualified counterparties.

Credit risk is managed by specific rules for client acceptance, credit analysis and establishment of exposure limits per client, including, when applicable, requirement of letter of credit from first-tier banks and capturing security interest on loans granted. Management considers that the credit risk is substantially covered by the allowance for expected credit losses.

Individual risk limits are established based on internal or external ratings, according to the limits determined by Raízen management. The use of credit limits is regularly monitored. No credit limit was exceeded in the year, and management does not expect any losses from non-performance by the counterparties at an amount higher than that already provisioned.

Raízen operates commodity derivatives in the New York – NYBOT and NYMEX, Chicago - CBOT and CME and London - LIFFE commodity futures and options markets, as well as in the over-the-counter (OTC) market with selected counterparties. Also, Raízen operates commodity exchange rate derivatives and over-the-counter contracts registered with B3, mainly with the main local and international banks considered Investment Grade by international rating agencies.

Guarantee margins (Restricted Cash, Note 5.b) - Derivative transactions on commodity exchanges (ICE US, NYMEX, LIFFE and B3) require guarantee margins. The total consolidated margin deposited as of March 31, 2022, amounts to R$ 2,279,565 (R$ 1,065,183 in 2021), of which R$ 100,821 (R$ 99,662 in 2021) in restricted short-term investments and R$ 2,178,744 (R$ 965,482 as of March 31, 2021) in margin on derivative transactions.

Raízen’s derivative transactions in over the counter (“OTC”) do not require a guarantee margin.

Credit risk on cash and cash equivalents is mitigated through the conservative distribution of investment funds and CDBs that make up the item. The distribution follows strict criteria for allocation and exposure to counterparties, which are the main local and international banks considered, in their majority, as Investment Grade by the international rating agencies.

(g)           Liquidity risk

Liquidity risk is that in which Raízen may encounter difficulties in honoring the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. Raízen’s liquidity management approach is to ensure, as much as possible, that there will always be sufficient liquidity to meet its obligations upon maturity, under normal or stress conditions, without experiencing unacceptable losses or damaging its reputation.

106

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

As part of the liquidity management process, management prepares business plans and monitors their execution, discussing the positive and negative cash flow risks and assessing the availability of financial resources to support its operations, investments, and refinancing needs.

The table below states the main financial liabilities contracted by maturity:

					2022	2021
	Up to 1 year	Up to 2 years	From 3 to 5 years	Above 5 years	Total	Total
Loans and financing (1)	1,660,194	4,308,231	15,797,716	6,706,929	28,473,070	29,669,255
Suppliers (Note 14)	19,059,514	-	-	-	19,059,514	10,911,172
Third parties and related parties lease liabilities (1 and 2) (Note 16.b)	3,307,439	2,836,107	5,645,042	3,613,932	15,402,520	7,502,762
Derivative financial instruments (Note 28.b)	7,174,053	421,927	815,036	41,509	8,452,525	4,398,847
Related parties (1 and 3)	1,543,141	198,874	637,404	3,582,293	5,961,712	1,990,105
Other liabilities (4)	85,280	85,280	255,842	-	426,402	-
	32,829,621	7,850,419	23,151,040	13,944,663	77,775,743	54,472,141

(1)          Undiscounted contractual cash flows.

(2)          Third parties and with related parties.

(3)          Except related parties lease liabilities

(4)          Consideration payable for the acquisition of B&R, equivalent to US$ 90,000 thousand.

(h)          Fair value

The fair value of financial assets and liabilities is the amount for which a financial instrument may be exchanged in a current transaction between willing parties, other than a forced sale or settlement. The fair value of cash and cash equivalents, trade accounts receivable, suppliers, related parties and other short-term obligations approximates the respective carrying amount. The fair value of long-term assets and liabilities does not differ significantly from their carrying amount.

The fair value of most loans and financing is close to the carrying amount, since they are substantially subject to variable interest rates (Note 17).

Derivatives measured by valuation techniques with observable market data refer mostly to swaps and forward contracts. The most frequently applied valuation techniques include forwards and swap pricing models, using present value calculation. The models include various inputs, including in connection with the creditworthiness of the counterparties, spot and forward foreign exchange rates, interest rate curves and forward rate curves of the hedged commodity.

The main combined consolidated financial instruments are classified into the following categories:

107

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

	2022			2021
Financial assets	Amortized cost	Fair value through profit or loss	Total	Amortized cost	Fair value through profit or loss	Total
Cash and cash equivalents (Note 3)	4,182,878	-	4,182,878	3,266,748	-	3,266,748
Financial investments (Note 3)	-	4,051,690	4,051,690	-	3,246,057	3,246,057
Securities (Note 4.a)	-	87,529	87,529	-	134,940	134,940
Restricted cash (Note 4.b)	2,178,744	100,888	2,279,632	965,482	99,701	1,065,183
Trade accounts receivable (Note 5)	6,637,838	-	6,637,838	4,233,142	-	4,233,142
Derivative financial instruments (Note 28.b)	-	7,491,565	7,491,565	-	6,512,962	6,512,962
Related parties (Note 9)	2,085,638	-	2,085,638	2,056,765	-	2,056,765
Total financial assets	15,085,098	11,731,672	26,816,770	10,522,137	9,993,660	20,515,797

Financial liabilities
Loans and financing (Note 16)	(7,053,627)	(15,221,249)	(22,274,876)	(5,875,573)	(18,568,900)	(24,444,473)
Derivative financial instruments (Note 28.b)	-	(8,452,525)	(8,452,525)	-	(4,398,847)	(4,398,847)
Suppliers (Note 14.a)	(19,059,514)	-	(19,059,514)	(10,911,172)	-	(10,911,172)
Other liabilities	(359,478)	-	(359,478)	-	-	-
Related parties (Note 9)	(5,017,700)	-	(5,017,700)	(2,923,822)	-	(2,923,822)
Total financial liabilities	(31,490,319)	(23,673,774)	(55,164,093)	(19,710,567)	(22,967,747)	(42,678,314)

Fair value hierarchy

Raízen uses the following hierarchy to determine and disclose the fair value of financial instruments by the valuation techniques, to wit:

   Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

   Level 2 - other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly; and

   Level 3: techniques using inputs that have a significant effect on the fair value recorded that are not based on observable market data.

Financial instruments measured at fair value	Level 1	Level 2	Total
Financial investments (Note 3)	-	4,051,690	4,051,690
Securities (note 4)	-	87,529	87,529
Financial investments – Restricted cash (Note 5)	-	100,888	100,888
Derivative financial assets (Note 28.b)	4,355,759	3,135,806	7,491,565
Loans and financing (Note 17)	-	(15,221,249)	(15,221,249)
Derivative financial liabilities (Note 28.b)	(6,706,198)	(1,746,327)	(8,452,525)

Total as of March 31, 2022	(2,350,439)	(9,591,663)	(11,942,102)

Total as of March 31, 2021	(19,642)	(4,302,178)	(4,321,820)

During the years ended March 31, 2022 and 2021, there were no transfers between these levels to determine the fair value of financial instruments.

(i)            Sensitivity analysis

Raízen adopted three scenarios for its sensitivity analysis, one probable and two (possible and remote) that may have adverse effects on the fair value of its financial instruments.  The probable scenario was defined based on the commodities futures market curves for sugar, ethanol, oil (heating oil), US dollar and Euro on March 31, 2022, corresponding to the balance of the derivatives’ fair value on that date. Possible and remote adverse scenarios were defined considering adverse impacts of 25% and 50% on sugar price and US dollar curves, which were calculated based on the probable scenario.

108

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Sensitivity table

(1)           Changes in fair value of derivative financial instruments

			Impact on profit or loss (*)
	Risk factor	Probable scenario	Possible scenario +25%	Fair value balance	Remote scenario +50%	Fair value balance
Price risk
Commodity derivatives
Futures contracts:
Purchase and sale commitments	Sugar price increase	(2,147,477)	(3,346,957)	(5,494,434)	(6,693,914)	(8,841,391)
Purchase and sale commitments	Gasoline price increase	123,206	(69,612)	53,594	(139,224)	(16,018)
Purchase and sale commitments	Ethanol price decrease	(111,997)	(357,920)	(469,917)	(715,840)	(827,837)
Purchase and sale commitments	Oil derivative price increase	(213,492)	(192,022)	(405,514)	(384,044)	(597,536)
Purchase and sale commitments	Electric power price decrease	423,448	(105,362)	318,086	(210,724)	212,724
Purchase and sale commitments	Ibovespa index increase	(4,648)	(26,483)	(31,131)	(52,966)	(57,614)
		(1,930,960)	(4,098,356)	(6,029,316)	(8,196,712)	(10,127,672)
Foreign exchange rate risk
Exchange rate derivatives
Futures contracts:
Purchase and sale commitments	US$/R$ exchange rate increase	102	119,771	119,873	239,542	239,644
Forward and Locked-in exchange contracts:		-	-		-
Purchase and sale commitments	US$/R$ exchange rate increase	510,095	(3,916,011)	(3,405,916)	(7,832,022)	(7,321,927)
Purchase and sale commitments	EUR/US$ exchange rate increase	27,706	(284,569)	(256,863)	(569,138)	(541,432)
Purchase and sale commitments	US$/AR$ exchange rate decrease	(1,270)	(6,648)	(7,918)	(13,296)	(14,566)
FX swaps:
Purchase and sale commitments	US$/R$ exchange rate decrease	117,394	(2,794,038)	(2,676,644)	(5,588,076)	(5,470,682)
		654,027	(6,881,495)	(6,227,468)	(13,762,990)	(13,108,963)
Interest rate risk
Interest swap:
Purchase and sale commitments	Interest rate decrease	315,973	13,607	329,580	27,214	343,187
		315,973	13,607	329,580	27,214	343,187
Total		(960,960)	(10,966,244)	(11,927,204)	(21,932,488)	(22,893,448)

(*) Result projected to occur in up to 12 months from March 31, 2022.

As of March 31, 2022, the commodity and foreign exchange futures curves used in the sensitivity analysis were as follows:

			Scenarios
		Position	Probable	Possible	Remote
Sugar price increase	R$/ton	Short	2,023	2,529	3,035
Gasoline price increase	R$/ m³	Short	4,168	52,101	6,253
Ethanol price decrease	R$/ m³	Long	3,345	2,508	1,672
Oil derivative price increase	R$/ m³	Short	3,166	3,958	4,749
Electric power price decrease	R$/mwh	Long	218	163	109
Ibovespa index increase	Price/un.	Short	115,462	144,328	173,193
Exchange rate increase	US$/R$	Short	5.20	6.50	7.80
Exchange rate increase	EUR/US$	Short	1.12	1.40	1.68
Exchange rate decrease	US$/AR$	Long	115.35	86.51	57.68
Exchange rate decrease	US$/R$	Long	5.25	3.94	2.63
Interest rate decrease	(%) per year	Long	11.65	8.74	5.82

(2)           Foreign exchange exposure, net

The probable scenario considers the position as of March 31, 2022. The effects of the possible and remote scenarios that would be posted to the combined consolidated statement of income as foreign exchange gains (losses) are as follows:

109

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

		Effect of exchange rate changes
	Asset/liability balances	Possible scenario +25%	Remote scenario +50%	Possible scenario -25%	Remote scenario -50%
Net foreign exchange exposure as of March 31, 2022
Cash and cash equivalents (Note 3)	3,953,510	988,378	1,976,755	(988,378)	(1,976,755)
Restricted cash (Note 5)	2,178,744	544,686	1,089,372	(544,686)	(1,089,372)
Accounts receivable from abroad (Note 6.a)	2,529,851	632,463	1,264,926	(632,463)	(1,264,926)
Advances to suppliers (Note 15.b)	3,471,361	867,840	1,735,681	(867,840)	(1,735,681)
Related parties (Note 10.a)	(2,325,729)	(581,432)	(1,162,865)	581,432	1,162,865
Suppliers (Note 15.a)	(7,186,061)	(1,796,515)	(3,593,031)	1,796,515	3,593,031
Advances from clients (Note 6.b)	(4,277,571)	(1,069,393)	(2,138,786)	1,069,393	2,138,786
Lease liabilities (Note 16.b)	(316,549)	(79,137)	(158,275)	79,137	158,275
Other liabilities (1)	(359,478)	(89,870)	(179,739)	89,870	179,739
Loans and financing (Note 17)	(13,657,246)	(3,414,310)	(6,828,619)	3,414,310	6,828,619
Impact on statement of income for the year		(3,997,290)	(7,994,581)	3,997,290	7,994,581

(1)        Consideration payable for the acquisition of B&R.

As of March 31, 2022, the rates used in the aforementioned sensitivity analysis were as follows:

R$/US$
Probable, balances	4.74
Possible scenario +25%	5.92
Remote scenario +50%	7.11
Possible scenario -25%	3.55
Remote scenario -50%	2.37

(3)           Interest rate sensitivity

As of March 31, 2021, the probable scenario considers the weighted average annual floating interest rate on loans and financing, and for short-term investments, securities and restricted cash, the CDI accumulated over the past 12 months. In both cases, simulations were performed with an increase and decrease of 25% and 50%. The combined consolidated results of this sensitivity analysis are presented below:

	Interest rate sensitivity
	Probable scenario	Possible scenario	Remote scenario	Possible scenario	Remote scenario
		+25%	+50%	-25%	-50%
Financial investments	258,537	64,634	129,269	(64,634)	(129,269)
Securities	5,659	1,415	2,830	(1,415)	(2,830)
Restricted financial investments (restricted cash)	6,464	1,616	3,232	(1,616)	(3,232)
Loans and financing	(1,307,841)	(326,960)	(653,921)	326,960	653,921
Additional impact on income (loss) for the year	(1,037,181)	(259,295)	(518,590)	259,295	518,590

As of March 31, 2022, the rates used in the aforementioned sensitivity analysis were as follows:

		Scenarios
		Possible	Remote	Possible	Remote
	Probable	25%	50%	-25%	-50%
CDI accumulated - % p.y.	6.38%	7.98%	9.58%	4.79%	3.19%
Post-fixed interest on loans and financing - % p.y.	6.36%	7.95%	9.54%	4.77%	3.18%

110

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(j)            Capital management

Raízen’s objective when managing its capital structure is to ensure the continuity of its operations and finance investment opportunities, maintaining a healthy credit profile and offering an adequate return to its shareholders.

Raízen has a relationship with the main local and international rating agencies, as shown below:

Agency	Scale	Rating	Outlook	Date
Fitch	National	AAA (bra)	Stable	August/2021
	Global	BBB	Stable	July/22

Moody's	National	AAA.Br	Stable	February/2022
	Global	Baa3	Stable	February/2022

Standard & Poor's	National	brAAA	Stable	June/2021
	Global	BBB-	Stable	June/2021

Raízen monitors its capital through a combined treasury management of its business, using a leverage ratio represented by net debt divided by equity.

Third-party capital, which comprises Raízen's net debt, is calculated as the total of loans and financing with the market, net of cash and cash equivalents, financial investments and trade notes held as collateral for debt items and derivative financial instruments taken out to hedge the indebtedness.

Financial leverage ratios as of March 31, 2022 and 2021 were calculated as follows:

	2022	2021
Third party capital
Loans and financing (Note 18)	22,274,876	24,444,473
(-) Cash and cash equivalents (Note 3)	(8,234,568)	(6,512,805)
(-) Securities (Note 4)	(87,529)	(134,940)
(-) Financial investments linked to financing (Note 5)	(67)	(39)
(-) National Treasury Certificates - CTN	(31,126)	(24,206)
(-) Foreign exchange and interest rate swaps and other derivatives (Note 28.b)	(94,207)	(3,601,208)
	13,827,379	14,171,275
Own capital
Equity
Attributable to Raízen’s shareholders	21,648,413	12,129,956
Interest of non-controlling shareholders	610,495	368,436
	22,258,908	12,498,392
Total own capital and third-party capital	36,086,287	26,669,667
Leverage ratio	38.32%	53.14%

111

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

29.Retirement supplementation plan and other employee benefits

(a)          Pension fund

Defined contribution

Raízen sponsors the Retirement Plan Raiz, administered by Raizprev – Entidade de Previdência Privada, a closed nonprofit supplementary pension plan entity.

The Entity has administrative, equity and financial autonomy, and its objective is to administer and provide private pension plans, as defined in the Benefit Plan Regulations.

Raízen has legal and contractual obligations that could give rise to the need to make additional extraordinary contributions in case of shortfall. In the year ended March 31, 2022, the contribution recognized as an expense totaled R$ 21,314 (R$ 21,439 in 2021 and R$ 21,405 in 2020).

Subsidiary Biosev offers its employees a defined contribution Private Pension Plan. The pension plan is optionally accessible to all employees and managing officers.

The subsidiary Biosev’s expense with the private pension plan totaled R$742 in the period from August 10, 2021 to March 31, 2022. Due to the plan’s characteristics and design, Biosev does not have any future obligation arising from post-employment or actuarial benefits.

Pension and health plan of Raízen Argentina

Raízen Argentina granted pension plans to non-union employees with defined and non-financed benefit. These plans are effective but closed to new participants since the end of 2014. The healthcare coverage of retired employees is an inherited and frozen benefit, whose cost is equally apportioned between the Company and the former employees.

(b)Profit sharing

Raízen recognizes a liability and an expense for profit sharing based on a methodology that considers previously defined goals for employees. Raízen recognizes a provision when it is contractually bound or when there is a past practice that has created a constructive obligation.

112

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

30.Insurance

Raízen has an insurance and risk management program that provides coverage and protection compatible with its assets and operation.

The insurance coverage taken out is based on a careful study of risks and losses carried out by local insurance advisors, and the types of insurance taken out are considered sufficient by management to cover claims, if any, considering the nature of the activities of Raízen, which are described below:

Insurance type	Coverage	Insured amount
Operational risks	Fire, lightning, explosion, among others	1,652,599
General civil liability (1)	Third-party claims	395,200
Equipment and leasehold improvements	Machinery and equipment	296,937
		2,344,736

(1)      Includes the amounts of US$ 10,000 thousand, US$ 1,000 thousand and CHF 15,000 thousand, equivalent to R$ 47,738, R$4,738 and R$ 77,154, referring to the coverage taken out exclusively for Raízen Argentina, Barcos & Rodados and Raízen Trading, respectively.

31.Business combinations

(1)Transactions carried out in the year ended March 31, 2022

(i) Biosev

On August 10, 2021, after completion of the conditions precedent, the acquisition of all shares issued by Biosev by Raízen was carried out, and Raízen paid in cash the amount provided for in the acquisition agreement entered into on February 8, 2021, of R$ 4,581,899, which provided post-closing adjustments set out in the acquisition contract. The agreement provided for certain possible post-closing price adjustments, according to usual mechanisms in transactions of this nature, which are currently under discussion between Raízen and the sellers.

Also as part of said transaction, Hédera exercised the subscription warrant, with a contribution to Raizen of all Biosev shares held by it in the amount of R$ 2,423,944, issued at the time of Raízen’s general meeting held on June 1, 2021, becoming the holder of 330,602,900 preferred shares issued by Raízen, representing 3.2% of its capital, which was adjusted to market value for the amount of R$ 76,663, totaling R$ 2,347,281, equivalent to the unit value of R$ 7.10 per share on the acquisition date.

Biosev's main activities are the production, processing and sale of rural and agricultural products, mainly sugarcane and its derivatives, generation and sale of energy and derivatives from energy cogeneration.

This business combination is in line with Raízen’s strategy of leading the transition of the energy matrix with its own technology, by expanding the milling capacity and increasing the share of renewable products in its portfolio.

Raízen identified the assets acquired and liabilities assumed, as well as the classification of such assets, based on the economic, political and operating conditions of Biosev, existing on the date of acquisition.

113

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The preliminary fair value of assets acquired and liabilities assumed on the acquisition date of Biosev is presented below. These effects are preliminary since at the date of this disclosure the purchase price allocation procedures are still in progress.

The difference between the amount paid and the net assets at fair value resulted in the recognition of a preliminary goodwill due to expected future profitability. The allocation of goodwill will be completed after completion of the purchase price allocation procedures and final issuance of the valuation report to be issued by an independent specialized company.

Accounts	Amount
Cash and cash equivalents	287,400
Restricted cash	16,040
Derivative financial instruments – assets	280,873
Trade accounts receivable (iv)	355,026
Inventories	1,379,221
Advances to suppliers	3,015,331
Biological assets (Nota 8) (i)	844,329
Recoverable income tax and social contribution	54,379
Recoverable taxes	192,535
Deferred income and social contribution tax assets, net (Note 19) (ii)	1,186,205
Judicial deposits	176,632
Investments (Note 12) (i)	9,324
Property, plant and equipment (Note 13)	3,177,226
Intangible assets (Note 14)	8,844
Right of use (Note 16.a)	2,936,175
Suppliers (iv)	(1,372,940)
Lease liabilities (Note 16.b)	(3,133,772)
Derivative financial instruments - liabilities (i)	(291,211)
Payroll and related charges payable	(111,726)
Related parties - liabilities, net	(479,676)
Advances from clients	(2,166,964)
Income tax and social contribution payable	(28,325)
Taxes payable	(96,174)
Provision for legal disputes (Note 19)	(363,425)
Other, net	296,366
Consolidated net assets of Biosev	6,171,693
Consideration paid in cash	4,581,899
Subscription warrants at fair value	2,347,281
Total consideration	6,929,180
Preliminary goodwill generated in business combination	757,487

The valuation techniques used to measure the preliminary fair value of the assets acquired were as follows:

114

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Assets acquired	Valuation technique
Property, plant and equipment (*)

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. In the preliminary allocation, the fair value of property, plant and equipment items on the acquisition date amounted to R$ 3,022,727, which represented surplus value of R$ 154,499 to be depreciated based on the assets’ useful lives of approximately 4 years.

(*) In the final allocation, on the referred to surplus values, deferred tax liabilities were recorded in the amount of R$ 52,530.

(i)In addition to the surplus value of property, plant and equipment, certain assets and liabilities identified on the acquisition date, presented above, include the effects of convergence of Raízen’s accounting practices and corrections of errors in the opening statement of financial position identified within the measurement period;

(ii)Refers to the effects of deferred tax assets on the adjustments related to the convergence of the accounting practices and recording of present obligations, in the amount of R$ 521,034, as well as the recognition of deferred income tax and social contribution credits on tax losses of the acquiree not recorded in prior periods, amounting to R$ 1,131,029. Raízen, based on the expected taxable profits of the acquiree, recognized such tax credits on the acquisition date, as an identifiable asset in the business combination;

(iii)On the acquisition date, Raízen identified and recorded present obligations resulting from past events to the acquisition date, which were not recognized in the acquiree’s opening statement of financial position, mainly related to: (a) tax, civil and labor claims that previously referred to contingent liabilities or were assessed as probable loss and not recognized until the closing date of the transaction, in the fair value of R$ 65,953; and (b) royalties and other accounts payable in the fair value of R$ 28,008 referring to periods prior to the closing date of the transaction and not provisioned in the opening statement of financial position of the acquiree; and,

(iv)Biosev’s trade accounts receivable balance, on the acquisition date, is composed of gross contractual amounts due of R$ 355,968, of which R$ 942 are estimated to be non-recoverable on the acquisition date. Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

Biosev’ net operating revenue and net income for the year ended March 31, 2022, considered from the acquisition date, amounted to R$ 7,151,039 and R$ 952,699, respectively. The disclosure of results for the year ended March 31, 2022, as if the acquisition date were the beginning of the current fiscal year, is impracticable, given the limitation of segregation of the business acquired before the mentioned carve-out process that resulted in the determination of Biosev’s net assets.

(ii)B&R

On November 1, 2021, Raízen completed the acquisition of 50% of B&R, a company headquartered in Paraguay, for the net present value of R$ 599,097, equivalent to US$ 105,922 thousand, of which R$ 180,656 (US$ 31,941 thousand) were paid on the closing date of the transaction and R$ 418,441 (US$ 73,981 thousand) will be paid in 5 (five) annual installments, with final maturity in 2026, as provided for in the acquisition agreement entered into on August 10, 2021.

115

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Pursuant to the shareholders' agreement, signed on the acquisition date, Raízen will have the right to appoint the executive board and the majority of the members of the company’s board of directors, and will also be entitled to a preferential dividend, depending on the financial performance of the business. For these reasons, from the acquisition date Raízen controls the acquiree and consolidates the financial statements of B&R.

Also on this date, Raízen signed a contract regulating the right to use the Shell brand for B&R and a Shareholders’ Agreement that regulates the relationship of the parties as shareholders of B&R.

B&R is the leader in the fuel distribution market in Paraguay, with a network of 340 fuel resale stations. With the acquisition and sublicensing of the right to use the Shell brand to B&R, these stations will progressively operate under the Shell’s brand.

This business combination is in line with Raízen’s strategy of complementing the operations platform of the Marketing and Services segment in South America.

The preliminary fair value of assets acquired and liabilities assumed on the acquisition date of B&R is presented below. These effects are preliminary, since on the date of this disclosure, the procedures for the allocation of the purchase price are still in progress, substantially related to the inspection of the fixed assets acquired, among other analyses.

The difference between the consideration paid and the net assets at fair value resulted in the recognition of a preliminary goodwill due to expected future profitability. The allocation of goodwill will be completed after completion of the purchase price allocation procedures.

Accounts	Balance
Cash and cash equivalents	80,198
Trade accounts receivable (i)	163,564
Inventories	110,407
Advances to suppliers	8,166
Recoverable income tax and social contribution	15,708
Recoverable taxes	3,457
Assets from contracts with clients (Note 11)	285,291
Property, plant and equipment (Note 13)	25,409
Intangible assets (Note 14)	60,746
Suppliers	(225,704)
Deferred income tax and social contribution liabilities, net (Note 19.d)	(72,445)
Payroll and related charges payable	(2,165)
Other, net	(10,213)
Net assets of B&R	442,419
Equity interest of Raízen	50%
Share of equity	221,210
Consideration paid in cash	180,656
Consideration payable	509,040
Present value adjustment of considerations payable	(92,321)
Total consideration	597,375

Preliminary goodwill generated in business combination	376,165

116

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The valuation techniques used to measure the preliminary fair value of the significant net assets acquired were as follows:

Assets acquired	Valuation technique
Property, plant and equipment (**)

Market comparison technique: the valuation model considers the market prices quoted for similar items, when available. In the preliminary allocation, the fair value of the land on the acquisition date totaled R$ 8,308, which represented a surplus value of R$ 6,703.

Assets from contracts with clients (*) / (**)

Exclusivity rights/Primas: Multi-Period Excess Earnings Method (“MPEEM”) technique. This model estimates fair value based on discounting the business unit's future cash flow discounts. Cash flows considered revenues from the activities of Primas and their corresponding expenses in the period of 7 years. In the preliminary allocation, the fair value of Primas totaled R$ 285,291, resulting in a surplus value of R$ 225,439, to be amortized on a straight-line basis over the referred term.

Intangible assets (*)/(**)

B&R trademark: Royalty Relief method. For the trademark valuation, the income approach was used by the aforementioned method, due to the possibility of attributing the cash flow generated directly to the identified asset, using as assumptions the average percentages of royalties paid by company of the same sector of 0.5%, deducted by an income tax rate of 23.5%. In the preliminary allocation, the fair value of the brand was R$ 60,746, fully recognized as surplus value to be amortized on a straight-line basis over a period of 6 years.

Suppliers (*)/(**)

Diesel supply agreements: Income approach – With or Without method. Valuation of onerous diesel supply agreements, with prices higher than those practiced by the market. The useful life considered in the valuation is one year, considering the period estimated by Management for regularization. In the preliminary allocation, the fair value of this liability totaled R$ 65,764, fully recognized as a negative surplus value.

(*)         Assets and liabilities identified by the appraisers when applying the acquisition method.

(**)In the preliminary allocation, on the mentioned surplus value and negative surplus value, deferred tax liabilities were recorded in the amount of R$ 77,222.

(i)B&R’s trade accounts receivable balance, on the acquisition date, is composed of gross contractual amounts due of R$ 173,368, of which R$ 9,804 are estimated to be non-recoverable on the acquisition date. Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

The final purchase price allocation of B&R depends on assessments and other studies not yet completed and on the final issue of the appraisal report to be issued by an independent specialized company.

The expected goodwill preliminarily estimated (after completion of the final purchase price allocation) is attributable to supply synergies and the profitability of the acquired business. Goodwill recognized is not expected to be deductible for income tax.

Additionally, the Company recognized the interest of non-controlling shareholders through the proportional interest (50.0%) in the net assets acquired, including the preliminary allocation of goodwill. The fair value attributed to non-controlling shareholders is R$ 221,210.

B&R’s net operating revenue and net income for the year ended March 31, 2022, considered since the acquisition date, were R$ 966,385 and R$ 48,567, respectively. Had the consolidation of subsidiary B&R taken place since April 1st, 2021, Raízen’s combined consolidated statement of income for the year ended March 31, 2022 would present a combined consolidated net revenue of R$ 195,973,533 and combined consolidated net income of R$ 3,238,807.

117

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(iii)Acquisition and formation of the Gera Group

On January 5, 2022, Raízen through its indirect subsidiary Biobarra Energia Ltda. concluded the acquisition and formation of the Gera Group. The transaction amount was R$ 257,695, of which R$ 190,143 was paid on the transaction closing date, R$ 36,428 paid during the year after acquisition and R$ 31,124 will be settled according to the conditions specified in the contract. The agreement provided for certain possible post-closing price adjustments, according to usual mechanisms in transactions of this nature, which are currently open for future discussion between Raízen and the sellers.

This acquisition supplements Raízen’s product and service platform in the renewables segment, reinforcing its leading position in the process for transition and decarbonization of the global energy matrix, by increasing the offer of cleaner, renewable and sustainable energy.

Raízen aims to expand its portfolio through this investment, with a share in the local distributed generation market, and accelerate the growth of the renewable energy segment, aggregating new solutions, like Hydroelectric Power Generation Stations and biogas from urban waste.

The preliminary fair value of assets acquired and liabilities assumed on the acquisition date is presented below. These effects are preliminary, since on the date of this disclosure, the procedures for the allocation of the purchase price are still in progress, substantially related to the inspection of the fixed assets acquired, among other analyses.

The difference between the amount paid and the net assets at fair value resulted in the recognition of a preliminary goodwill due to expected future profitability. The allocation of goodwill will be completed after completion of the purchase price allocation procedures.

Accounts	Balance
Cash and cash equivalents	53,493
Trade accounts receivable	8,168
Related parties – assets	3,060
Recoverable income tax and social contribution	438
Recoverable taxes	319
Right of use (Note 16.a)	4,513
Investments	19,185
Property, plant and equipment (Note 13)	72,604
Intangible assets (Note 14)	1,470
Suppliers	(6,498)
Related parties - liabilities	(1,865)
Lease liabilities (Note 16.b)	(6,894)
Income tax and social contribution payable	(272)
Payroll and related charges payable	(43)
Taxes payable	(932)
Deferred income tax and social contribution liabilities, net (Note 19.d)	(392)
Other, net	(391)
Consolidated net assets of the Gera Group at fair value	145,963
(-) Interest of non-controlling shareholders	(51,772)
Consideration paid in cash	226,571
Consideration payable	31,124
Total consideration	257,695
Preliminary goodwill generated in business combination	163,504

118

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

The indirect subsidiary Gera Next Participações S.A., together with the other investments acquired, reported net operating revenue and consolidated net income, from the acquisition date to March 31, 2022, of R$ 2,794 and R$ 1,367, respectively. Had the consolidation of the indirect subsidiary taken place since April 1, 2021, we would not have a material change in the combined consolidated net operating revenue and net income for the year ended March 31, 2022, since they do not present material revenues and income.

(2)Transactions occurred in the years ended March 31, 2021 and 2020

(i) RZ Agrícola Caarapó Ltda.

On October 25, 2019, RESA entered into a Share Purchase and Sale Agreement with Nova América Agrícola Ltda., which provides for the terms and conditions for the acquisition of shares of RZ Agrícola Caarapó Ltda.  (“RZ Agrícola Caarapó”) held by Nova América Agrícola Ltda. (100% of the capital) for R$ 162,434.

The preliminary fair value of assets acquired and liabilities assumed on the acquisition date of RZ Agrícola Caarapó is presented below. The difference between the amount paid and the net assets at fair value resulted in the recognition of a bargain purchase gain, recognized in the statement of income for the year ended March 31, 2020, under Other operating revenue, net.

Accounts	Balance
Cash and cash equivalents	167
Trade accounts receivable	1,311
Inventories	15,079
Biological assets	46,595
Other receivables	12,613
Judicial deposits	1,696
Deferred income tax and social contribution	7,293
Property, plant and equipment	314,004
Suppliers	(10,057)
Payroll and related charges payable	(3,426)
Taxes payable	(1,295)
Other liabilities	(13,463)
Provision for legal disputes	(6,498)
Consolidated net assets of RZ Agrícola Caarapó	364,019
Consideration paid	162,434
Preliminary bargain purchase gain (Note 26)	(201,585)

During the year ended March 31, 2021, RESA concluded the price allocation of the assets acquired and liabilities assumed by RESA in the process of said acquisition, whose main differences between the preliminary and final bargain purchase gain are presented below:

119

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Changes	Total
Preliminary bargain purchase gain (Note 26)	(201,585)
Final adjustments resulting from the reduction of the acquiree’s consolidated net assets:
Advances to suppliers	7,092
Property, plant and equipment (Note 13)	4,355
Reduction of bargain purchase gain (Note 26)	11,447

Final bargain purchase gain	190,138

The valuation techniques used to measure the fair value of the significant assets acquired were as follows:

Assets acquired	Valuation technique
Property, plant and equipment

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. The fair value of property, plant and equipment items on the acquisition date totaled approximately R$ 314 million, which represented an adjustment of approximately R$ 29 million.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

(ii)Raízen Biomassa S.A. (“Raízen Biomassa”)

On October 1, 2019, RESA and Cosan signed an agreement for the purchase and sale of shares and other covenants under suspensive conditions (“Agreement”) aiming at the acquisition, by RESA, of 81.5% of the shares held by Cosan in Raízen Biomassa S.A., formerly Cosan Biomassa S.A., for the price of R$ 1.00 (one Real), assuming debts. The debts are guaranteed by Cosan that were transferred to Raízen after the completion of the acquisition.

The Agreement for the Purchase and Sale of Shares of Biomassa was signed on October 1,2019 and the transaction was concluded on December 2, 2019, after the full implementation of the suspensive conditions. The fair value was considered based on the balances of Raízen Biomassa on this date.

Raízen Biomassa operates in the production and sale of bagasse pellets and sugarcane straw. Pellet sales represented R$ 9.2 million in the year ended December 31, 2018. Although it is still an embryonic market, RESA is capable of generating outputs.

Through this investment, RESA aims to capture synergies and insert the company into the business of producing and selling biomass pellets and sugarcane straw, consolidating Raízen's position as an integrated player in the renewables segment.

The fair value of assets acquired and liabilities assumed on the acquisition date of Raízen Biomassa is presented below. The difference between the amount paid and the net assets at fair value resulted in the recognition of a bargain purchase gain, recognized in the statement of income for the year ended March 31, 2020, under Other operating revenue, net.

120

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

Accounts	Amount
Cash and cash equivalents	154
Derivative financial instruments	4,729
Inventories	18,421
Recoverable taxes	20,186
Other receivables	1,817
Deferred income tax and social contribution	62,242
Property, plant and equipment	141,267
Intangible assets	264
Right of use	24
Loans and financing	(212,426)
Suppliers	(1,808)
Related parties	(10,784)
Other liabilities	(1,554)
Lease liabilities	(34)
Consolidated net assets of Raízen Biomassa (i)	22,498
Equity interest of Raízen	81.5%
Share of equity	18,336
Consideration paid	-
Bargain purchase gain (Note 26)	(18,336)

(i)         Interest of non-controlling shareholders (18.5%) corresponds to R$ 4,162.

The valuation techniques used to measure the fair value of the significant assets acquired were as follows:

Assets acquired	Valuation technique
Property, plant and equipment

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. The fair value of property, plant and equipment items on the acquisition date totaled approximately R$ 141,267, which represented an adjustment of around R$ 49,318.

Other assets acquired and liabilities assumed were analyzed and the respective accounting balances reflect the respective fair values.

(iii)Raízen Argentina and subsidiaries - Acquisition of downstream (DS) business from Shell Argentina

On October 1, 2018, Raízen completed the acquisition of DS business from Shell in Argentina, through the purchase of 100% of the shares issued by Shell Compañía Argentina de Petróleo S.A. and by Energina Compañía Argentina de Petróleo S.A., which were previously held by Raízen Shell, starting to operate in that country as Raízen Argentina, whose transaction amount was US$ 988,081 thousand, totaling R$ 3,917,438, resulting in a preliminary goodwill due to  expected future profitability in the amount of R$ 202,954, recognized as an asset in that year.

121

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

In the year ended March 31, 2020, Raízen completed the price allocation of the assets acquired and liabilities assumed by Raízen in the acquisition process of Raízen Argentina. Significant differences between the preliminary goodwill and the final goodwill were determined based on new information on facts and circumstances existing on the acquisition date, and are presented in the changes below:

Changes	Amount
Preliminary goodwill	202,954
Property, plant and equipment	186
Intangible assets	(30)
Deferred taxes	(53)
103
Present value adjustment of considerations payable	18,841
Goodwill adjustments	18,944
Final goodwill	221,898

The amount of goodwill due to expected future profitability may be deductible for tax purposes, depending on Raízen’s future evaluations.

The valuation techniques used to measure the fair value of the main assets acquired were as follows:

Assets acquired	Valuation technique
Property, plant and equipment (**)

Market comparison technique and cost technique: the valuation model considers the market prices quoted for similar items, when available, and the depreciated replacement cost, when applicable. The depreciated replacement cost reflects adjustments of physical deterioration, as well as the functional and economic obsolescence. In the final allocation, the fair value of property, plant and equipment items on the acquisition date amounted to R$ 3,616,125, which represented surplus value of R$ 366,461 to be depreciated based on the assets’ useful lives of approximately 13 years.

Intangible assets (a) / (b)

Contractual relationships with clients: Multi-period excess earning method (“MPEEM”) technique, this model estimates fair value based on  business unit's future cash flow discounts. Cash flows considered revenues from projected clients’ portfolio and their related costs and expenses in the 180-month period. In the final allocation, the fair value of contractual relationships totaled R$ 232,558, fully recognized as surplus value to be amortized on a straight-line basis over the referred to period.

Latam-pass contract: Multi-period excess earning method (“MPEEM”) technique, this model estimates fair value based on business unit's future cash flows discounts. Cash flows considered revenues associated to said contract and its related costs and expenses over the contract term of 87 months. In the final allocation, the fair value of this contract totaled R$ 36,010, fully recognized as surplus value to be amortized on a straight-line basis over the referred period..

(*)      Intangible assets identified by appraisers in applying the acquisition method.

(**)    In the final allocation occurred in the year ended March 31, 2020, on the referred surplus values, deferred tax liabilities were recorded in the amount of R$ 216,226.

122

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

32.Cash flow supplementary information

(a)Reconciliation of changes in equity with cash flows from financing activities (FCF)

(Assets) / Liabilities	Financial investments linked to financing	Loans and financing	Lease liabilities	Related parties (1)	Dividends and interest on own capital payable	Total
Balances as of March 31, 2021	(39)	24,420,267	5,075,194	1,108,640	208,178	30,812,240

Transactions with impact on FCF:
Funding, net of expenditures	-	7,257,482	-	-	-	7,257,482
Amortization of principal	-	(6,803,451)	-	-	-	(6,803,451)
Interest amortization	-	(775,042)	-	-	-	(775,042)
Amortization of lease liabilities (Notes 10.a.4 and 16.b)	-	-	(2,512,155)	(240,030)	-	(2,752,185)
Payment of dividends and interest on own capital (Note 21.b)	-	-	-	-	(2,741,001)	(2,741,001)
Redemptions	1,009	-	-	-	-	1,009
Other	-	-	-	(2,402)	-	(2,402)
	1,009	(321,011)	(2,512,155)	(242,432)	(2,741,001)	(5,815,590)
Other movements that do not affect the FCF
Business combinations (Notes 31.1.i and 31.1.iii)	-	-	3,140,666	-	-	3,140,666
Net interest, inflation adjustments, and exchange rate changes	(1,009)	(1,051,841)	722,465	101,473	-	(228,912)
Changes in financial instruments fair value (Notes 17k and 27)	-	(582,191)	-	-	-	(582,191)
Allocation of dividends and interest on own capital (Note 21.b)	-	-	-	(2,220)	2,803,305	2,801,085
Addition, amortization, write-offs and remeasurement	-	-	4,061,659	481,465	-	4,543,124
Effect of foreign currency translation and other	(28)	(221,401)	(63,125)	5,051	(820)	(280,323)
	(1,037)	(1,855,433)	7,861,665	585,769	2,802,485	9,393,449
Balances as of March 31, 2022	(67)	22,243,823	10,424,704	1,451,977	269,662	34,390,099

(1)   Comprised of financial transactions, preferred shares and lease liabilities.

123

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(Assets) / Liabilities	Financial investments linked to financing	Loans and financing	Lease liabilities	Related parties	Dividends and interest on own capital payable	Total
Balances as of March 31, 2020	(50,460)	25,029,911	4,411,784	916,848	95,542	30,403,625

Transactions with impact on FCF:
Funding, net of expenditures	-	3,584,510	-	-	-	3,584,510
Amortizations of principal	-	(5,897,175)	-	-	-	(5,897,175)
Interest amortization	-	(854,601)	-	-	-	(854,601)
Amortization of lease liabilities		-	(1,388,175)	(171,358)		(1,559,533)
Payment of dividends and interest on own capital	-	-	-	-	(47,979)	(47,979)
Redemptions	51,974	-	-	-	-	51,974
Other	-	-	-	4,259	-	4,259
	51,974	(3,167,266)	(1,388,175)	(167,099)	(47,979)	(4,718,545)
Other movements that do not affect the FCF
Net interest, inflation adjustments, and exchange rate changes	(1,823)	2,514,602	372,469	67,706	-	2,952,954
Change in financial instruments fair value	-	(63,163)	-	-	-	(63,163)
Allocation of dividends and interest on own capital	-	-	-	(1,525)	182,690	181,165
Addition, amortization, write-offs and remeasurement		-	1,638,582	296,805		1,935,387
Effect of foreign currency translation and other	270	106,183	40,534	(4,095)	(22,071)	120,821
	(1,553)	2,557,622	2,051,585	358,891	160,619	5,127,164
Balances as of March 31, 2021	(39)	24,420,267	5,075,194	1,108,640	208,182	30,812,244

124

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

(b)Transactions not involving cash

	2022	2021	2020
Investment transactions not involving cash
Additions to intangible assets (Shell brand)	(1,722,993)	-	-
Installments receivable for the sale of shares and the formation of a joint venture	87,024	113,206	123,439
Right of use	(4,580,559)	(2,034,050)	(1,767,862)
Depreciation and amortization of agricultural assets capitalized as property, plant and equipment	(120,817)	(83,412)	(91,962)
Interest capitalized in property, plant and equipment (Notes 13 and 27)	82,113	(54,819)	(38,021)
Depreciation of agricultural assets capitalized as biological assets	(30,527)	(28,791)	(20,870)
Capital contributions to be made in associates (Note 10.a)	(8,165)	-	-
Tax effect over additions and other, net	(10,542)	(23,579)	(3,980)
	(6,304,466)	(2,111,445)	(1,799,256)

33.Subsequent events

(a)          Issuance of Sustainability-Linked Debentures

On April 20, 2022, Raízen concluded its first issuance of Sustainability-Linked Debentures (SLD) linked to the ESG targets. Funding was R$ 1,196,685, with a cost linked to IPCA + 5.9% per year and final maturity in March 2032. The inflow of funds into Raízen's cash occurred on April 13, 2022.

The proceeds from this issuance will be used in investments in line with Raízen’s expansion plan, by offering cleaner, renewable and sustainable energy, reinforcing its leading position in the process of transition and removal of carbon credits from the global energy matrix.

(b)          Conclusion of the acquisition of the lubricant business from SBPL

On May 1, 2022, the acquisition of the entire lubricant business from SBPL, through subsidiary Blueway, for the total price of R$ 726,451, was concluded. The agreement provides for possible price adjustments that will be defined within 90 days from the transaction closing, for later negotiation and final agreement between the parties.

The lubricant business is now part of Raízen's portfolio, which includes the lubricant plant located in Ilha do Governador (Rio de Janeiro), the base oil terminal in Campos Elíseos, Duque de Caxias (Rio de Janeiro), the Shell Marine division of lubricants and the business of supply and distribution of Shell lubricants in Brazil.

The conclusion of this transaction will allow Raízen with the opportunity of increasing its supply of premium products to more than fifty thousand industrial and commercial clients and more than fifty million consumers to which it provides services in its network every year.

(c)          Share buyback program

On August 11, 2022, Raízen's Board of Directors approved a new share buyback program for up to 100,000,000 preferred shares, equivalent to 0.97% of the total shares and 8.29% of the total outstanding shares of Raízen. The deadline for carrying out this operation is 18 months, ending on February 12, 2024.

The purpose of this program is to repurchase shares to meet obligations that may arise from Raízen’s share-based compensation plans and maximize the generation of value for shareholders through efficient capital management. At Management’s discretion, the repurchased shares may be later delivered to the beneficiaries of share-based compensation programs, cancelled, sold or held in treasury.

125

Raízen S.A.

Notes from management to the combined consolidated financial statements as of March 31, 2022

In thousands of Reais - R$, unless otherwise indicated

During the three-month period ended June 30, 2022, Raízen completed the repurchase program for 40,000,000 preferred shares of its issuance, approved by the Board of Directors on January 6, 2022.

(d)         Acquisition of the Biosev

In May 11, 2022, the post-closing price adjustments provided in the contract was closed which did not have significant changes in the preliminary goodwill and purchase price allocation presented in Note 31(i). With the end of the period of measurement, the Company issued the allocation of goodwill and completed the purchase price allocation procedures too. The valuation report was issued by an independent specialized company in August 09, 2022.